As filed with the Securities and Exchange Commission on August 5, 2005
                                                Registration No. 333-[o]
==============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington , DC 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              -----------------

                   BEAR STEARNS ASSET BACKED FUNDING II INC.
                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)

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
                         Delaware                                                                         0-0120396
(State or Other Jurisdiction of Incorporation or Organization)                               (I.R.S. Employer Identification No.)

                                                         383 Madison Avenue
                                                      New York, New York 10179
                                                           (212) 272-3311
        (Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                                            Brant Brooks
                                                        Senior Vice President
                                              Bear Stearns Asset Backed Funding II Inc.
                                                         383 Madison Avenue
                                                      New York, New York 10179
                                                           (212) 272-6601
                (Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent for Service)

                                                             Copies to:
                                                       Renwick D. Martin, Esq.
                                                   Sidley Austin Brown & Wood LLP
                                                         787 Seventh Avenue
                                                      New York, New York 10019
                                                           (212) 839-5300


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |_________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

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
                                                        CALCULATION OF REGISTRATION FEE
=========================== ==================== ============================= ============================= =======================
Title Of Each Class Of
Securities To Be            Amount To Be         Proposed Maximum Offering     Proposed Maximum Aggregate    Amount of
Registered                  Registered(1)        Price Per Unit (2)            Offering Price(2)             Registration Fee
--------------------------- -------------------- ----------------------------- ----------------------------- -----------------------
Asset Backed Securities       $1,000,000                100%                          $1,000,000                $117.70
=========================== ==================== ============================= ============================= =======================

(1) This Registration Statement relates to the initial offering from time to time of the Asset Backed Notes and Asset Backed Certificates.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.



The information in this prospectus supplement and the attached prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to completion, dated [_______, 200_].
         Prospectus Supplement to Prospectus Dated _____________, 200_

                           $________________________
                        Whole Auto Loan Trust [______]

                   Bear Stearns Asset Backed Funding II Inc.
                                   Depositor

                                   [      ]
                                   Servicer


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
BEFORE YOU PURCHASE ANY               The trust will issue the following securities(1):
OF THESE SECURITIES, BE
SURE YOU READ THIS                                                             Final      Initial
PROSPECTUS SUPPLEMENT                                                         Scheduled    Public                    Proceeds
AND THE ATTACHED                                         Principal  Interest   Payment    Offering   Underwriting       to
PROSPECTUS, ESPECIALLY                                    Amount      Rate       Date     Price(2)     Discount    Depositor(2)(3)
THE RISK FACTORS                                        ----------- -------- ----------- ----------  ------------ ----------------
BEGINNING ON PAGE S-__             Class A-1 Notes       $                        , 20__          %              %
OF THIS PROSPECTUS                 Class A-2 Notes
SUPPLEMENT AND ON PAGE             Class B Notes
__ OF THE PROSPECTUS.              Class C Notes
                                   Class D Certificates
These securities are issued        --------------------
by the trust. The securities       (1) The trust will also issue the Class E Certificates, which are not being offered by this
are not obligations of Bear        prospectus supplement.
Stearns Asset Backed               (2) Plus accrued interest, if any, from _________, 200_.
Funding II Inc., Bear,             (3) Before deducting other expenses estimated at $________.
Stearns & Co. Inc., the
servicer[s], the                   The total initial public offering price is $_____________.
originator[s], the seller or       The total underwriting discount is $_______________.
any of their respective            The total proceeds to the depositor are $________________.
affiliates.                        o    The notes are secured, and the certificates are supported, by the assets of the trust, which consist primarily of motor vehicle installment sales contracts and loans secured
No one may use this                     by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles,
prospectus supplement to                vans, minivans and/or sport utility vehicles].
offer and sell these               o    The trust will pay interest and principal on the securities on the ___ day of each month,
securities unless it is                 or if the ___ is not a business day, the next business day.
accompanied by the                 o    Except for payments on the Class E Certificates to the extent described herein,
prospectus.                             the trust will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           Bear, Stearns & Co. Inc.

           The date of this prospectus supplement is _____________.

                               TABLE OF CONTENTS

READING THESE DOCUMENTS...........................S-1

SUMMARY OF TERMS OF THE SECURITIES................S-2

RISK FACTORS......................................S-9

THE TRUST........................................S-14

   Limited Purpose and Limited Assets............S-14
   Capitalization of the Trust...................S-15
   The Owner Trustee.............................S-15

THE RECEIVABLES POOL.............................S-15

   Criteria Applicable to Selection of
     Receivables.................................S-16
   Delinquency, Repossession and Net Loss
     Information.................................S-20

THE ORIGINATOR[S]................................S-21

THE SELLER.......................................S-21

THE SERVICER.....................................S-21

THE RECEIVABLES SERVICERS........................S-21

[THE DATA ADMINISTRATOR].........................S-21

HOW YOU CAN COMPUTE YOUR
  PORTION OF THE AMOUNT
  OUTSTANDING ON THE
  SECURITIES.....................................S-21

   Notes.........................................S-21
   Certificates..................................S-22
   The Factors Described Above Will Decline
     as the Trust Makes Payments on the
     Securities..................................S-22

MATURITY AND PREPAYMENT
  CONSIDERATIONS.................................S-22

   Illustration of the Effect of Prepayments
     on the Weighted Average Life of the
     Securities..................................S-24

DESCRIPTION OF THE NOTES.........................S-28

   Payments of Interest..........................S-28
   Payments of Principal.........................S-29
   Optional Prepayment...........................S-29
   [Auction Sale of Receivables..................S-30
   Certain Provisions of the Indenture...........S-30
   The Indenture Trustee.........................S-33

DESCRIPTION OF THE CLASS D CERTIFICATES..........S-34

   Subordination of Certificates.................S-35
   Optional Prepayment...........................S-35
   [Auction Sale of Receivables..................S-35

APPLICATION OF AVAILABLE COLLECTIONS.............S-36

   Sources of Funds for Distributions............S-36
   Priority of Payments..........................S-36
   Overcollateralization.........................S-37

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT..S-38

   Sale and Assignment of the Receivables........S-38
   Accounts......................................S-38
   Servicing Compensation and Expenses...........S-38
   [Servicing Procedures.........................S-39
   Rights Upon Event of Servicing Termination....S-39
   Waiver of Past Events of Servicing
     Termination.................................S-39
   Deposits to the Collection Account............S-39
   [Reserve Account..............................S-40

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........S-41

CERTAIN STATE TAX CONSEQUENCES...................S-41

EMPLOYEE BENEFIT PLAN CONSIDERATIONS.............S-41

   The Notes.....................................S-41
   The Class D Certificates......................S-43

UNDERWRITING.....................................S-44

LEGAL OPINIONS...................................S-46

GLOSSARY OF TERMS................................S-46

                            READING THESE DOCUMENTS

     We provide information on the securities in two documents that offer varying levels of detail:

     1. Prospectus - provides general information, some of which may not apply to the securities.

     2. Prospectus Supplement - provides a summary of the specific terms of the securities.

     We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [i] in this document and on page [2] in the prospectus to locate the referenced sections.

     The Glossary of Terms on page S-[__] of this prospectus supplement and the Glossary of Terms on page [__] in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

     You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     In this prospectus supplement, the terms "we," "us" and "our" refer to Bear Stearns Asset Backed Funding II Inc.

                      SUMMARY OF TERMS OF THE SECURITIES

     The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Issuer

_______________ Trust ____, a [common law] [statutory] trust, will use the proceeds from the issuance and sale of the securities to purchase from the depositor a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles], which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Depositor

Bear Stearns Asset Backed Funding II Inc.

Offered Securities

The following securities are being offered by this prospectus supplement:

     $____________ Class A-1 Asset Backed Notes.

     $____________ Class A-2 ____% Asset Backed Notes.

     $____________ Class B ____% Asset Backed Notes.

     $____________ Class C ____% Asset Backed Notes.

     $___________ Class D Asset Backed Certificates.

The Class A-1 and Class A-2 Notes are collectively referred to as the Class A Notes. The Class A Notes, Class B Notes and Class C Notes are collectively referred to as the "offered notes". The Class D Certificates are referred to as the "offered certificates". The offered notes and the offered certificates are collectively referred to as the "Securities".

The trust will also issue $[ ] Class E Asset Backed Certificates, which are not being offered by this prospectus supplement or the prospectus.

Closing Date

The trust expects to issue the securities on __________________.

Cut-off Date

__________________. The statistical information regarding the receivables contained in this prospectus supplement was calculated as of the [applicable] cut-off date for each receivable.

Seller

[        ] [The seller is an affiliate of the depositor].

Originator[s] or Acquirer[s]

__________________.

Servicer[s]

[            ] [Because there is more than one servicer, each servicer will be responsible only
for the servicing duties described in this prospectus supplement as being undertaken by it.]

[Bear Stearns Asset Receivables Corp. The servicer is an affiliate of the depositor and Bear, Stearns & Co. Inc., an underwriter. The servicer was formed in November 2002 and has limited operating history and no experience in servicing motor vehicle retail installment sale contracts or loans. The servicer will subcontract with the receivables servicers listed below to perform the servicer's obligations to use its reasonable efforts to collect amounts due on the receivables. [The servicer will initially subcontract with [ ] to perform the servicer's data administration obligations.] [The Bear Stearns Companies Inc., the parent of the servicer, will guarantee the obligations of the servicer under the sale and servicing agreement.]]

The aggregate servicing fee paid each month will equal ____ of ____% of the aggregate principal balance of the receivables at the beginning of the previous calendar month, payable as follows:

     o A servicing fee equal to ____ of ____% of the aggregate principal balance of the respective receivables serviced by a receivables servicer will be payable to it out of collections made by it.

     o The servicer will be entitled to the remaining portion of the aggregate servicing fee equal to ____ of ____% of the aggregate principal balance of all of the receivables for its data administration and reporting duties.

In addition to the servicing fee, the receivables servicers will be entitled to any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law.

[Receivables Servicers

     o  [         ]

     o  [         ]

Each receivables servicer will be contractually liable solely to the servicer to perform the receivables servicer's servicing obligations in respect of the receivables originated or acquired by it or its subsidiaries. A receivables servicer will not have any liability to the trust.]

Owner Trustee

__________________.

Indenture Trustee

__________________.

Administrator

__________________.

[Data Administrator

The servicer will initially subcontract with another party to perform the servicer's data administration obligations. The data administrator will be contractually liable solely to the servicer to perform its data administration duties and will not have any liability to the trust. Initially, ______________ will be the data administrator.]

Payment Dates

On the ___day of each month (or if the ___ day is not a Business Day, the next Business Day), the trust will pay interest and principal on the securities.

First Payment Date

The first payment date will be _________________.

Record Dates

On each payment date, the trust will pay interest and principal, if any, to the holders of the securities as of the related record date. The record dates for the securities will be the day immediately preceding the payment date. If definitive securities are issued for the securities, the record date will be the last day of the month immediately preceding the payment date.

Interest Rates

[The trust will pay interest on the Class [ ] Notes at the respective fixed per annum rates specified on the cover of this prospectus supplement.] [The trust will pay interest on the Class [ ] Notes [and the Class D Certificates] at the floating rate[s] specified on the cover of this prospectus supplement.] [For each interest accrual period with respect to the Class [ ] Notes, the trust will pay interest on the Class [ ] Notes at a per annum rate equal to [index] plus ___%.]

Interest Accrual

[Class [ ] Notes and Class D Certificates

"Actual/360", accrued from the prior payment date (or the closing date, in the case of the first payment date) to and excluding the current payment date.]

[Class [ ] Notes

"30/360", accrued from and including the ___day of the previous month (or the closing date, in the case of the first payment date) to and excluding the ___ day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1.   the outstanding principal balance;

2.   the interest rate; and

3. [(i)in the case of the Class [ ] Notes [and Class D Certificates], the actual number of days in the accrual period divided by 360; and

     (ii)] in the case of [the Class [ ] Notes], 30 divided by 360 (in the case of the first payment date, _____ divided by 360).

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the Notes--Payments of Interest" and "Description of the Class D
Certificates--Distributions on Class D Certificates."

Priority of Payments

From collections on the receivables [(net of the portions of the servicing fee and other amounts payable to the receivables servicer[s])] received during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority:

     (1) [Servicing Fee -- the servicing fee and any other amounts payable to [the] [each] servicer (to the extent not retained from collections);

     (2) Other Trust Fees -- the fees and any other amounts payable to the indenture trustee, the owner trustee and the administrator;

     (3) Note Interest -- interest due on all the notes ratably to the holders of each class of notes;

     (4) Certificate Interest -- interest due on the Class D Certificates; however, if payment of the notes is accelerated after an event of default, this distribution will not be made until the notes have been paid in full;

     (5) Reserve Account -- the amount, if any, necessary to replenish the reserve account up to its [required] [initial] amount;

     (6) Principal of the Class A-1 Notes -- up to the outstanding principal amount of the Class A-1 Notes to the Class A-1 Noteholders;

     (7) Overcollateralization Distribution Amount -- the overcollateralization distribution amount to the holders of the Class E Certificates (which are not offered by this prospectus supplement);

     (8) Principal of the Class A-2 Notes -- up to the outstanding principal amount of the Class A-2 Notes to the Class A-2 Noteholders;

     (9) Principal of the Class B Notes --up to the outstanding principal amount of the Class B Notes to the Class B Noteholders;

     (10) Principal of the Class C Notes -- up to the outstanding principal amount of the Class C Notes to the Class C Noteholders;

     (11) Principal of the Class D Certificates -- up to the outstanding principal balance of the Class D Certificates to the Class D Certificateholder; and

     (12) Residual -- any remaining funds to the Class E Certificateholders.]

[or provide for any other priority of payments]

For a more detailed description of the priority of payments and the allocation of funds on each payment date, you should refer to "Application of Available Collections" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the securities will be as follows:

Subordination of Certificates
-----------------------------

Payments of interest on the Class D Certificates will be subordinated to payments of interest on the notes and no payments of principal will be made on the Class D Certificates until the notes are paid in full. No payments will be made on the Class E Certificates unless, after giving effect to those payments, the trust maintains the required overcollateralization represented by the certificates. The initial aggregate principal balance of the certificates is $[ ].

[Reserve Account
----------------

On the closing date, the trust will deposit $___________ to the reserve account.

On each payment date, if collections on the receivables are insufficient to pay the servicing fee and interest on the notes, the indenture trustee will withdraw funds from the reserve account to pay such deficiency.

On the final scheduled payment date of each class of notes, the indenture trustee will apply any funds in the reserve account to pay the outstanding principal amount, if any, of that class of notes that is not paid by other funds available.

Generally, the balance required to be on deposit in the reserve account will be [describe reserve account formula].

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first three items listed in "Priority of Payments" above are satisfied.

[On each payment date, the trust will distribute to [the Class E
Certificateholders] funds on deposit
in the reserve account in excess of the required balance to the reserve account.]

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Sale and Servicing Agreement--Reserve Account" in this prospectus supplement.]

Optional Prepayment

[                ] has the option to purchase the outstanding receivables on any payment date on which the aggregate principal balance of the receivables as of the end of the related collection period has declined to ___% or less of the cut-off date principal balance. The purchase price will equal [the outstanding principal balance of the receivables plus interest accrued thereon at the weighted average interest rate borne by the securities] [or state other formula for that purchase price]. Also, [________] may exercise its purchase option only if the purchase price is sufficient to pay the full amount of unpaid principal and accrued and unpaid interest (including interest on any past due interest, to the extent lawful) in respect of all the notes. Upon such purchase, your notes will be prepaid in full.

[Auction Sale of Receivables

If [            ] does not exercise the option to purchase the receivables described in the preceding paragraph, the indenture trustee will conduct an auction sale of the receivables. The depositor, the servicer[s] and any of their respective affiliates may bid to purchase the receivables. The indenture trustee will not accept a bid unless it meets the minimum purchase price described in the preceding paragraph.]

Final Scheduled Payment Dates

The trust is required to pay the entire principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

Property of the Trust

The property of the trust will include the following:

     o the receivables and the collections on the receivables on or after the [applicable] cut-off date (other than the portion of any payment related to the interest accrued on each receivable up to its last scheduled payment date prior to [ ]);

     o    security interests in the vehicles financed by the receivables;

     o    certain bank accounts; and

     o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

Composition of the Receivables

The composition of the receivables as of the applicable cut-off date is as follows:

o  Aggregate Principal
   Balance....................    $
o  Number of
   Receivables................
o  Average Principal
   Balance....................    $
       (Range)................    $      to $
o  Average Original
   Amount Financed............    $
       (Range)................    $      to $

o  Weighted Average Contract Rate     %
       (Range)................        % to
                                      %
o  Weighted Average Adjusted
   Contract                           %

   Rate.......................

o Weighted Average
   Original Term..............       months
       (Range)................       months to
                                     months
o  Weighted Average
   Remaining Term.............       months
       (Range)................       months to
                                     months
o  Percentage of Aggregate
   Principal Balance of
   Receivables for New/Used
       Vehicles............... % / %

Ratings

It is a condition to the issuance of the securities that:

     o [the Class A-1 Notes be rated in the highest short-term rating category by at least [two] nationally recognized rating agencies;]

     o [the Class A-2 Notes be rated in the highest long-term rating category by at least [two] nationally recognized rating agencies;]

     o [the Class B Notes be rated at least [ ] by at least [two] nationally recognized rating agencies;

     o [the Class C Notes be rated at least [ ] by at least [two] nationally recognized rating agencies; and

     o the Class D Certificates be rated at least [ ] by at least [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as the rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion, as to any class of the securities.

[Money Market Eligibility

The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund's investment policies and objectives.]

Minimum Denominations

Notes                 $1,000 and integral multiples thereof

Certificates          $1,000 and integral multiples thereof

Registration, Clearance and Settlement

Notes                 Book-entry through DTC/Clearstream/Euroclear

Certificates          Book-entry through DTC

Tax Status

Opinions of Counsel
-------------------

Sidley Austin Brown & Wood llp will deliver its opinion that for federal income tax purposes:

     o    the notes will be characterized as debt; and

     o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations
------------------------

Notes. The trust agrees, and you agree by your purchase, to treat the notes as indebtedness for federal income tax purposes.

Certificates. The trust agrees, and you agree by your purchase, to treat the trust as a [grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets] or [partnership in which the certificateholders are partners] for federal income tax purposes.

Employee Benefit Plan Considerations

The notes will generally be eligible for purchase by employee benefit plans, subject to the considerations discussed under "Employee Benefit Plan Considerations" in this prospectus supplement and the prospectus. The certificates may not be acquired by an employee benefit plan or an individual retirement account, or by a person investing on behalf of or with plan assets of such a plan or account. However, an insurance company using its general account may acquire the certificates subject to the considerations discussed under "Employee Benefit Plan Considerations" in this prospectus supplement and in the prospectus.

Investor Information -- Mailing Address and Telephone Number

The mailing address of the principal executive offices of Bear Stearns Asset Backed Funding II Inc. is 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-3311.

                                 RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of these securities as well as the risk factors set forth in the prospectus.

The Class D Certificates Are Subject
to Greater Credit Risk Because the
Class D Certificates Are Subordinate
to the Notes                             The Class D Certificates bear greater credit risk than the notes because payments of interest and principal on the
                                         Class D Certificates are subordinated, to the extent
                                         described below, to payments of interest and principal on
                                         the notes.

                                         Interest payments on the Class D Certificates on each
                                         payment date will be subordinated to interest payments on
                                         the notes. If the notes have been accelerated because of a failure to pay an amount due on the notes or certain events of insolvency in respect of the trust, interest payments on the Class D Certificates will not be made until all the
                                         notes have been paid in full.

                                         Principal payments on the certificates will be fully
                                         subordinated to principal payments on the notes since no
                                         principal will be paid on the certificates until the notes have been paid in full.

Class B Notes and Class C Notes Are
Subject to Greater Risk Because They
Are Subordinated                         The Class B Notes bear a greater credit risk than the Class
                                         A Notes because payments of principal of the Class B Notes are subordinated as described herein to payments of
                                         principal of the Class A Notes.

                                         The Class C Notes bear a greater credit risk than the Class
                                         A Notes and the Class B Notes because payments of principal of the Class C Notes are subordinated as described herein
                                         to payments of principal of the Class A Notes and the Class
                                         B Notes.



                                                S-9

                                         Also, if the notes are accelerated after an event of
                                         default under the indenture and the receivables are sold,
                                         the payment priorities change so that the Class B Notes and the Class C Notes will become more subordinated to the
                                         Class A Notes. You may incur losses on your notes because
                                         of the subordination described in this prospectus
                                         supplement.

Prepayments and Losses on Your
Securities May Result From an Event
of Default under the Indenture           An event of default under the indenture may result in

                                         o  losses on your notes or certificates if the receivables are sold and the sale proceeds, together with any other assets of the trust, are insufficient to pay the amounts owed on the notes and the certificates; and

                                         o  your notes or certificates being repaid earlier than scheduled, which may reduce your anticipated yield on your notes or
                                            certificates and require you to reinvest your principal at a lower rate of return.

                                         See "Description of the Notes--Certain Provisions of the
                                         Indenture" and "Application of Available
                                         Collections--Priority of Payments Following Events of
                                         Default Resulting in Acceleration of the Notes" in this
                                         prospectus supplement and "The Indenture" in the
                                         prospectus.

You May Suffer Losses Because You
Have Limited Control Over Actions
of the Trust and Conflicts Between
the Noteholders and the
Certificateholders May Occur             Because the trust has pledged its property to the indenture trustee to secure payment on the notes, the indenture
                                         trustee may, and at the direction of the holders of a
                                         majority of the principal amount of the controlling class
                                         of the notes will, take one or more of the other actions
                                         specified in the indenture relating to the property of the trust, including a sale of the receivables. In exercising
                                         any rights or remedies under the indenture, a majority of
                                         the principal amount of the controlling class of the notes may be expected to act solely in their own interests. Those actions may be adverse to certificateholders.



                                                S-10

                                         Furthermore, the holders of a majority of the principal
                                         amount of the notes, or the indenture trustee acting on
                                         behalf of the holders of a majority of the principal amount the notes, under certain circumstances, have the right to
                                         waive Events of Servicing Termination or to terminate the
                                         servicer as the servicer of the receivables without
                                         consideration of the effect that the waiver or termination would have on the holders of more subordinate classes of
                                         notes and the certificates. The principal amount of the
                                         Class A Notes is expected to constitute a majority of the
                                         principal amount of the notes until the Class A Notes are
                                         paid in full. Consequently, the holders of Class B Notes
                                         will only have limited rights to direct remedies under the indenture and will not have the ability to waive Events of
                                         Servicing Termination or to remove the servicer until the
                                         Class A Notes have been paid in full. Similarly, the
                                         holders of Class C Notes will have only limited rights to
                                         direct remedies under the indenture and will not have the
                                         ability to waive any such events or to remove the servicer until the Class A Notes and the Class B Notes have been
                                         paid in full. The holders of the certificates will not have the ability to waive Events of Servicing Termination or to remove the servicer until the notes have been paid in full.
                                         See "Description of the Notes--Certain Provisions of the
                                         Indenture", "Description of the Sale and Servicing
                                         Agreement--Rights Upon Event of Servicing Termination" and
                                         "--Waiver of Past Events of Servicing Termination" in this prospectus supplement.

Geographic Concentration May Result
in More Risk to You                      The records of the receivables servicer[s] indicate that
                                         the billing addresses of the obligors of the receivables as of the [[applicable] [cut-off date]], were in the following states:



                                                S-11

                                                                                     Percentage of
                                                                                      Aggregate
                                                                                      Principal
                                                                                       Balance
                                                                                   ---------------
                                         [______]...........................               %
                                         [______]...........................               %
                                         [______]...........................               %
                                         [______]...........................               %

                                         No other state, by those billing addresses, constituted
                                         more than 5% of the balance of the receivables as of the
                                         [[applicable] [cut-off date]]. Economic conditions or other factors affecting these states in particular could
                                         adversely affect the delinquency, credit loss or
                                         repossession experience of the trust.

[You May Experience a Greater Risk
of Loss On Your Securities as the
Result of Recent World Events.           The economic impact of the United States' military
                                         operations in Iraq, as well as the possibility of any
                                         terrorist attacks, is uncertain, but could have a material adverse effect on general economic conditions, consumer
                                         confidence and general market liquidity. No assurance can
                                         be given as to the effect of these events on consumer
                                         confidence and the performance of motor vehicle
                                         receivables. You should consider the possible effects on
                                         the delinquency, default and prepayment experience of the
                                         receivables. In particular, under the Servicemembers Civil
                                         Relief Act, or the Relief Act, members of the military on
                                         active duty, including reservists, who have entered into a motor vehicle installment sale contract or loan before
                                         entering into military service or, in the case of
                                         reservists, before being placed on active duty, may be
                                         entitled to reductions in interest rates to an annual rate of 6% and a stay of foreclosure and similar actions.
                                         Because the Relief Act covers obligors who enter military
                                         service (including reservists who are called to active
                                         duty) after origination of the motor vehicle loan, no
                                         information can be provided as to the number of receivables that may be affected. Also, under California law under some circumstances California residents called into active duty with the National Guard or the reserves may apply to a
                                         court to delay payments on retail installment contracts,
                                         including the receivables. If an obligor's obligation to




                                                S-12

                                         repay a receivable is reduced, adjusted or extended, the
                                         servicer will not be required to cover such amounts. Any
                                         resulting shortfalls in interest or principal payments on
                                         the receivables will reduce the amount available to make
                                         payments on your securities.]

The Servicer Is Dependent on the
Receivables Servicers for the
Performance of Its Obligations
Under the Sale and Servicing
Agreement.                               The servicer was formed in November 2002 and has no
                                         experience in servicing motor vehicle retail installment
                                         sale contracts and loans. The servicer will subcontract
                                         with each receivables servicer to perform the servicer's
                                         obligations in respect of making collections on the
                                         receivables originated or acquired by that receivables
                                         servicer or its subsidiaries. The trust will only have
                                         rights against the servicer and will not have any
                                         contractual relationship with or rights against any
                                         receivables servicer or the data administrator. The
                                         servicer has only minimal operating capital and is not
                                         expected to become an operating company. [The Bear Stearns
                                         Companies Inc. will guarantee the obligations of Bear
                                         Stearns Asset Receivables Corp. as servicer under the sale and servicing agreement.]

                                         If the servicer were to terminate a subcontract with a
                                         receivables servicer, it would have to engage a new
                                         subservicer to service the related receivables. Any such
                                         transfer of subservicing responsibilities could encounter
                                         operational difficulties that could result in increased
                                         losses and delinquencies on the related receivables. Any
                                         such increases may adversely affect the yield on your
                                         securities or cause losses on the securities.

                                   THE TRUST

Limited Purpose and Limited Assets

Whole Auto Loan Trust 200_-__ is a [statutory] [common law] trust formed under the laws of the State of [ ] by a trust agreement dated as of __________ between the depositor and __________, as owner trustee. The trust will not engage in any activity other than:

     o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

     o  issuing the securities;

     o  making payments on the securities; and

     o engaging in other activities that are necessary or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

     The trust will not acquire any assets other than property described below and certain related assets.

     The trust will be capitalized by the issuance of the notes and the certificates. The proceeds from the issuance of the securities will be used by the trust (1) to purchase the receivables from the depositor under a sale and servicing agreement to be dated as of ______________ among the trust, the servicer[s] and the depositor and [(2) to fund the initial deposit to the reserve account].

     The trust property will also include:

     o all monies received on the receivables on or after ___________ (the "Cut-off Date");

     o  security interests in the financed vehicles;

     o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

     o the depositor's rights to certain documents and instruments relating to the receivables;

     o those amounts that from time to time may be held in the accounts maintained for the trust;

     o certain payments and proceeds with respect to the receivables held by the receivables servicer[s]; and

     o  any proceeds of the above items.

     If the protection provided to the noteholders by the subordination of the certificates, the reserve account is insufficient, the trust will have to look solely to the payments contractually due from the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables in order to make payments on the securities. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the receivables servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the trust can distribute to the noteholders and the certificateholders. See "Application of Available Collections--Priority of Payments" and "Description of the Sale and Servicing Agreement--Reserve Account" in this prospectus supplement and "Some Important Legal Issues Relating to the Receivables" in the prospectus.

     The obligations of the trust will not be guaranteed by, and you will have no recourse for those obligations against, the originator[s], the acquirer[s], the seller, the depositor, the servicer[s], the receivables servicers, the administrator, the owner trustee, the indenture trustee, [the data administrator,] any of their respective affiliates or any other person.

Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A-1 Notes.................................................     $
Class A-2 Notes.................................................     ----------
Class B Notes...................................................
Class C Notes...................................................
Class D Certificates............................................
Class E Certificates............................................
Total...........................................................    $
                                                                    ===========
The Owner Trustee

     ___________ will be the owner trustee under the trust agreement.
_______________is a ________________ and its principal offices are located at
______________________________. The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                             THE RECEIVABLES POOL

     The trust will own a pool of receivables consisting of [retail installment sale contracts, retail installment loans, purchase money notes or other notes] secured by security interests in the [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] financed by those contracts. The pool will consist of the receivables acquired by the seller[s] prior to the closing date, which the seller[s] will in turn sell to the depositor. The depositor will simultaneously sell those receivables to the trust on [and, in the case of subsequent receivables, after] the closing date. The receivables will include payments on the receivables that are made on or after the applicable Cut-off Date. The Cut-off Date for the _______ receivables is _______. The Cut-off Date for the

_______ receivables is _______. The Cut-off Date for the _______ receivables is _______.

Criteria Applicable to Selection of Receivables

     The receivables were selected for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools". These criteria include the requirement that each receivable:

     o [has not been identified on the computer files of the related receivables servicer as relating to an obligor who was in bankruptcy proceedings as of the applicable Cut-off Date;]

     o has no payment more than ____ days past due as of the applicable Cut-off Date, calculated in accordance with the applicable receivables servicer's customary procedures; and

     o has a remaining principal balance, as of the applicable Cut-off Date, of at least $___________.

     No selection procedures believed by the depositor to be adverse to the securityholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than ____________________.

     [Description of any underwriting criteria applicable to subsequent receivables.]

     The composition of the receivables as of the applicable Cut-off Date is as follows:

    o  Aggregate Principal
       Balance..............................................    $
    o  Number of
       Receivables..........................................
    o  Average Principal
       Balance..............................................    $
          (Range)...........................................    $      to $
    o  Average Original
       Amount Financed......................................    $
          (Range)...........................................    $      to $
    o  Weighted Average
       Contract Rate........................................           %
          (Range)...........................................           % to    %
    o  Weighted Average
       Adjusted Contract Rate...............................           %
    o  Weighted Average
       Original Term........................................       months
          (Range)...........................................       months to    months
    o  Weighted Average
       Remaining Term.......................................       months
          (Range)...........................................       months to    months
    o  Percentage of Aggregate Principal
       Balance of Receivables for
       New/Used Vehicles....................................       %/  %

     The geographic distribution and distribution by Contract Rate of the receivables as of the applicable Cut-off Date are set forth in the following tables.

 Geographic Distribution of the Receivables as of the [applicable] Cut-off Date

                                                     Percentage
                                                        of
                                                     Aggregate
                          Number of     Principal    Principal
State (1)                 Receivables    Balance     Balance (2)
-----------------------   ------------- ---------    ------------























--------------
(1) Based on the billing addresses of the obligors as of the applicable Cut-off Date.
(2) May not add to 100% due to rounding.

Distribution by Contract Rate of the Receivables as of the applicable Cut-off
Date



                                                                                                     Percentage of
                                                                                                       Aggregate
                                                         Number of                                     Principal
Range of Contract Rates (%)                             Receivables         Principal Balance         Balance (1)
---------------------------                             -----------         -----------------         -----------






































Totals.........................................


--------------
(1) May not add to 100.00% due to rounding.

Delinquency, Repossession and Net Loss Information

         The following tables set forth [name of originator of 10% or more of the receivables pool]'s historical delinquency, repossession and net credit loss experience for each of the periods shown for the portfolio of [automobile] [light-duty truck] [motorcycle] [recreational vehicle] [van] [minivan] [sport utility vehicle] receivables, [including those that the originator or acquirer previously sold but that the originator or acquirer or its respective affiliates continues to service]. We cannot assure you that the performance of the receivables in the future will be comparable to the originators' or acquirers' experiences set forth below. Accordingly, the delinquency, repossession and net loss percentages for the receivables owned by the trust would likely be different than those shown:

                Delinquency Experience for [name of originator]


                                                                    At December 31,
                                                                    ---------------
                              2004                  2003                  2002                  2001                  2000
                              ----                  ----                  ----                  ----                  ----
                       Dollars    Number     Dollars    Number     Dollars    Number     Dollars    Number     Dollars    Number
                      (in 000s)   of Loans  (in 000s)   of Loans  (in 000s)   of Loans  (in 000s)   of Loans  (in 000s)   of Loans
                      ---------   --------  ---------   --------  ---------   --------  ---------   --------  ---------   --------

Outstandings....
Delinquencies over
30 days(1)(2)...
Delinquencies over
30   days (%)(3)..
   (1) Delinquencies include principal amounts only.
   (2) The period of delinquency is based on the number of days payments are contractually past due.
   (3) As a percent of outstandings.



                 Loan Loss Experience for [name of originator]



                                                                              Year Ended December 31,
                                                                              -----------------------
                                                           2004           2003           2002          2001           2000
                                                           ----           ----           ----          ----           ----
                                                                                         (Dollars in 000s)
Number of Loans(1) ..........................
Period Ending Outstandings...................
Average Outstandings(2) .....................
Number of Gross Charge-Offs .................
Gross Charge-Offs(3).........................
Gross Charge-Offs as a % of Period End Outstandings..
Gross Charge-Offs as a % of Average Outstandings.....
Recoveries(4)................................
NetCharge-Offs(5)...........................
Net Charge-Offs as a % of Period End Outstandings....
Net Charge-Offs as a % of Average Outstandings.......


----------
(1)      Number of loans as of period end.
(2) [Averages were computed by taking an average of daily outstandings for the loans owned by the originator combined with an average of month-end outstandings for the loans sold and serviced by the originator for each period presented.]
(3) [Prior to _______, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles that have not yet been sold, the remaining principal balance less estimated proceeds from the sale of those repossessed vehicles. As of _______, amounts charged off represent the remaining principal balance less proceeds the from sale of repossessed vehicles.]
(4) [Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to ______, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.]
(5) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.



         [Set forth similar information for other originators if there is more than one originator responsible for 10% or more of the receivables pool.]

         The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss information of the originator, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                               THE ORIGINATOR[S]

         [Description of the originator and its underwriting standards.]

                                  THE SELLER

         [Description of the seller.]

                                 THE SERVICER

         [Description of the servicer and its servicing standards.]

                           THE RECEIVABLES SERVICERS

         [Description of each receivables servicer and its servicing standards.]

                           [THE DATA ADMINISTRATOR]

         [Description of the data administrator.]

                HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                         OUTSTANDING ON THE SECURITIES

Notes

         [ ] will provide to you in each report that it will deliver to you a factor that you can use to compute your portion of the principal amount outstanding on your class of notes.

         How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a nine-digit decimal computed by the servicer as a fraction of the initial outstanding principal amount of such class of notes prior to each distribution with respect to that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date after giving effect to payments to be made on that payment date.

         Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of the principal amount outstanding on that class of notes is the product of --

          o    the original denomination of your note; and

          o the factor relating to your class of notes computed by the servicer in the manner described above.

Certificates

         How the Servicer Computes the Factor For the Class D Certificates. The servicer will compute a separate factor for the Class D Certificates. The factor for the Class D Certificates will be a nine-digit decimal computed by the servicer as a fraction of the initial outstanding principal balance of such Class D Certificates prior to each distribution with respect to the Class D Certificates indicating the remaining outstanding principal balance of the Class D Certificates, as of the applicable payment date after giving effect to payments to be made on that payment date.

         Your Portion of the Outstanding Amount of the Class D Certificates. For each Class D Certificate you own, your portion of the principal balance outstanding on the Class D Certificates is the product of --

          o    the original denomination of your certificate; and

          o the factor relating to the certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

         Each of the factors described above will initially be 1.000000000. They will then decline to reflect reductions, as applicable, in --

          o the outstanding principal amount of the applicable class of notes; or

          o    the outstanding certificate balance of the Class D
               Certificates.

         These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the related originator or acquirer and liquidations of the receivables.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

         Additional information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Weighted Average Life of the Securities" in the prospectus. In addition, no principal payments will be made

          o on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

          o on the Class B Notes until the Class A-2 Notes have been paid in full;

          o on the Class C Notes until the Class B Notes have been paid in full; or

          o on the Class D Certificates until the notes have been paid in full.

[If an Event of Default occurs and the receivables are sold, then these payment priorities will change. See "Application of Available Collections" and "Description of the Notes--Certain Provisions of the Indenture--Rights Upon Event of Default".]

         Since the rate of payment of principal of each class of notes and the Class D Certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes and the final distribution in respect of the Class D Certificates could occur significantly earlier than the respective final scheduled payment dates.

         We Cannot Assure You That Your Securities Will Be Repaid on the related Final Scheduled Payment Date. It is expected that final payment of each class of notes and the final distribution in respect of the Class D Certificates will occur on or prior to the respective final scheduled payment dates. Failure to make final payment of any class of notes by its final scheduled payment dates would constitute an Event of Default under the indenture. See "Description of the Notes--Certain Provisions of the Indenture--Rights upon Event of Default" in this prospectus supplement. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the Class D Certificates in full on or prior to the respective final scheduled payment dates. If sufficient funds are not available, final payment of any class of notes and the final distribution in respect of the Class D Certificates could occur later than those dates.

         The Level of Prepayments of the Receivables and Required Purchases by the Originator[s], the Acquirer[s] and the Receivables Servicer[s] are Unpredictable and May Affect Payments on the Securities. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the originator[s], the acquirer[s] and/or the receivables servicer[s] may be obligated to purchase receivables, directly or indirectly through the depositor, from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce the outstanding amounts of the securities and the anticipated aggregate interest payments on the notes. The noteholders and the certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of payments in this prospectus supplement. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the trust than interest rates would otherwise have been had those prepayments not been made or had those prepayments been made at a different time.

         Risks of slower or faster repayments. Noteholders and Class D Certificateholders should consider--

          o in the case of notes or Class D Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

          o in the case of notes or Class D Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Illustration of the Effect of Prepayments on the Weighted Average Life of the Securities

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of notes and the Class D Certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes and the final distribution in respect of the Class D Certificates could occur significantly earlier than the respective final scheduled payment dates. The noteholders and the Class D Certificateholders will exclusively bear any reinvestment risk associated with early payment of their notes and certificates.

         The table (the "ABS Table") captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that--

          o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

          o Available Collections earn reinvestment income at a rate of [ ]% per annum for each month beginning in the second Collection Period;

          o [each scheduled monthly payment on the receivables is made on the _____ day of each month and each month has 30 days];

          o payments on the notes and the Class D Certificates are made on each payment date beginning on _________________ (and each payment date is assumed to be the _____ day of the applicable month), as described under "Application of Available Collections--Priority of Payments" in this prospectus supplement;

          o [the balance in the reserve account on each payment date is equal to the Specified Reserve Account Balance];

          o    no event of default occurs;

          o the notes are issued on ___________ and will begin to accrue interest on that date;

          o except as otherwise specified, [__________] does not exercise its option to purchase the receivables;

          o except as otherwise specified, the trustee does not conduct a successful auction of the receivables; and

          o    [describe any additional ABS Table assumptions].

         The ABS Table indicates the projected weighted average life of each class of notes and the Class D Certificates and sets forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the Class D Certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average Contract Rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of [________________].


                                                       Weighted         Weighted Average     Weighted Average
                                                        Average         Original Term to     Remaining Term to
                                Aggregate          Contract Rate of         Maturity             Maturity
Pool                        Principal Balance          Interest            (In Months)          (In Months)
----                        -----------------          --------            -----------          -----------
1......................
2......................
3......................
4......................
5......................
6......................
7......................
8......................
9......................
10.....................
11.....................
12.....................
13.....................
14.....................
15.....................
16.....................
17.....................
18.....................     -----------------------
Total                           $
                            =======================

         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the weighted average original and weighted average remaining terms to maturity of the receivables are as assumed. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes and the Class D Certificates.

        Percent of Initial Principal Amount at Various ABS Percentages

                                                                                                       Class D
                    Class A-1 Notes    Class A-2 Notes      Class B Notes       Class C Notes       Certificates
                    ---------------    ---------------      -------------       -------------       ------------
Payment Date       %    %    %    %    %    %    %    %   %    %    %    %    %    %    %    %    %    %    %    %
------------       -    -    -    -    -    -    -    -   -    -    -    -    -    -    -    -    -    -    -    -
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
................
Weighted Average
Life(1)........
Weighted Average
Life to Call
(1)(2)
Optional Call
Date


----------
(1) The weighted average life of a note or Class D Certificate is determined by (a) multiplying the amount of each principal payment on a note or Class D Certificate by the number of years from the date of the issuance of the note or Class D Certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note or Class D Certificate.
(2)  This calculation assumes that [        ] purchases the outstanding
     receivables on the earliest payment date on which it is permitted to do so.

         The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                           DESCRIPTION OF THE NOTES

         The trust will issue the notes under an indenture to be dated as of _________ between the trust and ___________, as indenture trustee. We have filed a form of the indenture as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements, and in some instances changes, the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings "Certain Information Regarding the Securities" and "The Indenture" in the prospectus. We refer you to those sections.

Payments of Interest

         Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The trust will make payments to the noteholders as of each Record Date.

         Calculation of interest. Interest will accrue and will be calculated on the various classes of notes as follows:

         [o Actual/360. Interest on the Class A-1 Notes and the Class D Certificates will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.]

         [o 30/360. Interest on the Class A-2 Notes, the Class B Notes and the Class C Notes will accrue from and including the ____ day of the previous month (or the closing date, in the case of the first payment date) to but excluding the _____ day of the current month and be calculated on the basis of a 360-day year of twelve 30-day months.]

          o Interest on Unpaid Interest. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate (to the extent lawful).

         Priority of Interest Payments. The trust will pay interest on the notes on each payment date with available funds in accordance with the priority set forth under "Application of Available Collections--Priority of Payments" in this prospectus supplement.

         The Trust Will Pay Interest Pro Rata to Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due on the Notes. The amount available for interest payments on the notes could be less than the amount of interest payable on the notes on any payment date. In that event, the holders of each subclass of notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on their class notes. Each such subclass' ratable share of the amount available to pay interest will be based on the amount of interest due on that class.

         Event of Default. An Event of Default will occur if the full amount of interest due on the most senior class of notes outstanding is not paid within [ ] days of the related payment date. While any of the Class A Notes remain outstanding, the failure to pay interest on the Class B Notes or the Class C Notes will not be an Event of Default. While any of the Class B Notes remain outstanding, the failure to pay interest on the Class C Notes will not be an Event of Default. Payments on the notes may be accelerated upon an Event of Default. The priority of payments on the notes will change upon the liquidation of the receivables following any acceleration of the notes upon an Event of Default. See "--Certain Provisions of the Indenture--Rights upon Event of Default" in this prospectus supplement and "The Indenture--Events of Default" in the prospectus.

Payments of Principal

         Priority and Amount of Principal Payments. The trust will generally make principal payments to the noteholders on each payment date in the amount and in the priority set forth under "Application of Available Collections" in this prospectus supplement.

         Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its final scheduled payment date. The failure to pay principal of a note is not an Event of Default until its final scheduled payment date. Payments on the notes may be accelerated upon an Event of Default. The priority of payments on the notes will change upon the liquidation of the receivables after an acceleration of the notes upon an Event of Default. See "-- Certain Provisions of the Indenture--Rights Upon Event of Default" below.

         Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal balance of any class of notes to the extent not previously paid will be due on the final scheduled payment date of that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and "Weighted Average Life of the Securities" in the prospectus.

Optional Prepayment

All outstanding notes will be prepaid in whole, but not in part, on any payment date on which [ ______________ ] exercises its option to purchase the outstanding receivables. [ ______________ ] may purchase the receivables when aggregate principal balance of the outstanding receivables sold to the trust is equal to __% or less of the aggregate principal balance of the receivables as of their respective Cut-off Dates, as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements--Termination." Upon such purchase by [ ______________ ], you will receive--

          o the unpaid principal amount of your notes plus accrued and unpaid interest on your notes; plus

          o interest on any past due interest at the rate of interest on your notes (to the extent lawful).

         You will receive notice of the exercise of that option at least 10 days, but not more than 30 days, prior to the payment date on which such purchase will occur. The holder of one note is required to surrender the note to the indenture trustee on such payment date.

         Notwithstanding the foregoing, [ ] will not be permitted to exercise its option to purchase the outstanding receivables unless (i) the available proceeds will be sufficient to pay the notes [and the certificates] in full and (ii) the amount paid by it, when applied in accordance with the priority of payments described under "Application of Available Collections--Priority of Payments," will result in the holders of the Class E Certificates receiving their adjusted issue price calculated as follows:
[                         ].

[Auction Sale of Receivables

         If [ ] does not exercise its right to purchase the outstanding receivables as described under the preceding caption, then the indenture trustee will conduct an auction sale of the receivables. The indenture trustee will accept the highest bid for the receivables but will not accept any bid unless the sales price, when applied in accordance with the priority of payments described under "Application of Available Collections--Priority of Payments," will result in (i) the payment of the notes [and the Class D Certificates] in full and (ii) the holders of the Class E Certificates receiving their adjusted issue price as described above. The depositor, the servicer[s] and any of their respective affiliates may bid to purchase the receivables.]

Certain Provisions of the Indenture

         Events of Default. The occurrence of any one of the following events will be an event of default under the Indenture ("Event of Default"):

         1. a default for [ ] days or more in the payment of any interest on the Class A Notes or, if the Class A Notes are no longer outstanding, the Class B Notes or, if the Class B Notes are no longer outstanding, the Class C Notes when the same becomes due and payable; or

         2. a default in the payment of principal of or any installment of principal of any note when the same becomes due and payable; or

         3. a default in the observance or performance in any material respect of any other covenant or agreement of the trust made in the indenture that materially and adversely affects the holders of the notes and the continuation of any such default for a period of [ ] days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the aggregate outstanding principal amount of the Controlling Class; or

         4. any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within [ ]days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the aggregate outstanding principal amount of the Controlling Class; or

         5. certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the trust.

         The amount of principal required to be paid to noteholders under the indenture on any payment date will generally be limited to amounts available to be deposited in the principal distribution account; therefore, the failure to pay principal on a class of notes will generally not result in the occurrence of an Event of Default under the indenture until the applicable final scheduled payment date for that class of notes.

         The "Controlling Class" will be the Class A Notes until they are paid in full; thereafter, the Class B Notes until they are paid in full; and thereafter, the Class C Notes until they are paid in full.

         Rights upon Event of Default. If an Event of Default occurs, then the indenture trustee may, and at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class, shall declare the notes to be immediately due and payable. Such declaration may be rescinded at the written direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class at any time before the indenture trustee obtains a judgment or a decree for the payment of money by the trust, if both of the following occur:

          o the issuer has paid or deposited with the indenture trustee enough money to pay:

               - all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

               - all sums paid by the indenture trustee and the reasonable compensation, expenses and disbursements of the indenture trustee and its agents and counsel, and the reasonable compensation, expenses and disbursements of the owner trustee and its agents and counsel; and

          o all Events of Default, other than the nonpayment of principal of the notes that has become due solely by acceleration, have been cured or waived.

         If an Event of Default has occurred, the indenture trustee may institute proceedings to realize upon the receivables, may exercise any other remedies of a secured party, including selling the receivables, or may elect to maintain possession of the receivables and continue to apply collections on the receivables. However, the indenture trustee will be prohibited from selling the receivables following an Event of Default other than an Event of Default listed in clause (1) or (2) under "--Events of Default" above, unless:
(i) with respect to any Event of Default listed in clause (5) above,

               (a) the holders of the entire outstanding principal amount of the Controlling Class consent to such sale;

               (b) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes at the date of such sale; or

               (c) the indenture trustee determines, based solely on an analysis provided by an independent accounting firm (which shall not be at the expense of the indenture trustee), that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable and the indenture trustee obtains the consent of the holders of notes representing at least two-thirds of the aggregate outstanding principal amount of the Controlling Class, or

          (ii) with respect to any Event of Default listed in clause (3) or
               (4) above,

               (a)  the holders of all the outstanding notes consent thereto;
                    or

               (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on all the outstanding notes.

         Any proceeds received in connection with a sale of the receivables described in the prior paragraph, net of certain fees and expenses, shall be applied in the following order of priority:

         1. ratably on the Class A Notes to the extent of interest due thereon and then, sequentially, to the principal of the Class A-1 Notes until paid in full and then the Class A-2 Notes until paid in full,

         2. interest and then principal of the Class B Notes until paid in full,

         3. interest and then principal of the Class C Notes until paid in full, and

         4. interest and then principal of the Class D Notes until paid in full.

         Notwithstanding the Events of Default described in the prospectus under the caption "Description of the Notes--The Indenture--Events of Default; Rights upon Indenture Event of Default", until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default; and until the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Class B Notes or the Class C Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for separate successor trustees to be appointed for the Class A Notes, the Class B Notes and the Class C Notes, respectively, in order that there be separate trustees for the Class A Notes, the Class B Notes and the Class C Notes, respectively. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the indenture (but the Class B and Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B and Class C Notes to the Class A Notes as described in this prospectus supplement), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes, and for so long as any amounts remain unpaid with respect to the Class B Notes, only the trustee for the Class B Noteholders will have the right to exercise remedies under the indenture (but the Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C Notes to the Class A Notes and Class B Notes as described in this prospectus supplement), and only the Class B Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Class B Notes are paid in full. Upon payment of the Class A Notes and Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C Notes, and for so long as any amounts remain unpaid with respect to the Class C Notes, only the trustee for the Class C Certificateholders will have the right to exercise remedies under the indenture, and only the Class C Noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Class C Notes are paid in full. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for such class of notes and such successor's acceptance of such appointment.

         None of the indenture trustee or the owner trustee in their individual capacities, any certificateholder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will be personally liable for the payment of principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         Each noteholder, by accepting a note, and the indenture trustee will covenant that they will not at any time institute against the trust or the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Indenture Trustee

         _________, a ____________ corporation, will be the indenture trustee under the indenture. The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust will be obligated to remove the indenture trustee and appoint a successor if the indenture trustee ceases to be eligible to continue as such under the indenture, breaches any of its representations, warranties or covenants under the transaction documents or becomes insolvent. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee will become effective until acceptance of the appointment by such successor indenture trustee. Unless a successor indenture trustee shall have been so appointed and shall have accepted appointment within 90 days after giving of notice of resignation, the indenture trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

                    DESCRIPTION OF THE CLASS D CERTIFICATES

         The trust will issue the Class D Certificates under the trust agreement between the depositor and the owner trustee. We have filed a form of the trust agreement as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the trust agreement in its execution form with the SEC after the trust issues the Class D Certificates. We summarize below some of the most important terms of the Class D Certificates. This summary is not a complete description of all the provisions of the trust agreement and the Class D Certificates. The following summary supplements to the description of the general terms and provisions of the Class D Certificates of any given trust and the related trust agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

         Interest. On each payment date, commencing in , 20__, the Class D Certificateholders will be entitled to receive the amount of interest that accrues on the certificate balance of the Class D Certificates at the applicable floating rate of interest set forth on the cover page of this prospectus supplement.

         Interest will accrue--

          o in the case of the first payment date, from and including the closing date to but excluding the first payment date; or

          o otherwise, from and including the prior payment date to but excluding the current payment date.

         Interest is Calculated Actual 360. Interest on the Class D Certificates will accrue and will be calculated on the basis of actual days elapsed and a 360-day year.

         Interest on Unpaid Interest. Interest distributions due for any payment date but not distributed on that payment date will be due on the next payment date increased by an amount equal to interest on that amount at the rate of interest on the Class D Certificates (to the extent lawful).

         Distributions on Class D Certificates. The trust will make distributions on the Class D Certificates in the amounts and in the priority set forth under "Application of Available Collections" in this prospectus supplement. Class D Certificateholders will not receive any distributions of principal until the Class A-1 Notes are paid in full. Following the occurrence of an Event of Default that has resulted in an acceleration of the notes, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the Class D Certificates.

         The outstanding certificate balance of the Class D Certificates will be payable in full on the Final Scheduled Payment Date for the Class D Certificates. The actual date on which the trust pays the certificate balance of the Class D Certificates may be earlier or later than that Final Scheduled Payment Date, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and under "Weighted Average Life of the Securities" in the prospectus.

Subordination of Certificates

         The rights of the Class D Certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, if the notes have been accelerated, principal. In addition, the Class D Certificateholders will have no right to receive distributions of principal until the principal amount of all of the notes have been paid in full. This subordination is effected by the priority of payments set forth under "Application of Available Collections" in this prospectus supplement.

Optional Prepayment

         All outstanding Class D Certificates will be prepaid in whole, but not in part, on any payment date on which [ ______________ ] exercises its option to purchase the outstanding receivables. [ ______________ ] may purchase the receivables when aggregate principal balance of the outstanding receivables sold to the trust is equal to __% or less of the initial aggregate principal balance of the receivables, as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements--Termination." Upon such purchase by [ ______________ ], you will receive--

          o the unpaid principal balance of your Class D Certificates plus accrued and unpaid interest on your Class D Certificates; plus

          o interest on any past due interest at the rate of interest on your Class D Certificates (to the extent lawful).

         Notwithstanding the foregoing, [ ] will not be permitted to exercise its option to purchase the outstanding receivables unless (i) the available proceeds will be sufficient to pay the notes [and the certificates] in full and (ii) the amount paid by it, when applied in accordance with the priority of payments described under "Application of Available Collections--Priority of Payments," will result in the holders of the Class E Certificates receiving their adjusted issue price calculated as follows:
[                         ].

[Auction Sale of Receivables

         If [ ] does not exercise its right to purchase the outstanding receivables as described under the preceding caption, then the indenture trustee will conduct an auction sale of the receivables. The indenture trustee will accept the highest bid for the receivables but will not accept any bid unless the sales price, when applied in accordance with the priority of payments described under "Application of Available Collections--Priority of Payments," will result in (i) the payment of the notes [and the Class D Certificates] in full and (ii) the holders of the Class E Certificates receiving their adjusted issue price as described above. The depositor, the receivables servicer[s] and any of their respective affiliates may bid to purchase the receivables.]

                     APPLICATION OF AVAILABLE COLLECTIONS

Sources of Funds for Distributions

         The funds available to the trust to make payments on the securities on each payment date will generally come from the following sources:

          o collections received on the receivables during the prior calendar month,

          o net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

          o proceeds of repurchases of receivables by the related originator or acquirer or purchases of receivables by a receivables servicer or the depositor because of certain breaches of representations or covenants,

          o the trust's share of net investment earnings, if any, on funds on deposit in accounts established in connection with the trust and

          o funds, if any, withdrawn from the reserve account for that payment date.

         The precise calculation of the funds available to make payments on the securities is in the definition of Available Collections in the section "Glossary of Terms". We refer you to that definition. Among other things, Available Collections are calculated net of payments of any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the receivables servicer[s] during each month [and net of payment of the fees and expenses of the receivables servicer[s]]. Neither the servicer nor the receivables servicers will make any advances of delinquent payments on the receivables. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

Priority of Payments

         On each payment date the trust will apply the Available Collections for that payment date in the following amounts and order of priority:

          (1) [Servicing Fee--the Servicing Fee and any other amounts payable to [the] [each] servicer (to the extent not retained from collections);

          (2) Other Trust Fees - the fees and any other amounts payable to the indenture trustee, the owner trustee and the administrator;

          (3) Note Interest--interest due on all the notes ratably to the holders of each class of notes;

          (4) Class D Certificate Interest--interest distributable to the holders of the Class D Certificates; however, if an Event of Default has occurred and the notes have been accelerated, interest will not be distributed to the holders of the Class D Certificates until the notes have been paid in full;

          (5) Reserve Account--the amount, if any, necessary to replenish the reserve account up to its [required] [initial] amount;

          (6) Principal of the Class A-1 Notes--up to the outstanding principal amount of the Class A-1 Notes to the Class A-1 Noteholders;

          (7) Overcollateralization Distribution Amount--the overcollateralization distribution amount to the holders of the Class E Certificates;

          (8) Principal of the Class A-2 Notes--up to the outstanding principal amount of the Class A-2 Notes to the Class A-2 Noteholders;

          (9) Principal of the Class B Notes--up to the outstanding principal amount of the Class B Notes to the Class B Noteholders;

          (10) Principal of the Class C Notes--up to the outstanding principal amount of the Class C Notes to the Class C Noteholders;

          (11) Principal of the Class D Certificates--up to the outstanding principal balance of the Class D Certificates to the Class D Certificateholders; and

          (12) Residual--any remaining funds to the [Class E
               Certificateholders].]

         [or provide a different priority of payments]

Overcollateralization

         Overcollateralization is represented by the amount by which (i) the principal balance of receivables exceeds (ii) the principal amount of the notes. The initial overcollateralization amount of $[ ] represents the initial aggregate principal balance of the certificates and is equal to the aggregate receivables principal balance of $[ ] as of the Cut-off Date minus the initial aggregate principal amount of the notes of $[ ]. This excess collateral is intended to protect noteholders from losses on the receivables.

         The trust will attempt to maintain an overcollateralization amount (i.e., the amount by which (i) the principal balance of the receivables exceeds (ii) the principal amount of the notes) at least equal to [ ]% of the amount equal to the principal balance of the receivables as of the prior calendar month end. Once the Class A-1 Notes are paid in full, total funds available (except funds in the reserve account) after paying the servicing fee, accrued and unpaid interest on the notes and any reserve account deposit will be applied (i) to the payment of principal of the notes and (ii) to pay the overcollateralization distribution amount to the Class E Certificateholders. As illustrated in the "Application of Available Collections" section, the trust may begin making payments of the overcollateralization distribution amount to the Class E Certificateholders on the same payment date on which the Class A-1 Notes are paid in full. No overcollateralization distribution will be made in any month in which the balance of the reserve account is below $[ ]. The overcollateralization distribution amount to be distributed to the Class E Certificateholders on each payment date will be the greater of: [state formula]

                            DESCRIPTION OF THE SALE
                            AND SERVICING AGREEMENT

         The depositor will sell the receivables to the trust and the servicer will service the receivables under the sale and servicing agreement among the depositor, the servicer and the trust. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the sale and servicing agreement in its execution form with the SEC after the trust issues the securities. We have summarized below and in the prospectus some of the important terms of the sale and servicing agreement. This summary is not a complete description of all of the provisions of the sale and servicing agreement.

         [If there is more than one servicer, any significant differences in each sale and servicing agreement for each servicer will be described.]

Sale and Assignment of the Receivables

         You can find more information about the transfer of the receivables from an originator or acquirer to the seller and from the seller to the depositor on the closing date in the prospectus under "Description of the Receivables Transfer and Servicing Agreements." Accounts

         In addition to the Collection Account, the following accounts will be established--

          o the indenture trustee will establish with an eligible institution a principal distribution account for the benefit of the noteholders;

          o the owner trustee will establish a distribution account for the benefit of the certificateholders;

          o the indenture trustee will establish the reserve account in the name of the indenture trustee on behalf of the noteholders; and

          o    [describe any additional accounts to be established].

Servicing Compensation and Expenses

         The Aggregate Servicing Fee will be payable to the servicer and the receivables servicers in the manner described below.

         [The] [Each] servicer will be entitled to receive the Servicing Fee on each payment date, together with any portion of the Servicing Fee that remains unpaid from prior payment dates. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the reserve account.

         Each receivables servicer will be entitled to a monthly servicing fee, to be paid from collections on the receivables it services, equal to _________. [The] [Each] receivables servicer [is also] [will not be] entitled to retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on those receivables, collected during the related Collection Period. See "Description of the Receivables Transfer and Servicing Agreements--Servicing Compensation and Expenses" in the prospectus.

[Servicing Procedures

         Describe certain servicing procedures of the servicer if different from description in the prospectus.]

Rights Upon Event of Servicing Termination

         If an Event of Servicing Termination occurs in respect of a servicer, the indenture trustee or holders of not less than 25% of the principal amount of all of the notes (or, if no notes are outstanding, 25% of the certificate balance of the Class D Certificates) may remove that servicer without the consent of any of the other securityholders.

Waiver of Past Events of Servicing Termination

         If an Event of Servicing Termination occurs in respect of a servicer, holders of not less than a majority of the principal amount of the notes (or, if no notes are outstanding, a majority of the certificate balance of the Class D Certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination in respect of that servicer except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The Class D Certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

Deposits to the Collection Account

         [Each][The] servicer will establish [the][a] Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements" in the prospectus.

         On or before the payment date, [the][a] receivables servicer will cause all collections on receivables serviced by it and other amounts constituting Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements--Collections" in the prospectus.

         Servicer Will Provide Information to Indenture Trustee. [[ ] will be responsible for aggregating and processing the collection information received from the receivables servicers.] On the Business Day prior to each payment date, [ ] will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the Collection Period preceding that payment date, including:

          o    the aggregate amount of collections on the receivables;

          o the aggregate amount of receivables designated as defaulted receivables; and

          o the aggregate amount of receivables to be repurchased by the related originator or acquirer or the related receivables servicer and the aggregate repurchase amount therefor.

[Reserve Account

         The indenture trustee will establish the reserve account. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the reserve account are depleted, the noteholders and the certificateholders will have no recourse to the assets of any party other than the trust as a source of payment on the securities.

         Deposits to the Reserve Account. The reserve account will be funded by a deposit by the trust on the closing date in the amount of $ ]. The amount on deposit in the reserve account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account after payment of the servicing fee and interest on the notes to the extent, if any, needed to replenish the reserve account to [its level on the closing date][the Specified Reserve Account Balance]. [The "Specified Reserve Account Balance" is equal to [state formula].

         Withdrawals From the Reserve Account. On each payment date, if Available Collections on the receivables are insufficient to pay the servicing fee or interest on the notes, the indenture trustee will withdraw funds from the reserve account, to the extent available, and apply them toward those insufficiencies. On the final scheduled payment date of each class of notes, the indenture trustee will apply any funds in the reserve account to pay the outstanding principal amount, if any, of that class of notes to the extent not paid from other Available Funds.

         Investment. Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the depositor in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the reserve account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the notes confirms that such actions will not adversely affect its ratings of the securities, funds in the reserve account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

         Funds in the Reserve Account Will be Limited. Amounts on deposit in the reserve account from time to time are available to--

          o enhance the likelihood that you will receive the amounts due on your notes; and

          o decrease the likelihood that you will experience losses on your notes.

         However, the amounts on deposit in the reserve account are limited to the Specified Reserve Account Balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the reserve account, a shortfall in the amounts distributed to the noteholders could result. Depletion of the reserve account ultimately could result in losses on your notes.

         After the payment in full, or the provision for the payment of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and the certificate balance of the certificates, any funds remaining on deposit in the reserve account, subject to certain limitations, will be paid to [the Class E Certificateholders].]

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Sidley Austin Brown & Wood llp, Federal Tax Counsel for the trust, for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The trust agrees, and you agree by your purchase, to treat the notes as indebtedness for federal income tax purposes. The trust agrees, and you agree by your purchase, to treat the trust for federal income tax purposes as a [grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets] or [partnership, in which the certificateholders are partners]. See "Material Federal Income Tax Consequences" in the prospectus.

                        CERTAIN STATE TAX CONSEQUENCES

         The tax discussion in the prospectus does not address the tax treatment of the trust, the notes, the Class D Certificates, noteholders or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes or certificates.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The Notes

         The notes may, in general, be purchased by or on behalf of Plans. Although we cannot assure you in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes--

          o are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the trust, be treated as debt, rather than equity, for federal income tax purposes (see "Material Federal Income Tax Consequences" in the prospectus); and

          o    should not be deemed to have any "substantial equity features."

         See "Employee Benefit Plan Considerations" in the prospectus.

         However, the acquisition and holding of notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code or Similar Law if the trust, the owner trustee, the indenture trustee, the servicer, [the data administrator, any receivables servicer,] any holder of 50% or more of the certificates or any of their respective affiliates is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to any Plan whose assets are used to acquire notes. In that case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire a note on behalf of the Plan -- for example:

          o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected by an "in-house asset manager";

          o PTCE 95-60, which exempts certain transactions involving insurance company general accounts;

          o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

          o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; and

          o PTCE 84-14, which exempts certain transactions effected by a "qualified professional asset manager."

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

         Each person that acquires a note and that is or is acquiring the note on behalf of or with plan assets of a Plan will be deemed to have represented that its acquisition and holding of the note satisfy the requirements for relief under one of the foregoing exemptions or, in the case of a Plan subject to Similar Law, do not result in a violation of Similar Law.

         Because the trust, the indenture trustee, the owner trustee, the servicer[, the data administrator, the receivables servicers] and the underwriters may receive benefits in connection with a sale of the notes, the purchase of notes with assets of a plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available, Accordingly, the notes may not be purchased with the assets of a Plan if the depositor, the seller, the servicer, any receivables servicer, an underwriter, the indenture trustee, the owner trustee[, the data administrator] or any of their affiliates

          o has investment or administrative discretion with respect to the assets of the Plan used to effect the purchase,

          o has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or

          o unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 applies, is an employer maintaining or contributing to the Plan.

The Class D Certificates

         Plans and persons investing on behalf of or with plan assets of Plans may not acquire the Class D Certificates, except that an insurance company using the assets of its general account may purchase Class D Certificates on the condition that --

          o the insurance company is able to represent that, as of the date it acquires an interest in a Class D Certificate, less than 25% of the assets of the general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code;

          o the insurance company agrees that if at any time during any calendar quarter while it is holding an interest in the Class D Certificates, 25% or more of the assets of the general account constitute "plan assets" for purposes of Title I of ERISA and
               Section 4975 of the Code, the insurance company will dispose of all Class D Certificates then held in its general account by the end of the next quarter;

          o its acquisition and holding of the Class D Certificates are exempt under Section I of Prohibited Transaction Class Exemption 95-60; and

          o it is not a person that has discretionary authority or control with respect to the assets of the issuer and does not provide investment advice with respect to those assets for a direct or indirect fee, and is not an affiliate of such a person. In addition, investors other than Plans should be aware that a prohibited transaction under ERISA, the Code or Similar Law could be deemed to occur if any holder of the Class D Certificates or any of its affiliates is or becomes a party in interest or a disqualified person with respect to any Plan whose assets are used to acquire the notes unless the acquisition and holding of the notes by the Plan satisfy the requirements of one or more exemptions from the prohibited transaction rules.

         Each purchaser of the Class D Certificates will be deemed to represent and certify that it either--

          o is not a Plan and is not acquiring its Class D Certificates on behalf of or with plan assets of any Plan; or

          o is an insurance company investing the assets of its general account under the limitations described above.

         For additional information regarding treatment of the Class D Certificates under ERISA, we refer you to "Employee Benefit Plan
Considerations" in the prospectus.

         The sale of notes or offered certificates to a Plan is in no respect a representation by the issuer or any underwriter of the offered notes or offered certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of each class of notes set forth opposite its name below:


                                       Principal Amount    Principal Amount   Principal Amount    Principal Amount
                                              of                  of                 of                  of
                                           Class A-1          Class A-2            Class B            Class C
Note Underwriters                            Notes              Notes               Notes              Notes
--------------------------------       ----------------    ----------------   ----------------    -----------------
Bear, Stearns & Co. Inc.........
.................................
.................................
.................................
     Total......................



         In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the offered notes if any offered notes are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

         The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the notes, the public offering prices of the notes may change.

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the certificate balance of the Class D Certificates set forth below opposite its name.

                                             Class D Certificate
                                                  Balance of
Class D Certificate Underwriters                 Certificates
--------------------------------             -------------------


Total...........................

         The depositor has been advised by the underwriters of the Class D Certificates that they propose initially to offer the Class D Certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering of the Class D Certificates, the public offering price may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the Class D Certificates may allow to certain dealers, and the discounts that those dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes or as a percentage of the certificate balance of the Class D Certificates and as an aggregate dollar amount, will be as follows:


                                        Underwriting       Net Proceeds        Selling
                                        Discount and          to the         Concessions        Reallowance
                                         Commissions       Depositor(1)     not to exceed      not to exceed
                                         -----------       ------------     -------------      -------------
Class A-1 Notes.................
Class A-2 Notes.................
Class B Notes...................
Class C Notes...................
Class D Certificates............
    Total for the notes and the
      Class D Certificates......



--------------
(1) Plus accrued interest, if any, from _______________ and before deducting other expenses estimated at $__________.

         Until the distribution of the notes and the Class D Certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes and the Class D Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes and the Class D Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes and the Class D Certificates.

         If an underwriter creates a short position in the notes or the Class D certificates in connection with this offering (i.e., it sells more notes or Class D Certificates than are set forth on the cover page of this prospectus supplement), that underwriter may reduce that short position by purchasing notes or Class D Certificates, as the case may be, in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes or Class D Certificates in the open market to reduce the underwriters' short position or to stabilize the price of those notes or Class D Certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes or Class D Certificates, as the case may be, as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         None of the sellers, the depositor or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the Class D Certificates. In addition, none of the sellers, the depositor or the underwriters make any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The notes and the Class D Certificates are new issues of securities and there currently is no secondary market for the notes or the Class D Certificates. The underwriters for the notes and the Class D Certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the notes or the Class D Certificates will develop. If a secondary market for the notes or the Class D
Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or Class D Certificates.

         The indenture trustee may, from time to time, invest the funds in the Collection Account and the reserve account in investments acquired from or issued by an underwriter.

         In the ordinary course of business, the underwriters and their respective affiliates have engaged and may engage in investment banking and commercial banking transactions with the originator[s], the acquirer[s] and [its] [their respective] affiliates.

         The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that any underwriter may be required to make in respect thereof.

         The closings of the sale of each class of the notes and the Class D Certificates are conditioned on the closing of the sale of each other class of notes and the Class D Certificates.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                LEGAL OPINIONS

         Certain legal matters and federal income tax matters relating to the notes and the Class D Certificates will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. [Certain legal matters relating to the notes and the Class D Certificates will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.]

                               GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms for the Prospectus" in the prospectus.

         "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under "Maturity and Prepayment Considerations".

          "ABS Table" means the table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

         "acquirer" means ___________with respect to the receivables acquired by it, ___________with respect to the receivables acquired by it and ___________with respect to the receivables acquired by it or its subsidiaries.

         "Aggregate Servicing Fee" means the aggregate of the monthly fees payable to the servicer and the receivables servicers on each payment date, which is equal to the product of

_______ of _____% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

         "Available Collections" for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below those amounts):

          o all payments collected on the receivables [including, without limitation, Payaheads, subject to the applicable exclusions described below];

          o all Liquidation Proceeds in respect of receivables that were designated as defaulted receivables, to the extent those proceeds are allocable to interest due on those receivables;

          o all Liquidation Proceeds in respect of receivables that were designated as defaulted receivables during such Collection Period;

          o all recoveries in respect of receivables that were designated as defaulted receivables, liquidated and written off in prior Collection Periods;

          o the repurchase amount remitted by the related originator or acquirer or the related receivables servicer in respect of each receivable that such party repurchased under an obligation that arose during the related Collection Period;

          o investment earnings on funds on deposit in the accounts established in connection with the trust to the extent allocated to the trust; and

          o partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment that causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the applicable Cut-off Date.

         Available Collections on any payment date will exclude or be reduced by the following:

          o the servicing fee that each receivable servicer is entitled to, payable from collections in respect of the respective receivables serviced by it;

          o all payments and proceeds (including Liquidation Proceeds) of any receivables, all repurchase amounts remitted by the related originator or acquirer or the related receivables servicer in respect of each receivable that such party repurchased which have been included in the Available Funds in a prior Collection Period;

          o [amounts received in respect of interest on Simple Interest Receivables during the related Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective annual percentage rates, assuming that a payment on each Simple Interest Receivable in received on its respective due date];

               o [any Payaheads that have been returned to the related obligors during the related Collection Period and Payaheads in respect of principal that have not been applied as payments under the related receivables in the related Collection Period]; and

               o any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by or paid to the related receivables servicer during the related Collection Period.

         "Available Funds" means, for any payment date, the sum of:

               o the Available Collections for that payment date less the amount of the owner trustee fee, the indenture trustee fee and the administration fee payable to the owner trustee, the indenture trustee and the administrator, respectively, on such payment date; and

               o funds, if any, on deposit in the reserve account to the extent needed to cover the servicing fee, interest on the notes or unpaid principal of a class of notes on its final scheduled payment date.

         "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York or the [State of _____________] are authorized by law, regulation or executive order to be closed.

         "certificate balance" means, with respect to the Class D
Certificates, initially, $ and, thereafter, means the initial certificate balance of the certificates, reduced by all amounts allocable to principal previously distributed to the certificateholders.

         "Clearstream" means Clearstream Banking, societe anonyme, a professional depository organized under the laws of Luxembourg.

         "closing date" means                     .

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to cause to be deposited collections on the receivables and other amounts.

         "Collection Period" means, with respect to the first payment date, the period commencing on the applicable Cut-off Date and ending on , and with respect to each subsequent payment date, the calendar month preceding the calendar month in which that payment date occurs.

         "Contract Rate" means the per annum interest borne by a receivable.

         "Controlling Class" is described under "Description of the Notes--Certain Provisions of the Indenture".

         "Cut-off Date" means the date as of which the depositor will transfer the receivables to the trust, which is __________________.

         "data administrator" means, initially, _______________________.

         "data administration agreement" means the data administration agreement dated as of __________ among __________, ___________, the depositor and ______________, as Indenture Trustee, as amended, supplemented and otherwise modified from time to time, pursuant to which collections on receivables (including the receivables owned by the trust) are allocated and distributed to the owners thereof.

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means a professional depository operated by Euroclear Bank S.A./N.V.

         "Event of Default" is described under "Description of the Notes--Certain Provisions of the Indenture--Events of Default".

         "Federal Tax Counsel" means Sidley Austin Brown & Wood LLP.

         "final scheduled payment date" for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

         "indenture trustee" means _________________, a ________________, as indenture trustee under the indenture, and any successor indenture trustee.

         "Liquidation Proceeds" means all proceeds of the liquidation of defaulted receivables, net of expenses incurred by the servicer [or the related receivables servicer] in connection with the liquidation of those defaulted receivables and any amounts required by law to be remitted to the obligors on those liquidated receivables.

         "originator" means __________ with respect to the receivables originated by it, _______ with respect to the receivables originated by it and ________ with respect to the receivables originated or acquired by it or its subsidiaries.

         "owner trustee" means ________, a Delaware ___________, as owner trustee under the trust agreement under which the trust is formed.

         "payment date" means the date on which the trust will pay interest and principal on the notes and the certificates, which will be the _____ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing ________________.

         "Plan" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to ERISA,
Section 4975 of the Code or a Similar Law.

         "principal distribution account" means the account maintained by and in the name of the indenture trustee for the benefit of the noteholders, the funds in which are applied to pay principal of the notes.

         "rating agency" means each of Standard & Poor's Ratings Services, Moody's Investors Service Inc. and Fitch, Inc.

         "receivables servicer" means [               ].

         "Record Date" with respect to any payment date means the day immediately preceding the payment date or, if the securities are issued as Definitive Securities, the last day of the preceding month.

         "recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the servicer with respect to that defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the servicer in connection with the collection of that defaulted receivable and any payments required by law to be remitted to the obligor.

         "reserve account" means the account that the indenture trustee will establish pursuant to the sale and servicing agreement in the name of the indenture trustee [into which the trust will deposit the Reserve Initial Deposit] and into which the indenture trustee will make the other deposits and withdrawals specified in this prospectus supplement.

         ["Reserve Initial Deposit" means the $_______ initially deposited into the reserve account.]

         "SEC" means the Securities and Exchange Commission.

         "securities" means the notes and the certificates.

         "seller" means ________ with respect to the ________ receivables, _________ with respect to the ___________ receivables and ___________ with respect to the ___________ receivables.

         "Servicing Fee" means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12 of ___% and the aggregate principal balance of the receivables as of the first day of the related Collection Period.

         "Similar Law" means a federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

         "Specified Reserve Account Balance" means [describe formula].




                                                                                     Bear Stearns
         No dealer, salesperson or other person has been                     Asset Backed Funding II Inc.
authorized to give any information or to make any                                     Depositor
representations, other than those contained in the
prospectus or prospectus supplement.  Any such                                  $
information or any such representations are not
authorized by the depositor or by the underwriters.  Do
not rely on any such information or any such                                Whole Auto Loan Trust
representations.                                                                 [______]

         We only intend the prospectus supplement to be                          $
an offer to sell or a solicitation of an offer to buy                        Class A-1 Asset Backed Notes
the offered securities if:
                                                                                 $
         o    used in a jurisdiction in which such offer or              Class A-2 ____% Asset Backed Notes
              solicitation is authorized,
                                                                                 $
         o    the person making such offer or solicitation is             Class B ____% Asset Backed Notes
              qualified to do so, and
                                                                                 $
         o    such offer or solicitation is made to anyone to             Class C ____% Asset Backed Notes
              whom it is lawful to make such offer or
              solicitation.                                                      $
                                                                          Class D Asset Backed Certificates
         The information in the prospectus or prospectus
supplement is only
accurate as of the date of this prospectus supplement.
                                                                           [------------------------------]
         All dealers effecting transactions in the                                    [Servicer]
offered securities within 90 days after the date of this
prospectus supplement may be required to deliver the
prospectus and prospectus supplement, regardless of
their participation in this distribution.  This is in                           PROSPECTUS SUPPLEMENT
addition to the obligation of dealers to deliver the                          Dated [__________________]
prospectus and prospectus supplement when acting as an
underwriter or when selling their unsold allotments or
subscriptions.
                                                                               Bear, Stearns & Co. Inc.


The information contained in this prospectus supplement and the attached prospectus is not complete and may be changed. We may not sell theses securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                    Subject to completion, dated _________.




Prospectus Supplement to Prospectus Dated _____________, 200_

                               $-------------------
                        Whole Auto Loan Trust [______]

                   Bear Stearns Asset Backed Funding II Inc.
                                   Depositor

                              [----------------]
                                   Servicer


                                The underwriters are offering the following certificates by this prospectus supplement:

                                                                                                Class A           Class B
                                                                                             Certificates       Certificates

 Before you purchase any            Certificate Balance............................        $                  $
 of these securities, be            Per Annum Interest Rate........................                      %                   %
 sure you read this                 Final Scheduled Payment Date...................
 prospectus supplement and          Initial Public Offering Price(1)...............                      %                   %
 the attached prospectus,           Underwriting Discount..........................                      %                   %
 especially the risk factors        Proceeds to Depositor(1)(2)....................        $                  $
 beginning on page S-__ of
 this prospectus supplement         --------------
 and on page __ of the              (1) The price of the certificates will include
 prospectus.                        interest accrued on the certificates, if any,
                                    from _________________.
 These securities are issued        (2) Before deducting other expenses estimated
 by the trust. The securities       at $___________. The total initial public
 are not obligations of Bear        offering price is $_________. The total
 Stearns Asset Backed Funding       underwriting discount is $_________. The total
 II Inc., Bear, Stearns & Co.       proceeds to the depositor are $__________.
 Inc., the servicer[s],             o   The certificates are secured by the assets of
 originator[s], the seller or           the trust, which consist primarily
 any of their respective                of motor vehicle installment sales
 affiliates.                            contracts and loan contracts secured by
                                        [new and used automobiles, light-duty
 No one may use this prospectus         trucks, motorcycles, recreational vehicles,
 supplement to offer and                vans, minivans and/or sport utility
 sell these securities unless           vehicles].
 it is accompanied by the
 prospectus.                        o   The trust will pay interest and principal on
                                        the certificates on the ___th day of each
                                        month, or if the __th is not a business day,
                                        the next business day. The first payment date
                                        will be ________________.
                                    o   The Class B Certificates are subordinated to
                                        the Class A Certificates.




Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                           Bear, Stearns & Co. Inc.

                          The date of this prospectus supplement is __________.

                               TABLE OF CONTENTS


READING THESE DOCUMENTS...........................S-1


SUMMARY OF TERMS OF THE CERTIFICATES..............S-2


RISK FACTORS......................................S-7


THE TRUST.........................................S-9


THE RECEIVABLES POOL.............................S-10

   Criteria Applicable to Selection of
   Receivables...................................S-10
   The [Originator's][Originators']
   Delinquency, Loan Loss and Recovery
   Information...................................S-14

THE ORIGINATOR[S]................................S-15

THE SELLER.......................................S-15

THE SERVICER[S]..................................S-15

HOW YOU CAN COMPUTE YOUR
  PORTION OF THE AMOUNT
  OUTSTANDING ON THE
  CERTIFICATES...................................S-15

   The Factors Described Above Will Decline
   as the Trust Makes Payments on the
   Certificates..................................S-15

MATURITY AND PREPAYMENT CONSIDERATIONS...........S-16

   Illustration of the Effect of Prepayments on
   the Weighted Average Life of the
   Certificates..................................S-17

DESCRIPTION OF THE CERTIFICATES..................S-20

   General.......................................S-21
   Distributions on Certificates.................S-21
   Statements to Certificateholders..............S-23
   Subordination.................................S-23
   Optional Redemption...........................S-24
   Auction Sale of Receivables...................S-24
   Accounts......................................S-24
   Servicing Compensation and Expenses...........S-25
   [Servicing Procedures.........................S-25
   Rights Upon Event of Servicing Termination....S-25
   Waiver of Past Events of Servicing TerminationS-25
   Reserve Account...............................S-25

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........S-26

CERTAIN STATE TAX CONSEQUENCES...................S-26

EMPLOYEE BENEFIT PLAN CONSIDERATIONS.............S-27

   Class A Certificates..........................S-27
   [Class B Certificates.........................S-27

UNDERWRITING.....................................S-28

LEGAL OPINIONS...................................S-30

GLOSSARY OF TERMS................................S-30

                            READING THESE DOCUMENTS

         We provide information on the certificates in two documents that offer varying levels of detail:

     1. Prospectus - provides general information, some of which may not apply to the certificates.

     2. Prospectus Supplement - provides a summary of the specific terms of the certificates.

      We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with "S". If the terms of the offered certificates described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [i] in this document and on page [2] in the prospectus to locate the referenced sections.

      The Glossary of Terms on page S-[__] of this prospectus supplement and the Glossary of Terms on page [__] in the prospectus list definitions of certain terms used in this prospectus supplement or the prospectus.

      You should rely only on information on the certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      In this prospectus supplement, the terms "we," "us" and "our" refer to Bear Stearns Asset Backed Funding II Inc.

                     SUMMARY OF TERMS OF THE CERTIFICATES

         The following summary is a short description of the main terms of the offering of the certificates. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the certificates, you will need to read both this prospectus supplement and the attached prospectus in their entirety.


Issuer

_______________ Trust ____ will be formed pursuant to a pooling and servicing agreement to be dated as of _______ ___, ____, among the servicer[s], the depositor and the trustee. The trust will acquire, in exchange for the issuance of its certificates, a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles], which constitute the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the certificates. The trust will be solely liable for the payment of the certificates.

Depositor

Bear Stearns Asset Backed Funding II Inc.

Offered Certificates

The following certificates are being offered by this prospectus supplement:

     $____________ Class A ____% Asset Backed Certificates

     $____________ Class B ____% Asset Backed Certificates

Closing Date

The trust expects to issue the certificates on __________________.

Cut-off Date

------------------.

Seller

[ ] [The seller is an affiliate of the depositor].

Originator[s]

------------------.

Servicer[s]

[ ] [Because there is more than one servicer, each servicer will be responsible only for the servicing duties described in this prospectus supplement as being undertaken by it.]

Trustee

------------------.

Payment Dates

On the ___th day of each month (or if the ___th day is not a business day, the next business day), the trust will distribute interest and principal on the certificates.

First Payment Date

The first payment date will be _________________.

Record Dates

On each payment date, the trust will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day immediately preceding the payment date. If definitive certificates are issued for the certificates, the record date will be the last day of the month immediately preceding the payment date.

Interest Rates

[The trust will distribute interest on each class of certificates at the per annum rates specified on the cover of this prospectus supplement.]

Interest Accrual

"30/360", accrued from the __th day of the previous month (or the closing date in the case of the first payment date) to the __th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on a class of certificates on each payment date will be the product of:

1. the outstanding certificate balance of that class;

2. the interest rate for that class; and

3. 30 (or in the case of the first payment date, _____) divided by 360.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled "Description of the Certificates -- Distributions on Certificates."

Priority of Distributions

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the trust will distribute the following amounts on each payment date in the following order of priority:

     (1) Servicing Fee -- the servicing fee and any other amounts payable to [the][each] servicer;

     (2) Class A Certificate Interest -- accrued and unpaid interest on the Class A Certificates distributable to the holders of those certificates;

     (3) Class A Principal - principal in the amount described in this prospectus supplement to the Class A Certificateholders;

     (4) Class B Certificate Interest -- accrued and unpaid interest on the Class B Certificates distributable to the holders of those certificates;

     (5) Class B Principal - principal in the amount described in this prospectus supplement to the Class B Certificateholders;

     (6) Reserve Account - the amount, if any, necessary to replenish the reserve account up to its [required][initial] amount; and

     (7) Residual - any remaining amount will be distributed to [the depositor] [_____].

For a more detailed description of the funds available to the trust to make distributions, the priority of distributions and the allocation of funds on each payment date, you should refer to "Description of the Certificates" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the certificates will be as follows:

Subordination

Payments of principal on the Class A Certificates will be subordinated to payments of interest on the Class A Certificates. Payments of interest on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates. Payments of principal on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates and payments of interest on the Class B Certificates.

Reserve Account

On the closing date, the seller will deposit $______________ to the reserve account for the trust.

On each payment date, if collections on the receivables are insufficient to pay the servicing fee and interest on the certificates, the trustee will withdraw funds from the reserve account, to the extent available, to pay such deficiency.

On the final scheduled payment date of each class of certificates, the trustee will apply any funds in the reserve account to pay the outstanding principal balance, if any, of that class of certificates that is not paid by other funds available.

Generally, the balance required to be on deposit in the reserve account will be [describe reserve account formula].

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first five items listed in "Priority of Distributions" above are satisfied.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance to [the depositor] [_____].

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Certificates -- Reserve Account" in this prospectus supplement.

Optional Prepayment

[__________] has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables sold to the trust has declined to __% or less of the initial aggregate principal balance of the receivables. The purchase price will equal [the outstanding principal balance of the receivables plus accrued and unpaid interest thereon at the weighted average interest rate borne by the certificates][or state other formula for that purchase price]. Also, [_____]'s option to purchase the receivables will not be exercisable unless the available proceeds will be sufficient to pay the certificates in full.

Auction Sale of Receivables

If [ ] does not exercise the option to purchase the receivables described in the preceding paragraph, the trustee will conduct an auction sale of the receivables. The depositor, the servicer[s] and any of their respective affiliates may bid to purchase the receivables. The trustee will not accept a bid unless it meets the minimum purchase price described in the preceding paragraph.

Final Scheduled Payment Dates

The trust is required to distribute the entire principal amount of each class of certificates, to the extent not previously paid, on the respective final scheduled payment dates specified on the cover page of this prospectus supplement.

Property of the Trust

The property of the trust will include the following:

     o the receivables and the collections on the receivables on or after ___________;

     o    security interests in the vehicles financed by the receivables;

     o    bank accounts (other than the reserve account); and

     o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables.

Composition of the Receivables

The composition of the receivables as of ________________ is as follows:
o  Aggregate Principal
   Balance....................    $
o  Number of
   Receivables................
o  Average Principal
   Balance....................    $
       (Range)................    $      to $
o  Average Original
   Amount Financed............    $
       (Range)................    $      to $
o  Weighted Average
   Contract Interest
   Rate.......................        %
       (Range)................        % to
                                      %
o  Weighted Average
   Original Term..............       months
       (Range)................       months to
                                     months
o  Weighted Average
   Remaining Term.............       months
       (Range)................       month to
                                     months
Servicer of the Receivables

The trust will pay the servicer a servicing fee on each payment date for the previous month equal to 1/12 of __% of the principal balance of the receivables at the beginning of the previous month. [In addition to the servicing fee, the servicer [will] [will not] be entitled to retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected during each month.]

Administration Fee

The trust will pay [______], as administrator, an administration fee of $[_______] per month payable in arrears on the following payment date.

Ratings

It is a condition to the issuance of the certificates that:

         the Class A Certificates be rated in the [highest] [long-term] rating category by at least two nationally recognized rating agencies; and

         the Class B Certificates be rated at least [____] by at least [two] nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the certificates, inasmuch as the rating does not comment as to market price or suitability for a particular investor. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates according to their terms. A rating agency rating the certificates may lower or withdraw its rating in the future, in its discretion, as to any class of the certificates.

Minimum Denominations

$1,000 and integral multiples thereof

Registration, Clearance and Settlement

Book-entry through DTC/Clearstream/
Euroclear

Tax Status

Opinions of Counsel

Sidley Austin Brown & Wood LLP will deliver its opinion that for federal income tax purposes the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

The depositor has structured the trust to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. The trust agrees, and you agree by your purchase of the certificates, to treat the trust as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets, for federal income tax purposes.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

[Class A
Certificates          The [Class A Certificates][certificates] are generally
                      eligible for purchase by employee benefit plans, subject to the considerations discussed under "Employee Benefit
                      Plan Considerations" in this prospectus supplement and the prospectus.]

[Class B
Certificates          The Class B Certificates may not be acquired by an
                      employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the Class B Certificates subject to the considerations discussed under "Employee Benefit
                      Plan Considerations" in this prospectus supplement and in the prospectus.]

Investor Information -- Mailing Address and Telephone Number

The mailing address of the principal executive offices of Bear Stearns Asset Backed Funding II Inc. is 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                              RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of these certificates.

Class B Certificates are Subject to
Greater Credit Risk Because the Class
B Certificates are Subordinate to the
Class                                    A Certificates The Class B
                                         Certificates bear greater credit risk
                                         than the Class A Certificates because
                                         payments of interest and principal on
                                         the Class B Certificates are
                                         subordinated to payments of interest
                                         and principal on the Class A
                                         Certificates.
Geographic Concentration May Result in
More Risk to You                         The records of the servicer[s]
                                         indicate that the billing
                                         addresses of the obligors of the
                                         receivables as of the [cut-off date]
                                         were in the following states:
                                                                                                      Percentage of
                                                                                                        Aggregate
                                                                                                        Principal
                                                                                                         Balance
                                                                                                         -------

                                         [                ].......................                              %
                                         [                ].......................                              %
                                         [                ].......................                              %
                                         [                ].......................                              %
                                         No other state, by those billing
                                         addresses, constituted more than 5%
                                         of the balance of the receivables as
                                         of the [cut-off date]. Economic
                                         conditions or other factors affecting
                                         these states in particular could
                                         adversely affect the delinquency,
                                         credit loss or repossession
                                         experience of the trust.

                                     S-7


[You May Experience a Greater Risk of
Loss On Your Securities as the Result
of Recent Terrorist Attacks.

                                         The effect of the terrorist attacks
                                         on the World Trade Center and the
                                         Pentagon on September 11, 2001 and
                                         related military action, as well as
                                         any other terrorist attacks, on the
                                         performance of the motor vehicle
                                         loans is unclear, but there has been
                                         an adverse effect on general economic
                                         conditions, consumer confidence and
                                         general market liquidity. You should
                                         consider the possible effects on the
                                         delinquency, default and prepayment
                                         experience of the receivables. In
                                         particular, under the Soldiers' and
                                         Sailors' Civil Relief Act of 1940, or
                                         the Relief Act, members of the
                                         military on active duty, including
                                         reservists, who have entered into a
                                         motor vehicle loan before entering
                                         into military service or, in the case
                                         of reservists, before being placed on
                                         active duty, may be entitled to
                                         reductions in interest rates to an
                                         annual rate of 6% and a stay of
                                         foreclosure and similar actions.
                                         Because the Relief Act covers
                                         obligors who enter military service
                                         (including reservists who are called
                                         to active duty) after origination of
                                         the motor vehicle loan, no
                                         information can be provided as to the
                                         number of receivables that may be
                                         affected. If an obligor's obligation
                                         to repay a receivable is reduced,
                                         adjusted or extended, the servicer
                                         will not be required to cover such
                                         amounts. Any resulting shortfalls in
                                         interest or principal payments on the
                                         receivables will reduce the amount
                                         available to make payments on your
                                         certificates.]


                                   THE TRUST

         The depositor will establish Whole Auto Loan Trust 200__ by assigning the receivables to the trust in exchange for the % Automobile Loan Pass-Through Certificates, Class A (the "Class A Certificates") and the % Automobile Loan Pass-Through Certificates, Class B (the "Class B Certificates"). Each certificate will represent a fractional undivided interest in the trust. The trust property will include a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles].

         The trust will not engage in any activity other than:

          o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

          o    issuing the certificates;

          o    making payments on the certificates; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

         The trust will not acquire any loans or assets other than the receivables and the property described below.

         The trust will be capitalized by the issuance of the certificates. The proceeds from the issuance of the certificates will be used by the trust
(1) to purchase the receivables from the depositor under a pooling and servicing agreement to be dated as of ______________ among the trust, the seller, the servicer[s], the depositor, the administrator and the trustee, and
(2) to fund the initial deposit to the reserve account.

         The trust property will also include:

          o all monies received on the receivables on or after ___________ (the "Cut-off Date");

          o    security interests in the financed vehicles;

          o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

          o the depositor's rights to certain documents and instruments relating to the receivables;

          o those amounts that from time to time may be held in the accounts maintained for the trust;

          o certain payments and proceeds with respect to the receivables held by the servicer; and

          o    any proceeds of the above items.

         The trust will be formed for this transaction pursuant to the pooling and servicing agreement and prior to formation will have had no assets or obligations. The trust will not acquire any contracts or assets other than the trust property described above.

         If the protection provided to the certificateholders by the reserve account is insufficient, the trust will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect [the] [a] servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds that the trust can distribute to the certificateholders. See "Description of the Certificates--Distributions on Certificates" in this prospectus supplement and "Some Important Legal Issues Relating to the Receivables" in the prospectus.

         The obligations of the trust will not be guaranteed by, and you will have no recourse for those obligations against, the originator[s], the seller, the depositor, the servicer[s], the administrator, the trustee, any of their respective affiliates or any other person.

                             THE RECEIVABLES POOL

         The trust will own a pool of receivables consisting of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by security interests in the [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] financed by those contracts. The pool will consist of the receivables that the originator[s] sold to the seller, the seller will sell to the depositor and the depositor will sell to the trust on the closing date. The receivables will include payments on the receivables that are made on or after the Cut-off Date.

Criteria Applicable to Selection of Receivables.

         The receivables were selected for inclusion in the pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." These criteria include the requirement that each receivable:

o has not been identified on the computer files of the related originator as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

o    has no payment more than ____ days past due as of the Cut-off Date; and

o    has a remaining principal balance, as of the Cut-off
     Date, of at least $___________.

         No selection procedures believed by the depositor to be adverse to the certificateholders were utilized in selecting the receivables. No receivable has a scheduled maturity later than _________________.

         The composition of the receivables as of the Cut-off Date is as follows:

o   Aggregate Principal
    Balance..................................   $
o   Number of
    Receivables..............................
o   Average Principal
    Balance..................................   $
       (Range)...............................   $            to $
o   Average Original
    Amount Financed..........................   $
       (Range)...............................   $            to $
o   Weighted Average
    Contract Rate............................          %
       (Range)...............................          % to        %
o   Weighted Average
    Original Term............................      months
       (Range)...............................      months to    months
o   Weighted Average
    Remaining Term...........................      months
       (Range)...............................      months to    months
o   Percentage of Aggregate Principal
    Balance of Receivables for
    New/Used Vehicles........................     % /  %

         The geographical distribution and distribution by Contract Rate of the receivables as of the Cut-off Date are set forth in the following tables.

 Geographic Distribution of the Receivables as of the [applicable] Cut-off Date

                                                     Percentage                                                        Percentage
                                                        of                                                                 of
                                                     Aggregate                                                         Aggregate
                          Number of     Principal    Principal                             Number of     Principal     Principal
State (1)                 Receivables    Balance     Balance (2)   State (1)              Receivables     Balance     Balance (2)
-----------------------   ------------- ---------    ------------  --------------------   ------------   ---------    ------------























--------------
(1) Based on the billing addresses of the obligors as of the Cut-off Date.
(2) May not add to 100% due to rounding.

Distribution by Contract Rate of the Receivables as of the Cut-off Date



                                                                                                     Percentage of
                                                                                                       Aggregate
                                                         Number of                                     Principal
Contract Rate                                           Receivables         Principal Balance         Balance (1)
-------------                                           -----------         -----------------         -----------






































Totals.........................................


--------------
(1) May not add to 100.00% due to rounding.

The [Originator's] [Originators'] Delinquency, Loan loss and Recovery
Information

         The following tables set forth [name of originator of 10% or more of the receivables pool]'s historical delinquency, repossession and net credit loss experience for each of the periods shown for the portfolio of [automobile] [light-duty truck] [motorcycle] [recreational vehicle] [van] [minivan] [sport utility vehicle] receivables, [including those that the originator or acquirer previously sold but that the originator or acquirer or its respective affiliates continues to service]. We cannot assure you that the performance of the receivables in the future will be comparable to the originators' or acquirers' experiences set forth below. Accordingly, the delinquency, repossession and net loss percentages for the receivables owned by the trust would likely be different than those shown:

                Delinquency Experience for [name of originator]
                                            ------------------


                                                                    At December 31,
                                                                    ---------------
                              1998                  1999                  2000                  2001                  2002
                              ----                  ----                  ----                  ----                  ----
                       Dollars    Number     Dollars    Number     Dollars    Number     Dollars    Number     Dollars    Number
                      (in 000s)   of Loans  (in 000s)   of Loans  (in 000s)   of Loans  (in 000s)   of Loans  (in 000s)   of Loans
                      ---------   --------  ---------   --------  ---------   --------  ---------   --------  ---------   --------

Outstandings....
Delinquencies over
30 days(1)(2)...
Delinquencies over
30 days (%)(3)..
   (1) Delinquencies include principal amounts only.
   (2) The period of delinquency is based on the number of days payments are contractually past due.
   (3) As a percent of outstandings.



                 Loan Loss Experience for [name of originator]
                                           ------------------


                                                                              Year Ended December 31,
                                                                              -----------------------
                                                           1998           1999           2000          2001           2002
                                                           ----           ----           ----          ----           ----
                                                                                         (Dollars in 000s)
Number of Loans(1) ..........................
Period Ending Outstandings...................
Average Outstandings(2) .....................
Number of Gross Charge-Offs .................
Gross Charge-Offs(3).........................
Gross Charge-Offs as a % of Period End Outstandings..
Gross Charge-Offs as a % of Average Outstandings.....
Recoveries(4)................................
NetCharge-Offs(5)...........................
Net Charge-Offs as a % of Period End Outstandings....
Net Charge-Offs as a % of Average Outstandings.......


----------
(1)      Number of loans as of period end.
(2) [Averages were computed by taking an average of daily outstandings for the loans owned by the originator combined with an average of month-end outstandings for the loans sold and serviced by the originator for each period presented.]
(3) [Prior to _______, the amount charged off is the remaining principal balance less proceeds from the sale of repossessed vehicles or, in the case of repossessed vehicles that have not yet been sold, the remaining principal balance less estimated proceeds from the sale of those repossessed vehicles. As of _______, amounts charged off represent the remaining principal balance less proceeds the from sale of repossessed vehicles.]
(4) [Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off. Prior to ______, the proceeds realized in connection with the sale of the financed vehicles are not included in recoveries.]
(5) Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.

         [Set forth similar information for other originators if there is more than one originator responsible for 10% or more of the receivables pool.]

         The data presented in the foregoing tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the delinquency and loan loss information of the originator, or that of the trust with respect to its receivables, in the future will be similar to that set forth above.

                               THE ORIGINATOR[S]

         [Description of the originator and its underwriting standards.]

                                  THE SELLER

         [Description of the seller.]

                                THE SERVICER[S]

         [Description of the servicer and its servicing standards.]

                      HOW YOU CAN COMPUTE YOUR PORTION OF
                  THE AMOUNT OUTSTANDING ON THE CERTIFICATES

         [_________] will provide to you in each report that it delivers to you a factor that you can use to compute your portion of the certificate balance outstanding on your class of certificates.

         How the Servicer Computes the Factor for Your Class of Certificates. The servicer will compute a separate factor for each class of certificates. The factor for a class of certificates will be a nine-digit decimal that the servicer will compute prior to each distribution with respect to that class of certificates indicating the remaining certificate balance of that class of certificates, as of the applicable payment date. The factor will be calculated after giving effect to distributions to be made on that payment date, as a fraction (expressed as a decimal) of the initial certificate balance of that class of certificates.

         Your Portion of the Outstanding Certificate Balance of Your Certificates. For each certificate you own, your portion of your class certificates is the product of --

     o    the original denomination of your certificate; and

     o the factor relating to your class certificates computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Certificates

         The factor for each class of certificates above will initially be
1.000000000. They will then decline to reflect reductions, as applicable, in the outstanding certificate balance of the applicable class of certificates. These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Weighted Average Life of the Securities" in the prospectus. In addition, on each payment date, no principal payments will be made on the Class B Certificates until the amount of interest and principal due on the Class A Certificates has been paid.

         Since the rate of payment of principal of each class of certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of either class of certificates could occur significantly earlier than the final scheduled payment date.

         We Cannot Assure You That Your Certificates Will Be Repaid on the Final Scheduled Payment Date. We expect that final payment of each class of certificates will occur on or prior to the final scheduled payment date. However, we cannot assure you that sufficient funds will be available to pay each class of certificates in full on or prior to the final scheduled payment date. If sufficient funds are not available, the final distribution in respect of each class of certificates could occur later than that date.

         The Level of Prepayments of the Receivables and Required Purchases by the Originator[s] and the Servicer[s] are Unpredictable and May Affect Payments on the Certificates. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the originator[s] and/or the servicer[s] may be obligated to purchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables and thus the outstanding certificate balances of the certificates more quickly than expected and thereby reduce anticipated aggregate interest payments on the certificates. The certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables. Those reinvestment risks include the risk that interest rates may be lower at the time those holders received payments from the trust than interest rates would otherwise have been had those prepayments not been made or had those prepayments been made at a different time.

         Risks of slower or faster repayments. You should consider --

          o in the case of certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

          o in the case of certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Illustration of the Effect of Prepayments on the Weighted Average Life of the Certificates

         The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

         Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

         The rate of payment of principal of each class of certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment on the certificates could occur significantly earlier than the final scheduled payment date. The certificateholders will exclusively bear any reinvestment risk associated with early payment of their certificates.

         The table (the "ABS Table") captioned "Percent of Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that --

          o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

          o [each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days];

          o payments on the certificates are made on each payment date (and each payment date is assumed to be the ____day of the applicable month);

          o the balance in the reserve account on each payment date is equal to the Specified Reserve Account Balance;

          o    no event of default occurs;

          o    the certificates are issued on _________;

          o except as otherwise specified, [_________] does not exercise its option to purchase the receivables;

          o except as otherwise specified, the trustee does not conduct a successful auction of the receivables; and

          o    [describe any additional ABS Table assumptions].

         The ABS Table indicates the projected weighted average life of each class of certificates and sets forth the percent of the initial certificate balance of each class of certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

         The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of
----------------.


                                                       Weighted         Weighted Average     Weighted Average
                                                        Average         Original Term to     Remaining Term to       Weighted
                                Aggregate          Contract Rate of         Maturity             Maturity          Average Age
Pool                        Principal Balance          Interest            (In Months)          (In Months)        (In Months)
----                        -----------------          --------            -----------          -----------        -----------
1......................
2......................
3......................
4......................
5......................
6......................
7......................
8......................
9......................
10.....................
11.....................
12.....................
13.....................
14.....................
15.....................
16.....................
17.....................
18.....................
Total



         The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the weighted average original and weighted average remaining terms to maturity of the receivables are as assumed. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of certificates.

       Percent of Initial Certificate Balance at Various ABS Percentages

                                                   Class A Certificates and
                                                     Class B Certificates
                                                 -----------------------------

                     Payment Date                 %       %       %        %
                                                 -----  ------  ------  ------
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     ........................
                     Weight Average Life (1)
                     Weight Average Life
                        to Optional Call Date
                        (1)(2)

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related payment date, (b) adding the results and (c) dividing the sum by the related initial certificate balance of the certificate.

(2) This calculation assumes that [________] purchases the receivables on the earliest payment date on which it is permitted to do so.

         The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                        DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates under a pooling and servicing agreement dated as of __________ between the depositor, the seller, the servicer[s] and the trustee. We have filed a form of the pooling and servicing agreement as an exhibit to the registration statement of which the prospectus is a part. We will file a copy of the pooling and servicing agreement in its execution form with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the pooling and servicing agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any series and the related pooling and servicing agreement provided under the headings "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections.

General

         The certificates will be Book-Entry Securities. Definitive Certificates for the certificates will be issued only in the limited circumstances specified under "Certain Information Regarding the Securities--Definitive Securities" in the prospectus. Distributions on the certificates on a payment date will be made to persons who were the holders of record on the Record Date. You may purchase certificates in denominations of $1,000 and integral multiples thereof.

Distributions on Certificates

         Deposits to Collection Account. [Each] [The] servicer will establish the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements--Accounts" in the prospectus.

         Servicer Will Provide Information to Trustee. [[________] will be responsible for aggregating and processing the collection information received form the servicers.] On the Business Day prior to each payment date, [________] will inform the trustee of the following amounts with respect to the preceding Collection Period:

         (1) the amount of aggregate collections on the receivables, including all liquidation proceeds and recoveries;

         (2) the aggregate amount of receivables designated as defaulted receivables;

         (3) the aggregate Purchase Amount for the receivables to be repurchased by the originator or purchased by the servicer;

         (4) the aggregate amount to be withdrawn from the reserve account;

         (5) the aggregate amount to be distributed as principal and interest on the certificates; and

         (6)      the Servicing Fee.

         On or before the payment date, [each] [the] servicer will cause all collections on receivables and other amounts constituting Available Funds to be deposited into the Collection Account. See "Description of Receivables Transfer and Servicing Agreements -- Collections" and "-- Advances" in the prospectus.

         On each payment date the servicer will allocate collections for the preceding calendar month (the "Collection Period") according to Available Interest and Available Principal. The amounts represented by those terms are more precisely described in the section "Glossary of

Terms" in this prospectus supplement. In general, Available Interest for a Collection Period includes interest collections on the receivables (including the interest portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period) and recoveries on receivables that were designated as defaulted receivables prior to that Collection Period. Available Principal for a Collection Period includes principal collections on the receivables (including the principal portion of Purchased Amounts and liquidation proceeds on receivables designated as defaulted receivables in that Collection Period). A receivable will be designated as a "defaulted receivable" when [describe criteria for designation of a "defaulted receivable"].

         Distributions. On each payment date the trustee will deposit into the distribution account all amounts then on deposit in the Collection Account or, if the servicer[s] [is/are] required to make deposits into the Collection Account on a daily basis, only those funds received in respect of the Collection Period related to that payment date.

         On each payment date, the trustee will distribute amounts on deposit in the distribution account and, if applicable, the reserve account, in each case to the extent of those funds remaining after any prior required distributions, in the following order of priority:

          (1) to the servicer, first from Available Interest and then, if necessary, from any such funds in the reserve account, any unpaid Servicing Fee and other amounts payable to [each] [the] servicer for the related Collection Period and all unpaid Servicing Fees and other amounts payable to [each] [the] servicer from prior Collection Periods;

          (2) to the Class A Certificateholders, first from the Class A Percentage of Available Interest, then, if necessary, from the Class B Percentage of Available Interest, and then, if necessary, from any such funds in the reserve account, and finally, if necessary, from the Class B Percentage of Available Principal, interest distributable on the Class A Certificates for such payment date and any accrued and undistributed interest on the Class A Certificates for any prior payment dates;

          (3) to the Class A Certificateholders, first from the Class A Percentage of Available Principal, then, if necessary, from the Class B Percentage of Available Principal, and then, if necessary, from any such funds in the reserve account, and finally, if necessary, from the Class B Percentage of Available Interest, the Class A Principal Distribution for such payment date;

          (4) to the Class B Certificateholders, first from the Class B Percentage of Available Interest, and then, if necessary, from any such funds in the reserve account, interest distributable on the Class B Certificates for such payment date and any accrued and undistributed interest on the Class B Certificates for any prior payment dates;

          (5) to the Class B Certificateholders, first from the Class B Percentage of Available Principal, and then, if necessary, from any such funds in the reserve account, the Class B Principal Distribution for such payment date;

          (6) to the reserve account, the amounts, if any, required to replenish the reserve account up to the Specified Reserve Account Balance; and

          (7)  to [the depositor] [_____], any amounts remaining.

         The interest distributable on a class of certificates on a payment date will accrue on its certificate balance at the applicable per annum rate set forth on the cover of this prospectus supplement from and including the prior payment date (or the closing date in the case of the first payment date) to but excluding the current payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate (to the extent lawful).

         The Class A Principal Distribution for a payment date will equal the sum of (i) the Class A Percentage of Available Principal, (ii) the Class A Percentage of Available Principal for any prior payment date, but only to the extent, if any, that they have not already been distributed to the Class A Certificateholders and (iii) if that payment date is the final scheduled payment date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

         The Class B Principal Distribution for a payment date will equal the sum of (i) the Class B Percentage of Available Principal, (ii) the Class B Percentage of Available Principal for any prior payment date, but only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the final scheduled payment date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

         The Class A Percentage is ___% and the Class B Percentage is _____%.

Statements to Certificateholders

         On each payment date, the trustee will include with each distribution to each certificateholder a statement setting forth the applicable information under the heading "Certain Information Regarding the Securities--Reports to Securityholders" in the prospectus.

         The statements for each Collection Period will be delivered to DTC for further distribution to beneficial owners of the certificates in accordance with DTC procedures. Copies of those statements may be obtained by beneficial owners of certificates by a request in writing addressed to the trustee at its corporate trust office at _____________.

Subordination

         Payments of principal on the Class A Certificates will be subordinated to payments of interest on the Class A Certificates. Payments of interest on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates. Payments of principal on the Class B Certificates will be subordinated to payments of interest and principal on the Class A Certificates and payments of interest on the Class B Certificates. This subordination is effected by the allocation of funds set forth under "--Distributions on Certificates" above.

Optional Redemption

         All outstanding certificates will be prepaid in whole, but not in part, on any payment date on which [______________] exercises its option to purchase the receivables. [______________] may purchase the receivables when aggregate principal balance of the receivables sold to the trust has declined to __% or less of the initial aggregate principal balance of the receivables, as described in the prospectus under "Description of the Receivables Transfer and Servicing Agreements -- Termination." Upon such purchase by [______________], you will receive --

     o the outstanding certificate balance of your certificates together with accrued and unpaid interest at the rate of interest for your certificates; and

     o interest on any past due interest at the rate of interest for your certificates, to the extent lawful.

         Notwithstanding the foregoing, [___________] will not be permitted to exercise its option to purchase the receivables unless the available proceeds will be sufficient to pay the certificates in full.

Auction Sale of Receivables

         If [ ] does not exercise its right to purchase the receivables as described under the preceding caption, then the trustee will conduct an auction sale of the receivables. The trustee will accept the highest bid for the receivables but will not accept any bid unless the sales price, when applied in accordance with the priority of payments described under "--Distributions on Certificates -- Distributions," will result in the holders of the certificates receiving the price as described above. The depositor, the servicer[s] and any of their respective affiliates may bid to purchase the receivables.

Accounts

         In addition to the Collection Account, the following accounts will be established --

          o the trustee will establish a distribution account for the benefit of the certificateholders;

          o the trustee will establish and will maintain the reserve account at an Eligible Institution for the benefit of the certificateholders; and

          o    [describe any additional accounts to be established].

         The reserve account and the funds in the reserve account will not be property of the trust, but will be a segregated trust account held by the trustee.

Servicing Compensation and Expenses

         On each payment date [the] [each] servicer is entitled to receive the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates. The Servicing Fee will be paid only to the extent of Available Interest for such payment date, plus funds, if any, deposited into the Collection Account from the reserve account. [The] [Each] servicer [is also] [will not be] entitled to retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, it collected during the related Collection Period. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

[Servicing Procedures

         Describe servicing procedures of the servicer if different from description in the prospectus.]

Rights Upon Event of Servicing Termination

         If an Event of Servicing Termination occurs in respect of a servicer, the trustee or holders of Class A Certificates evidencing not less than 25% of the aggregate principal balance of the Class A Certificates may remove that servicer without the consent of any of the other certificateholders.

Waiver of Past Events of Servicing Termination

         If an Event of Servicing Termination occurs in respect of a servicer, holders of Class A Certificates evidencing at least a majority of the aggregate principal balance of the Class A Certificates, subject to the exceptions provided in the pooling and servicing agreement, may waive any Event of Servicing Termination in respect of that servicer except for a failure to make any required deposits to or payments from any account, without the consent of any of the other certificateholders.

Reserve Account

         Deposits to the Reserve Account. [The reserve account will be funded by a deposit by the seller on the closing date in the amount of $ .] The amount on deposit in the reserve account may increase from time to time up to the Specified Reserve Account Balance by deposits of funds withdrawn from the Collection Account to the extent available as described under "--Distributions on Certificates -- Distributions" above. The "Specified Reserve Account Balance" will equal [state formula].

         Withdrawals From the Reserve Account. On each payment date, the amount available in the reserve account will equal the lesser of (a) the amount on deposit in the reserve account and (b) the Specified Reserve Account Balance. The funds on deposit in the reserve account, up to the Specified Reserve Account Balance, will be available for distribution to the extent described under "-- Distributions on Certificates -- Distributions" above. Funds on deposit in the reserve account in excess of the Specified Reserve Account Balance will be paid to the seller.

         Investment. Amounts on deposit in the reserve account will be invested by the Trustee, as collateral agent, at the direction of the depositor in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the reserve account. Permitted Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each Rating Agency rating the certificates confirms that such actions will not adversely affect its ratings of the certificates, funds in the reserve account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

         Funds in the Reserve Account Will be Limited. Amounts on deposit in the reserve account from time to time are available to --

          o enhance the likelihood that you will receive the amounts due on your certificates; and

          o decrease the likelihood that you will experience losses on your certificates.

         However, the amounts on deposit in the reserve account are limited to the Specified Reserve Account Balance. If the amount required to cover shortfalls in funds on deposit in the Collection Account exceeds the amount available to be withdrawn from the reserve account, a shortfall in the amounts distributed to the certificateholders could result. Depletion of the reserve account ultimately could result in losses on your certificates.

         After the payment in full, or the provision for such payment of all accrued and unpaid interest on the certificates and the outstanding certificate balance of the certificates, any funds remaining on deposit in the reserve account, subject to certain limitations, will be paid to the seller.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Sidley Austin Brown & Wood LLP, Federal Tax Counsel for the trust, for federal income tax purposes, the trust will not be treated as an association (or a publicly traded partnership) taxable as a corporation. The depositor has structured the trust to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. The trust agrees, and you agree by your purchase of the certificates, to treat the trust as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets, for federal income tax purposes. See "Material Federal Income Tax Consequences -- Grantor Trusts" in the prospectus.

                        CERTAIN STATE TAX CONSEQUENCES

         The tax discussion in the prospectus does not address the tax treatment of the trust, the certificates or the certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your certificates.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

         For a general discussion of ERISA considerations in respect of the certificates, we refer you to the section entitled "Employee Benefit Plan Considerations" in the prospectus.

[Class A Certificates]

         The U.S. Department of Labor has granted an individual administrative exemption to Bear, Stearns & Co. Inc. (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to fully-secured motor vehicle installment loans such as the receivables owned by the trust.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Employee Benefit Plan Considerations -- Certificates Issued by Trusts" in the prospectus.

         Before purchasing a [Class A Certificate][certificate], a fiduciary of a Plan must satisfy itself that (i) the [Class A Certificates][certificates] are "certificates" for purposes of the Exemption and (ii) the general and specific conditions and requirements in the Exemption, including the requirements that, at the time of its acquisition, the certificate be rated BBB- (or its equivalent) or better by a Rating Agency, and that the Plan investing in the certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, would be met in the case of the [Class A Certificates][certificates].

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the applicability of the Exemption, and the potential consequences in their specific circumstances, before making an investment in any of the certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the [Class A Certificates][certificates] is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of any [Class A Certificates][certificates] to a Plan or to a person investing Plan assets of a Plan is in no respect a representation by the trust or the underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

[Class B Certificates

         Because the characteristics of the Class B Certificates will not meet the requirements of the Exemption and may not satisfy any other exemption issued under ERISA, a Plan may be engaging in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds Class B Certificates. Consequently, transfers of the Class B Certificates will not be registered by the trustee unless the trustee receives a representation from the transferee of the Class B Certificate that:

          o the transferee is not a Plan or a person acting on behalf of, or investing plan assets of, a Plan; or

          o if the purchaser is an insurance company, the purchaser is an insurance company that is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60.

         This representation will be deemed to have been made to the trustee by the transferee's acceptance of a Class B Certificate. If the representation is not true, the attempted transfer or acquisition will be void ab initio.]

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial certificate balances of Class A Certificates and Class B Certificates set forth opposite its name below:

                                           Certificate           Certificate
                                            Balance of            Balance of
                                             Class A               Class B
 Underwriters                              Certificates          Certificates
 ------------                              ------------          ------------
 Bear, Stearns & Co. Inc..............
 .....................................
 .....................................
 .....................................
      Total...........................


         The depositor has been advised by the underwriters that they propose to offer the certificates to the public initially at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Certificates and Class B Certificates, the public offering prices may change.

         The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to certain other dealers, expressed as a percentage of the certificate balance of each class of certificates and as an aggregate dollar amount, will be as follows:


                                         Underwriting                               Selling
                                         Discount and        Net Proceeds         Concessions         Reallowance
                                         Commissions         to Seller(1)        not to exceed       not to exceed
                                         -----------         ------------        -------------       -------------
Class A Certificates............
Class B Certificates............
    Total.......................


--------------
(1) Plus interest accrued on the certificates, if any, from ________ and before deducting other expenses estimated at $___________.

         Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

         If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates, as the case may be, in the open market.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase certificates in the open market to reduce the underwriters' short position or to stabilize the price of those certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those certificates, as the case may be, as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         None of the seller, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates. In addition, none of the seller, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The certificates are new issues of securities and there currently is no secondary market for the certificates. The underwriters for the certificates expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Certificates or the Class B Certificates will develop. If a secondary market for the Class A Certificates or the Class B Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your certificates.

         The trustee, as collateral agent, may, from time to time, invest the funds in the Collection Account and the reserve account, as applicable, in investments acquired from or issued by the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the originator[s] and [its] [their respective] affiliates.

         The depositor has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

         The closing of the sale of each class of the certificates is conditioned on the closing of the sale of the other class of certificates.

         [This prospectus supplement may be used, to the extent required, by [Bear, Stearns & Co. Inc.] in connection with offers and sales related to market making transactions. [Bear, Stearns & Co. Inc.] may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.]

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

                                LEGAL OPINIONS

         Certain legal matters relating to the certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. [Certain legal matters relating to the certificates will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP.]

                               GLOSSARY OF TERMS

         Additional defined terms used in this prospectus supplement are defined under "Glossary of Terms For the Prospectus" in the prospectus.

         "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on receivables and we describe under "Maturity and Prepayment Considerations".

         "ABS Table" means the table captioned "Percent of Initial Certificate Balance at Various ABS Percentages" beginning on page S-__ of this prospectus supplement.

         "Available Funds" means, for any payment date, the sum of:

          o the Available Collections for that payment date less the amount of the trustee [payable] [and the administration fee payable to the trustee and the administrator, respectively,] on such payment date; and

          o funds, if any, on deposit in the reserve account to the extent needed to cover the servicing fee, interest on the certificates or unpaid principal of a class of certificates on its final scheduled payment date.

         "Available Interest" means, for any payment date, the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below those amounts):

          o all payments collected on the receivables allocable to interest [including, without limitation, Payaheads, subject to the applicable exclusions described below];

          o all liquidation proceeds in respect of receivables that were designated as defaulted receivables, to the extent such proceeds are allocable to interest due on such receivables;

          o all recoveries in respect of receivables that were designated as defaulted receivables, liquidated and written off in prior Collection Periods;

          o the Purchase Amount of each receivable that was repurchased by the related originator or purchased by the servicer under an obligation that arose during the related Collection Period, to the extent attributable to accrued interest on such receivable; and

          o investment earnings on funds on deposit in the accounts established in connection with the trust.

         Available Interest for any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

         Available Interest on any payment date will exclude the following:

          o all payments and proceeds (including Liquidation Proceeds) of any receivables, the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

          o amounts received in respect of interest on Simple Interest Receivables during the related Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective annual percentage rates, assuming that a payment on each Simple Interest Receivable in received on its respective due date;

          o Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest on that Simple Interest Receivable, but not including interest for the then-current Collection Period, and only to the extent of any unreimbursed Simple Interest Advances on that Simple Interest Receivable; and

          o any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by the servicer during the related Collection Period.

         "Available Principal" means, with respect to any payment date, the sum of the following amounts with respect to the preceding Collection Period (subject to the exclusions set forth below those amounts):

          o all payments collected on the receivables allocable to principal [including, without limitation, Payaheads allocable to principal, subject to the applicable exclusions described below];

          o all liquidation proceeds attributable to the principal amount of receivables that were designated as defaulted receivables during such Collection Period;

          o to the extent attributable to principal, the Purchase Amount of each receivable that was repurchased by the related originator or purchased by the servicer under an obligation that arose during the related Collection Period; and

          o partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment that causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cut-off Date.

         Available Principal on any payment date will exclude all payments and proceeds of any receivables the Purchase Amount of which has been distributed on a prior payment date.

         Available Collections on any payment date will exclude the following:

          o all payments and proceeds (including Liquidation Proceeds) of any receivables, the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

          o Payaheads in respect of principal that have not been applied as payments under the related receivables in the related Collection Period; and

          o any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law, collected or retained by the servicer during the related Collection Period.

         "Book-Entry Securities" means securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

         "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York [or the State of _______] are authorized by law, regulation or executive order to be closed.

         "certificates" means, collectively, the Class A Certificates and the Class B Certificates.

         "certificate balance" means, with respect to a class of certificates, the original certificate balance for that class as reduced by all prior distributions of principal to the holders of record of that class of certificates. The original certificate balance of each class of certificates is set forth on the cover of this prospectus supplement.

         "Class A Certificateholders" means the holders of record of Class A Certificates.

         "Class A Certificates" means the __% Automobile Loan Pass-Through Certificates, Class A.

         "Class A Percentage" means _____%.

         "Class A Principal Distribution" means, with respect to any payment date, the sum of (i) the Class A Percentage of Available Principal (ii) the Class A Percentage of Available Principal for any prior payment date, but only to the extent, if any, that such Available Principal has not already been distributed to the Class A Certificateholders and (iii) if that payment date is the final scheduled payment date, the additional amount, if any, needed to reduce the certificate balance of the Class A Certificates to zero.

         "Class B Certificateholders" means the holders of record of Class B Certificates.

         "Class B Certificates" means the __% Automobile Loan Pass-Through Certificates, Class B.

         "Class B Percentage" means _____%.

         "Class B Principal Distribution" means, with respect to any payment date, the sum of (i) the Class B Percentage of Available Principal, (ii) the Class B Percentage of Available Principal for any prior payment date, but only to the extent, if any, that they have not already been distributed to the Class B Certificateholders and (iii) if that payment date is the final scheduled payment date, the additional amount, if any, needed to reduce the certificate balance of the Class B Certificates to zero.

         "Clearstream" means Clearstream Bank, societe anonyme, a professional depository under the laws of Luxembourg.

         "closing date" means ____________________.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means an account established pursuant to the pooling and servicing agreement, held in the name of the trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

         "Collection Period" means, with respect to a payment date, the calendar month preceding that payment date, or in the case of the initial payment date, the period from the Cut-off Date to _________________.

         "Contract Rate" means the per annum interest rate borne by a receivable.

         "Cut-off Date" means the date as of which the depositor will transfer the receivables to the trust, which is ___________________.

         "Definitive Certificates" means with respect to any class of certificates, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

         "distribution account" means an account established pursuant to the pooling and servicing agreement, held in the name of the trustee, into which the trustee is required to deposit, on each payment date, funds on deposit in the Collection Account.

         "DTC" means The Depository Trust Company and any successor depository selected by the trustee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means a professional depository operated by Euroclear Bank S.A./N.V.

         "Exemption" means the individual administrative exemption granted by the U.S. Department of Labor to Bear, Stearns & Co. Inc.

         "Federal Tax Counsel" means Sidley Austin Brown & Wood LLP.

         "final scheduled payment date" means ______________________________..

         "Liquidation Proceeds" means all proceeds of the liquidation of defaulted receivables, net of expenses incurred by the servicer in connection with the liquidation of those defaulted receivables and any amounts required by law to be remitted to the obligors on those liquidated receivables.

         "payment date" means the date on which the trust will distribute interest and principal on the certificates, which will be the _____ day of each month or, if any such day is not a Business Day, on the next Business Day, commencing _______________.

         "Plan" means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to ERISA,
Section 4975 of the Code or a Similar Law.

         "Rating Agency" means Standard & Poor's, Moody's Investors Service and Fitch Ratings.

         "Record Date" with respect to any payment date means the day immediately preceding the payment date or, if the certificates are issued as Definitive Certificates, the last day of the preceding month.

         "recoveries" means, with respect to any Collection Period after a Collection Period in which a receivable becomes a defaulted receivable, all monies received by the servicer with respect to that defaulted receivable during that Collection Period, net of any fees, costs and expenses incurred by and reimbursed to the servicer in connection with the collection of that defaulted receivable and any payments required by law to be remitted to the obligor.

         "reserve account" means the account that the trustee will establish in the name of the trustee [into which the seller will deposit the Reserve Initial Deposit] and into which the trustee will make the [other] deposits into and withdrawals from the reserve account as specified in this prospectus supplement.

         ["Reserve Initial Deposit" means the $ initially deposited into the reserve _______________ account.]

         "SEC" means the Securities and Exchange Commission.

         "Servicing Fee" means a fee payable to a servicer on each payment date for servicing the receivables that it services is equal to the product of 1/12 of __% and the aggregate principal balance of those receivables as of the first day of the related Collection Period.

         "Similar Law" means a federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

         "Specified Reserve Account Balance" means [state formula].


                                                                                     BEAR STEARNS
         No dealer, salesperson or other person has been                     ASSET BACKED FUNDING II INC.
authorized to give any information or to make any                                     DEPOSITOR
representations, other than those contained in the
prospectus or prospectus supplement.  Any such
information or any such representations are not                                 $
authorized by the seller or by the underwriters.  Do not
rely on any such information or any such representations.
                                                                            WHOLE AUTO LOAN TRUST [______]
         We only intend the prospectus supplement to be
an offer to sell or a solicitation of an offer to buy
the offered securities if:                                                           $
                                                                       Class A, ____% Asset Backed Certificates
         o    used in a jurisdiction in which such offer or
              solicitation is authorized,                                            $
                                                                       Class B, ____% Asset Backed Certificates
         o    the person making such offer or solicitation is
              qualified to do so, and

         o such offer or solicitation is made to anyone to whom it is lawful to make such offer or solicitation.

         The information in the prospectus or prospectus
supplement is only accurate as of the date of this
prospectus supplement.                                                     [______________________________]
                                                                                      [Servicer]
         All dealers effecting transactions in the offered securities within 90 days after the date of this prospectus supplement may be
required to deliver the prospectus and prospectus supplement, regardless           PROSPECTUS SUPPLEMENT
of their participation in this distribution.  This is in                         Dated [__________________]
addition to the obligation of dealers to deliver the
prospectus and prospectus supplement when acting as
underwriters or when selling their unsold allotments or
subscriptions.                                                                 Bear, Stearns & Co. Inc.



Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to completion, dated August [o], 2005


                            WHOLE AUTO LOAN TRUSTS

                              Asset Backed Notes
                           Asset Backed Certificates

                   Bear Stearns Asset Backed Funding II Inc.
                                   Depositor


-------------------------------
Before you purchase any
of these securities, be sure
to read the risk factors               Each trust --
beginning on page 9 of this
prospectus and the risk                o    will issue asset-backed notes and/or certificates in one or
factors set forth in the                    more classes, rated in one of the four highest rating
related prospectus                          categories by at least one nationally recognized statistical
supplement.                                 rating organization if they are sold under this prospectus;

The notes and the                      o    will own
certificates will represent                    --     interests in a portfolio of
obligations of or interests in                        motor vehicle installment
the trust only and will not                           sale contracts or loans
represent obligations of or                           secured by new and used
interests in Bear Stearns                             automobiles, light-duty
Asset Backed Funding II                               trucks, motorcycles,
Inc., Bear, Stearns & Co.                             recreational vehicles, vans,
Inc., the seller, the servicer,                       minivans and/or sport utility
any originator or any of                              vehicles and other property;
their respective affiliates.
                                               --     collections on those loans;
This prospectus may be
used to offer and sell any of                  --     security interests in the vehicles financed by those loans; and
the notes and/or certificates
only if accompanied by the                     --     funds in the accounts of the trust; and
prospectus supplement for
the related trust.                     o    may have the benefit of some form of credit or payment
                                            enhancement.

                                       The main sources of funds for making payments on a trust's securities will be collections on its portfolio of installment sale
-------------------------------        contracts or loans and any enhancement that the trust may have



These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the adequacy or accuracy of this prospectus or the attached prospectus supplement. Any representation to the contrary is a criminal offense.

                             --------------------


                 The date of this prospectus is [?] [?], 2005

                               TABLE OF CONTENTS

READING THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS
SUPPLEMENT..........................................1
WHERE YOU CAN FIND ADDITIONAL
INFORMATION.........................................1
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE..............................2
    Copies of the Documents.........................2
SUMMARY.............................................3
RISK FACTORS........................................9
THE TRUSTS.........................................19
    The Receivables................................19
    The Trustee....................................20
THE RECEIVABLES POOLS..............................20
    We Will Provide More Specific Information
    About the Receivables in the Prospectus
    Supplement.....................................22
WEIGHTED AVERAGE LIFE OF THE
SECURITIES.........................................23
USE OF PROCEEDS....................................24
THE DEPOSITOR......................................24
PRINCIPAL DOCUMENTS................................25
PAYMENTS ON THE SECURITIES.........................27
CERTAIN INFORMATION REGARDING THE SECURITIES.......28
    Fixed Rate Securities..........................28
    Floating Rate Securities.......................28
    Book-Entry Registration........................29
    Definitive Securities..........................34
    Reports to Securityholders.....................35
THE INDENTURE......................................37
    The Indenture Trustee..........................43
DESCRIPTION OF THE RECEIVABLES
TRANSFER AND SERVICING
AGREEMENTS.........................................44
    Sale and Assignment of Receivables.............44
    Accounts.......................................47
    Servicing Procedures...........................48
    Collections....................................49
    Advances.......................................50
    Servicing Compensation and Expenses............50
    Distributions..................................51
    Credit and Payment Enhancement.................52
    Net Deposits...................................53
    Statements to Trustees and Trusts..............53
    Evidence as to Compliance......................54
    Certain Matters Regarding the Servicer.........54
    Events of Servicing Termination................55
    Rights Upon Event of Servicing Termination.....55
    Waiver of Past Events of Servicing Termination.56
    Amendment......................................56
    Limitations on Commencement of
    Voluntary Bankruptcy Proceeding by Trustee.....57
    Payment of Notes...............................57
    Termination....................................57
    List of Certificateholders.....................58
    Administration Agreement.......................58
  SOME IMPORTANT LEGAL ISSUES
  RELATING TO THE RECEIVABLES......................59
    General........................................59
    Security Interest in the Receivables...........59
    Security Interests in the Financed Vehicles....59
    Enforcement of Security Interests in Vehicles..62
    Certain Bankruptcy Considerations..............62
    Consumer Protection Laws.......................63
    Servicemembers Civil Relief Act................64
    Other Matters..................................65
  MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES.....................................65
    Trusts Issuing Notes and Certificates
    Owned by Multiple Holders......................66
    Trusts Issuing Notes and in Which all
    Certificates are Retained by the Seller
    or an Affiliate of the Seller..................76
    Trusts Issuing Certificates and No Notes.......77
  CERTAIN STATE TAX CONSEQUENCES...................82
  EMPLOYEE BENEFIT PLAN CONSIDERATIONS.............83
    Certificates Issued by Trusts..................86
    Special Considerations Applicable
    to Insurance Company General Accounts..........88
  PLAN OF DISTRIBUTION.............................88
  LEGAL OPINIONS...................................89
  GLOSSARY OF TERMS FOR THE PROSPECTUS.............90
  ANNEX I...........................................1

                 READING THIS PROSPECTUS AND THE ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

         We provide information on your securities in two separate documents that offer varying levels of detail:

                o prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

                o the accompanying prospectus supplement will provide a summary of the specific terms of your securities.


         If the terms of the securities described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

         You will find a glossary of defined terms used in this prospectus on page 90.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

         In this prospectus, the terms "we," "us" and "our" refer to Bear Stearns Asset Backed Funding II Inc.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Bear Stearns Asset Backed Funding II Inc., as the originator of each trust, has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time of Asset Backed Notes and/or Asset Backed Certificates by various trusts created from time to time. This prospectus is part of the registration statement but the registration statement includes additional information.

         You may inspect and copy the registration statement at:

                 o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 800-732-0330),

                 o the SEC's regional office at 175 West Jackson Boulevard, Suite 700, Chicago, Illinois 60604, and

                 o the SEC's reference facilities at 233 Broadway, New York, New York 10279.

Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of the trust until we are no longer using this prospectus and we have terminated our offering of the securities of the trust.

         Copies of the Documents

         You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

         o you received this prospectus and the related prospectus supplement and

         o you request such copies from Bear Stearns Asset Backed Funding II Inc.,383 Madison Avenue, New York, New York 10179 (telephone 212-272-3311).

This offer only includes the exhibits to those documents if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

                                    SUMMARY

         The following summary is a short description of the main structural features that a trust's securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust's securities, you will need to read both this prospectus and the related prospectus supplement, in their entirety.

The Trusts

A separate trust will be formed to issue each series of securities. Each trust will be formed by an agreement between the depositor and the trustee of the trust.

The Seller

The prospectus supplement will name the seller of the receivables with respect to each trust. The seller will sell the related receivables to the depositor. The seller will either have originated the related receivables or have purchased them from the originator (other than motor vehicle dealers).

There may be more than one seller of receivables with respect to a trust. In the case of a trust with respect to which there is more than one seller, you should construe references in this prospectus to the "seller" to be references to each applicable seller, as appropriate.

The Originator

The prospectus supplement will name the originator of the receivables (other than motor vehicle dealers) with respect to each trust if the seller did not originate those receivables. If the seller did originate the receivables of a trust, references in this prospectus to the originator are references to that seller.

There may be more than one originator of receivables with respect to a trust. In the case of a trust with respect to which there is more than one originator, you should construe references in this prospectus to the "originator" to be references to each applicable originator, as appropriate.

The Servicer

The prospectus supplement will name the servicer with respect to each trust. A trust may have more than one servicer, in which case the prospectus supplement will name each such servicer and specify which servicing duties each such servicer will perform. If a trust has more than one servicer, references in this prospectus to a servicer will include each of the related trust's servicers unless otherwise specified.

A prospectus supplement may specify that a servicer will engage one or more subservicers to perform all or some of its servicing obligations.

The Depositor

Bear Stearns Asset Backed Funding II Inc.

Trustee

The prospectus supplement will name the trustee for the trust.

Indenture Trustee

If a trust issues notes, the prospectus supplement will name the indenture trustee.

Securities

A trust's securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

o        its principal amount;

o        its interest rate, which may be fixed or variable or a combination;

o the timing, amount and priority or subordination of payments of principal and interest;

o the method for calculating the amount of principal and interest payments;

o the payment dates, which may occur at monthly, quarterly or other specified intervals, for that class;

o whether and for how long payments of principal and interest will be delayed upon the occurrence of certain events;

o        its final scheduled payment date;

o        whether and when it may be redeemed prior to its final payment date;

o how collections and losses on the receivables are allocated among the classes of securities; and

o if applicable, which receivables support one or more specified classes of securities.

Some classes of securities may be entitled to:

o principal payments with disproportionate, nominal or no interest payments or

o interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities that is not being offered to the public.

Optional Prepayment

Generally, the servicer or another person specified in the related prospectus supplement will have its option to purchase the receivables of each trust on any payment date when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance of the receivables. Upon such a purchase, the securities of that trust will be prepaid in full. If a trust has more than one servicer, the related prospectus supplement will specify how this repurchase option may be exercised.

Auction Sale of Receivables

The prospectus supplement for a trust may provide that, if the servicer or such other person specified in the related prospectus supplement has not exercised the option to purchase the receivables of that trust as described in the preceding paragraph, then the indenture trustee will conduct an auction sale of those receivables in the manner and subject to the conditions described in that prospectus supplement.

The Receivables and Other Trust Property

The assets of each trust will consist of interests in a pool of retail installment sales contracts, retail installment loans, purchase money notes or other notes secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles and other property, including:

o the rights to receive payments made on the receivables after the cut-off date specified in the related prospectus supplement;

o        security interests in the vehicles financed by the receivables; and

o        any proceeds from claims on various related insurance policies.

The receivables of each trust will be either originated by the related originators or purchased by the related originators from motor vehicle dealers or lenders pursuant to agreements with such dealers or lenders. If an originator does not sell its receivables directly to the depositor, it will have sold them to a seller identified in the related prospectus supplement, which is expected to be an entity owned by the depositor or affiliates of the depositor. The seller will sell the receivables to the depositor, who will in turn convey them to the trust that is issuing the related series of securities.

You will find a description of the characteristics of each trust's receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see "The Receivables Pools" in this prospectus.

Other Property of the Trust
---------------------------

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

o        an account into which collections are deposited;

o        an account to fund post-closing purchases of additional receivables;
         or

o a reserve account or other account relating to credit or payment enhancement.

Purchase of Receivables After the Closing Date
----------------------------------------------

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the depositor, which will purchase the receivables from the related seller, over a period specified in the prospectus supplement.

Credit or Payment Enhancement

The prospectus supplement will specify the credit or payment enhancement, if any, for each series of securities. Credit or payment enhancement may consist of one or more of the following:

     o    subordination of one or more classes of securities;

     o    a reserve account;

     o overcollateralization, meaning the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust's securities;

     o excess interest collections, meaning the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve account, if any;

     o    letter of credit or other credit facility;

     o    surety bond or insurance policy;

     o    liquidity arrangements;

     o swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

     o    repurchase or put obligations;

     o    yield supplement accounts or agreements;

     o    guaranteed investment contracts;

     o    guaranteed rate agreements;

     o arrangements that discount the principal balance of certain receivables; or

     o other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable for securities issued by a trust. The presence of enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Account
---------------

If there is a reserve account, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement. The prospectus supplement may also specify other methods of funding the reserve account.

Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement will also specify (1) any minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see "Description of the Receivables Transfer and Servicing Agreements -- Credit and Payment Enhancement" in this prospectus.

Transfer and Servicing of the Receivables

With respect to each trust, if the seller did not originate the receivables, it will have purchased the receivables from one or more originators. The seller will sell the receivables to the depositor under a receivables purchase agreement. The depositor will then transfer the receivables to the trust under a sale and servicing agreement or a pooling and servicing agreement. The related servicer or servicers will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables. If a trust has more than one servicer, references in this prospectus to a servicer will include each of the related trust's servicers unless otherwise specified. A servicer may engage one or more subservicers to perform all or part of its servicing obligations. If the servicer of a trust engages one or more subservicers, references in this prospectus to a servicer will include each of the related trust's subservicers unless otherwise specified.

For more information about the sale and servicing of the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

Servicing Fees
--------------

Each trust will pay the related servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation (i) certain fees and charges paid by obligors and (ii) all or a portion of the net investment income from reinvestment of collections on the receivables.

Servicer Advances of Certain Late Interest Payments
---------------------------------------------------

If so specified in the related prospectus supplement, when interest collections received on the receivables are less than the scheduled interest collections in a monthly collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for those advances that are not repaid out of collections of the related late payments.

Repurchase May Be Required For Modified Receivables
---------------------------------------------------

Unless otherwise specified in the related prospectus supplement, in the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

For a discussion of the servicer's repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Servicing Procedures" in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty
---------------------------------------------------------------------

Each originator or other person specified in the prospectus supplement will make representations and warranties as of a specified date relating to the receivables sold by it to the depositor.

The originator or such other specified person will be required to repurchase a receivable from the depositor if (1) any of the originator's representations or warranties is breached with respect to that receivable, (2) the receivable is materially and adversely affected by the breach and (3) the breach has not been cured following the discovery by or notice to the originator of the breach. If so specified in the related prospectus supplement, the originator will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, instead to substitute a comparable receivable for the receivable otherwise requiring repurchase.

For a discussion of the representations and warranties given by the originator and its related repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

Tax Status

Sidley Austin Brown & Wood LLP, Federal Tax Counsel to the Trust, will deliver an opinion with respect to each related trust that, for U.S. federal income tax purposes:

(1) securities issued by such trust as notes will be treated as indebtedness; and

(2) the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

As specified in the related prospectus supplement, (i) the trust will be structured to be classified for federal income tax purposes as a partnership, and the trust and investor, by its purchase, will agree to treat the trust as a partnership, with the certificates evidencing partnership interests, for federal income tax purposes, or (ii) the trust will be structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the trust and investor, by its purchase, will agree to treat the trust as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets, for federal income tax purposes.

See "Material Federal Income Tax Consequences" and "Certain State Tax Consequences" in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

Employee Benefit Plan Considerations

Notes

Notes will generally be eligible for purchase by employee benefit plans.

Grantor Trust Certificates

Certificates issued by a grantor trust with an investment grade rating will generally be eligible for purchase by employee benefit plans.

Other Certificates

Certificates issued by an owner trust generally will not be eligible for purchase by an employee benefit plan.

If you are an employee benefit plan, you should review the matters discussed under "Employee Benefit Plan Considerations" in this prospectus before investing in the securities.

Form, Denomination and Record Date

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

                                 RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other
persons in the
receivables could
reduce the funds
available to make
payments on your
securities          Financing statements under the Uniform Commercial Code
                    will be filed reflecting the sale of the receivables by the originator to the seller (if the seller is not the originator), by the seller to us and by us to the trust.
                    Unless otherwise specified in the related prospectus supplement, the originator's accounting records and computer systems will be marked to reflect a sale of the receivables to the seller, and each of the transfers of the receivables by the seller to the depositor and by the depositor to the trust. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the trust, another person could acquire an interest in a receivable that is superior to the trust's interest by obtaining physical possession of the loan document representing that receivable without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities.

                    If another person acquires a security or other interest in a financed vehicle that is superior to the trust's security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

                    The trust's security interest in the financed vehicles could be impaired for one or more of the following reasons:

                    o the originator or the seller (if the seller is not also the originator) might fail to perfect its security interest in a financed vehicle;

                    o another person may acquire an interest in a financed vehicle that is superior to the trust's security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party;

                    o the trust may not have a security interest in the financed vehicles in some states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest therein to the trust;

                    o holders of some types of liens, such as tax liens or mechanics' liens, may have priority over the trust's security interest; and

                    o the trust may lose its security interest in vehicles confiscated by the government.

                    None of the originator, the seller, the servicer or any other party will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

Consumer protection
laws may reduce
payments on your
securities          Federal and state consumer protection laws impose
                    requirements upon creditors in connection with extensions of credit and collections on retail installment loans.
                    Some of these laws make an assignee of the loan, such as a trust, liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of
the trust are
available to pay
your securities     The securities represent interests solely in a trust or
                    indebtedness of a trust and will not be insured or guaranteed by the depositor, the seller or any of their respective affiliates, or any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or payment enhancement for the trust. If so specified in the related prospectus supplement, a class of securities may be secured or supported only by a portion of a trust's receivables. Therefore, you must rely solely on the assets of the trust, or a specified portion of those assets, for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

                    The assets of a trust will consist solely of its receivables and, to the extent specified in the prospectus supplement, various deposit accounts and any credit or payment enhancement.

                    Amounts on deposit in any reserve account will be limited and subject to depletion. The amount required to be on deposit in any reserve account will be limited. If the amounts in the reserve account are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on your securities, the trust will depend solely on collections on the receivables and any other credit or payment enhancement, which will be limited, to make payments on your securities. In addition, the minimum required balance in a reserve account may decrease as the outstanding balance of the receivables decreases.

                    You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities. Under the circumstances described herein and in the related prospectus supplement, the receivables of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in
collecting payments
could occur if the
servicer ceases
to act as servicer
or its subservicer  If a servicer or its subservicer that is specified in the related prospectus supplement were to cease acting as servicer or subservicer, the processing of payments on the receivables serviced by that servicer or its subservicer and information relating to collections could be delayed, which could delay payments to securityholders. Unless otherwise specified in the related prospectus supplement, a servicer can be removed as servicer if it defaults on its servicing obligations as described in this prospectus. See "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination." Unless otherwise specified in the related prospectus supplement, a servicer may resign as servicer under certain circumstances described in this prospectus. See "Description of the Receivables Transfer and Servicing Agreements -- Certain Matters Regarding the Servicer."

Bankruptcy of the
originator, the
seller or the
depositor could
result in delays
in payment or
losses on
the securities      If an originator, a seller or the depositor becomes
                    subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. The originator specified in the related prospectus supplement will sell the receivables to the seller, who will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the applicable trust.
                    However, if a non-bank originator or a seller becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the originator or the seller, as applicable, effectively still owns the receivables by concluding that the sale to the seller or the depositor, as applicable, was not a "true sale."
                    Similarly, if the depositor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the depositor effectively still owns the receivables by concluding that the sale to the trust was not a "true sale." In addition, if the parent of a non-bank originator or a seller or the depositor becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that the parent effectively still owns the receivables by concluding that the parent should be consolidated with the subsidiary for bankruptcy purposes. If a court were to reach any of these conclusions, you could experience losses or delays in payments on your securities due to, among other things:

                    o the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the federal bankruptcy code that permit substitution of collateral in certain circumstances;

                    o certain tax or government liens on the originator's or the seller's property that arose prior to the transfer of the receivables to the trust have a claim on collections that is senior to payments on your securities; and

                    o    the trust not having a perfected security interest in
                         (1) one or more of the vehicles securing the receivables or (2) any cash collections held by the servicer, if the servicer is the originator or the seller, at the time that the servicer becomes the subject of a bankruptcy proceeding.

                    In general, the depositor will take certain steps in structuring the transactions to reduce in certain respects the risk that a court would consolidate the depositor with its parent for bankruptcy purposes or conclude that the sale of the receivables by the originator to the seller and the seller to the depositor were not "true sales" or to otherwise mitigate the effect of such an occurrence.

                    If there are other transfers of receivables specified in a prospectus supplement, the same considerations discussed above in this risk factor will apply to each such transfer and the related transferor.

                    The considerations arising from the originator's or seller's insolvency will vary somewhat from those discussed above if the originator or seller, as applicable, is a bank subject to the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989. If the originator or seller specified in the related prospectus supplement is a bank, we will describe the applicable insolvency considerations in that prospectus supplement.

Subordination may
cause some classes
of securities to
bear additional     credit risk To the extent specified in the related
                    prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.

                    Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

                    o interest payments on any date on which interest is due may first be allocated to the more senior classes;

                    o principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

                    o principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made;

                    o subordinated classes bear the risk of losses on the receivables and the resulting cash shortfalls before the more senior classes do; and

                    o if the trustee sells the receivables after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                    The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the prospectus supplement.

Prepayments on the
receivables may
adversely affect
the average life
of and rate of
return on your
securities          You may not be able to reinvest the principal repaid to
                    you at a rate of return that is equal to or greater than the rate of return on your securities. Faster-than-expected prepayments on the receivables will cause the trust to make payments on its securities earlier than expected. A higher or lower than anticipated rate of prepayments on the receivables may reduce the yield on your securities.
                    We cannot predict the effect of prepayments on the average life of your securities. All the receivables, by their terms, may be prepaid at any time. Prepayments, and sales of receivables that have the effect of a prepayment, include:

                    o    prepayments in whole or in part by the obligor;

                    o    liquidations due to default;

                    o partial payments with proceeds from physical damage, credit life and disability insurance policies;

                    o required purchases of receivables by the servicer or repurchases of receivables by the seller for specified breaches of their representations or covenants;

                    o an optional repurchase of a trust's receivables by the servicer or another person specified in the related prospectus supplement when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance of the receivables; and

                    o the sale of a trust's receivables in a successful auction.

                    A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

                    As a result of prepayments, the final payment of each class of securities is expected to occur prior to the final scheduled payment date for that class specified in the related prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of that class of notes will occur later than that date.

                    For more information regarding the timing of repayments of the securities, see "Weighted Average Life of the Securities" in the prospectus supplement and in this prospectus.

You may suffer
losses on your
securities because
the servicer,
or a subservicer,
if applicable,
will hold
collections and
may commingle
them with its
own funds           With respect to each trust, to the extent specified in the related prospectus supplement, the servicer, or a subservicer, if applicable, will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the day prior to the next date on which distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to pay these amounts to the trust on the payment date, you might incur a loss on your securities.

                    For more information about the servicer's obligations regarding payments on the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Collections" in this prospectus.

Reliance on
representations
and warranties by
the originator,
the seller, the
depositor or the
servicer that
proves to be
inadequate may
result in losses
on your securities  With respect to the receivables of a trust, if the seller is not also the originator, the originator will make representations and warranties on the characteristics of the receivables to the seller. In connection with the sale of the receivables by the seller to the depositor, the seller may assign those representations and warranties to the depositor or may make its own representations and warranties to the depositor. In connection with the transfer of receivables by the depositor to a trust, the depositor will assign those representations and warranties to the trust. In some cases, the originator will make its representations and warranties to the depositor, which will then exercise remedies in respect of those representations and warranties in favor of the trust. In some circumstances, the originator may be required to repurchase receivables that do not conform to the representations and warranties. In addition, under some circumstances the servicer may be required to purchase receivables from a trust. If the originator fails to repurchase any receivables that it is required to purchase, the trust may suffer a loss and, in turn, you may suffer a loss on your securities.

The senior class of
securities controls
removal of the
servicer upon a
default on
its obligations     Generally, the holders of a majority of a trust's senior
                    class of notes (or the applicable trustee acting on their behalf), or, if no notes are outstanding, the holders of a majority of a trust's senior class of certificates (or the applicable trustee acting on their behalf) can remove the related servicer if the servicer--

                    o does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

                    o defaults on a servicing obligation that materially and adversely affects the trust after a grace period after notice; or

                    o initiates or becomes the subject of insolvency proceedings.

                    Those holders may also waive a default by the servicer. The holders of any subordinate class of securities do not have any rights to participate in those determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes. See "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination."

You may not be able
to resell your
securities          There may be no secondary market for the securities.
                    Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so.
                    We cannot assure you that a secondary market will develop.
                    In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

Geographic
concentration
of a trust's
receivables
may adversely
affect your
securities          Adverse economic conditions or other factors particularly
                    affecting any state or region where there is a high concentration of a trust's receivables could adversely affect the securities of that trust. We are unable to forecast, with respect to any state or region, whether any of these conditions may occur, or to what extent the receivables or the repayment of your securities may be affected. The location of a trust's receivables by state, based upon obligors' addresses at the time the receivables were originated, will be set out in the related prospectus supplement.

Ratings of the
securities          At the initial issuance of the securities of a trust, at
                    least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories or in the categories otherwise specified in the prospectus supplement. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of an offered security's rating would adversely affect its market value.

If book-entry
registration is
used, you will be
able to exercise
your rights as a
securityholder only
through the clearing
agency and your
ability to transfer
your securities may
be limited          The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company or Clearstream (formerly Cedelbank) or Euroclear.
                    Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through The Depository Trust
                    Company and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in the Depository Trust Company system or Clearstream or Euroclear. Physical certificates will only be issued in the limited circumstances described in the prospectus. See
                    "Certain Information Regarding the Securities --
                    Definitive Securities" in this prospectus.

                                  THE TRUSTS

     The depositor will establish a separate trust as either a Delaware statutory trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the prospectus supplement will so state.

The Receivables

     Certain information concerning the servicing experience of the originator specified in the related prospectus supplement with respect to its portfolio of Motor Vehicle Loans (including previously sold Motor Vehicle Loans that the originator continues to service) will be set forth in that prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience on any pool of receivables owned by a trust will be comparable to that information.

     On or prior to the closing date for a trust, the originator will sell and transfer receivables directly to the depositor or to a seller identified in the related prospectus supplement. The seller will then sell and transfer the receivables to the depositor. The depositor will then sell and transfer the receivables to the trust. Generally, the trust will have the right to receive all payments on those receivables that are received on or after the date (a "cut-off date") specified in the prospectus supplement. To the extent provided in the related prospectus supplement, the seller will convey Subsequent Receivables to the depositor, and the depositor will convey those Subsequent Receivables to the trust, as frequently as daily during the Funding Period specified in the prospectus supplement. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. Any Subsequent Receivables will also be assets of the applicable trust allocated solely to that series of securities.

     A trust will purchase Subsequent Receivables only if the prospectus supplement so specifies.

     The property of each trust will also include:

          o security interests in the financed vehicles;

          o the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

          o the depositor's rights to documents and instruments relating to the receivables;

          o amounts that from time to time may be held in one or more accounts maintained for the trust;

          o any credit or payment enhancement specified in the prospectus supplement;

          o any property that shall have secured a receivable and that shall have been acquired by or on behalf of the originator, the seller, the servicer, the depositor or the applicable trust;

          o the interest of the depositor in any proceeds from recourse to dealers, if any, on receivables or financed vehicles with respect to which the servicer has determined that eventual repayment in full is unlikely; and

          o any and all proceeds of the above items.

    If the trust issues notes, the trust's rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders. If the trust issues certificates, the certificates will represent beneficial interests in the trust, and will be subordinated to the notes to the extent described in the related prospectus supplement.


The Trustee

     The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities will be limited solely to the express obligations of the trustee set forth in the trust agreement or the pooling and servicing agreement. The trustee may resign at any time, in which event the administrator, in the case of a trust agreement, or the servicer, in case of a pooling and servicing agreement, will be obligated to appoint a successor trustee. The administrator or the servicer may also remove the trustee if:

          o the trustee ceases to be eligible to continue as trustee under the trust agreement or the pooling and servicing agreement, as applicable, or

          o the trustee becomes insolvent.

     In either of these circumstances, the administrator or servicer must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     The administrator will be obligated to indemnify the trustee. If the administrator does not provide indemnification to the trustee, the trustee may be indemnified from the assets of the related trust. No indemnification will be permitted to be paid on any payment date until the holders of the securities issued by the trust have been paid and the servicer has been paid all amounts otherwise due to them on that date out of funds of the trust and the amount on deposit in any enhancement account equals its required amount.

     You will find the addresses of the principal offices of the trust and the trustee in the prospectus supplement.


                             THE RECEIVABLES POOLS

     Criteria for Selecting the Receivables. The related prospectus supplement will describe the applicable originator's underwriting guidelines and the servicer's servicing procedures, including the steps customarily taken in respect of delinquent receivables and the maintenance of physical damage insurance. The receivables to be held by each trust will be purchased by the depositor from the originator or the seller specified in the related prospectus supplement in accordance with several criteria, including, without limitation, that each receivable:

          o is secured by a new or used automobile, light-duty truck, motorcycle, recreational vehicle, van, minivan or sport utility vehicle;

          o was originated in the U.S.;

          o has a fixed or variable interest rate;

          o is a simple interest receivable or a precomputed receivable;

          o as of the cut-off date:

               -- had an outstanding principal balance of at least the amount set forth in the related prospectus supplement; and

               -- would not cause more than 20% (or such other percentage specified in the related prospectus supplement) of the receivable pool to be more than 30 days (or such other number of days specified in the related prospectus supplement) past due;

          o provides for level monthly payments that fully amortize the amount financed over its original term to maturity (provided that the payment in the last month of the term of the receivable may be minimally different from the level monthly payments) or provides for a different type of amortization described in the prospectus supplement; and

          o satisfies the other criteria, if any, set forth in the prospectus supplement.

     The related seller will select the receivables from the Motor Vehicle Loans in its portfolio that satisfy the above criteria. No selection procedures believed by the related seller to be adverse to the holders of securities of the related series will be used in selecting the receivables for the trust from receivables which meet the applicable selection criteria. Terms of the receivables included in each trust that are material to investors will be described in the related prospectus supplement.

     Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method that provides for the amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment under a simple interest receivable consists of an amount of interest which is calculated on the basis of the outstanding principal balance multiplied by the stated contract rate of interest of the loan and further multiplied by the period elapsed since the last payment of interest was made.

     If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date --

          o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

          o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date --

          o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

          o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor under a simple interest receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

     Receivables Other Than Simple Interest Receivables. If the receivables are not simple interest receivables, the prospectus supplement will describe the method of applying payments on the receivables.

     We Will Provide More Specific Information About the Receivables in the Prospectus Supplement

     We will provide information about the receivables to be held by each trust in the related prospectus supplement, including, to the extent appropriate:

          o the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

          o the aggregate principal balance of all of the related receivables;

          o the average principal balance of the related receivables and the range of principal balances;

          o the number of receivables in the receivables pool;

          o the average original amount financed and the range of original amounts financed;

          o the weighted average contract rate of interest and the range of those rates;

          o the weighted average original term and the range of original terms;

          o the weighted average remaining term and the range of remaining terms;

          o the scheduled weighted average life;

          o the distribution by the states of origination;

          o the underwriting guidelines applicable to the receivables; and

          o the servicing procedures applicable to the receivables.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the securities of each trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes include the following circumstances:

          o prepayments in whole by obligors, who may repay, in whole or in part, at any time without penalty;

          o partial prepayments by obligors, including those related to rebates of extended warranty contract costs and insurance premiums;

          o partial prepayments from proceeds from physical damage, credit life and disability insurance policies;

          o repurchases by the originator of any receivables sold to the trust if a breach of the representations and warranties made by the originator with respect to those receivables has occurred and the receivables are materially and adversely affected by the breach;

          o purchases by the servicer of any receivables from the trust if breaches of specified covenants occur or if the servicer extends or modifies the terms of any such receivable beyond the Collection Period preceding the final scheduled payment date for the securities specified in the prospectus supplement;

          o liquidations of the receivables due to default;

          o an optional repurchase of a trust's receivables by a servicer or another person specified in the related prospectus supplement when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance of the receivables; and

          o the sale of a trust's receivables in a successful auction when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the related prospectus supplement) or less of the initial aggregate principal balance of the receivables.

     In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust's receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller's consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the rate of prepayments of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

    In addition, a sale and servicing agreement or pooling and servicing agreement may allow the originator to refinance an existing Motor Vehicle Loan for an obligor so long as the proceeds of the refinanced loan are used to prepay the existing Motor Vehicle Loan in full and the refinanced loan is evidenced by a new promissory note. Any loan resulting from the refinancing will not be the property of the related trust.


                                USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of the securities of a trust will be applied by the trust --

          o to the purchase of the receivables from the depositor;

          o if the trust has a pre-funding account, to make the deposit into that account;

          o if the trust has a reserve account, to make the initial deposit into that account;

          o if the trust has a yield supplement account, to make the initial deposit into that account;

          o to pay other expenses in connection with the issuance of the securities; and

          o for any other purposes specified in the prospectus supplement.

     The depositor will use the portion of the net proceeds from the sale of the securities of a trust that is paid to it to purchase receivables from the related seller and to pay for certain expenses incurred in connection with the purchase of the receivables and the sale of the securities. The trust may also issue one or more classes of securities to the depositor, the seller, the originator or an affiliate of the depositor, the seller or the originator in partial payment for the receivables.


                                 THE DEPOSITOR

     The depositor was incorporated in the State of Delaware in July 2003 as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-3311.

     The only obligations, if any, of the depositor with respect to the securities issued by any trust may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the related originator simultaneously performs its obligation to repurchase such receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

     If so specified in the related prospectus supplement, the servicer with respect to the securities issued by any trust may be an affiliate of the depositor. The depositor anticipates that it will acquire receivables in the open market or in privately negotiated transactions, which may be through or from a seller or other transferor.

     Neither the depositor, the originator, the seller, the servicer nor any of their respective affiliates will insure or guarantee the receivables or the securities issued by any trust.


                              PRINCIPAL DOCUMENTS

     In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:


         Document                               Parties                             Primary Purposes
         --------                               -------                             ----------------
Trust Agreement                         Trustee and Bear Stearns Asset       o    Creates the trust
                                        Backed Funding II Inc., as
                                        depositor                            o    Provides for issuance
                                                                                  of certificates and
                                                                                  payments to
                                                                                  certificateholders
                                                                             o    Establishes rights and
                                                                                  duties of trustee
                                                                             o    Establishes rights of
                                                                                  certificateholders
Indenture                               Trust, as issuer of the notes,       o    Provides for issuance
                                        and indenture trustee                     of the notes, the terms of
                                                                                  the notes and payments to
                                                                                  noteholders
                                                                             o    Establishes rights and
                                                                                  duties of indenture trustee
                                                                             o    Establishes rights of
                                                                                  noteholders
Receivables Purchase Agreement          Seller, as seller, and depositor,    o    Effects sale of
                                        as purchaser                              receivables to the depositor
                                                                             o    Contains representations and
                                                                                  warranties of seller
                                                                                  concerning the receivables
Sale and Servicing Agreement            Depositor, as seller, the            o    Effects sale of
                                        servicer, as servicer, and a              receivables from the
                                        trust, as purchaser                       depositor to the trust
                                                                             o    Contains representations and
                                                                                  warranties of depositor
                                                                                  concerning the receivables
                                                                             o    Contains servicing
                                                                                  obligations of servicer

                                      25

         Document                               Parties                             Primary Purposes
         --------                               -------                             ----------------

                                                                             o    Provides for compensation to servicer
                                                                             o    Directs how cash flow
                                                                                  will be applied to expenses
                                                                                  of the trust and payments
                                                                                  on its securities



If the trust is a grantor trust (as specified in the prospectus supplement):


         Document                               Parties                             Primary Purposes
         --------                               -------                             ----------------

Receivables Purchase Agreement          Seller and Bear Stearns Asset        o    Effects sale of
                                        Backed Funding II Inc., as                receivables to the depositor
                                        purchaser                            o    Contains
                                                                                  representations and
                                                                                  warranties of seller
                                                                                  concerning the receivables
Pooling and Servicing Agreement         Trustee, Bear Stearns Asset          o    Creates the trust
                                        Backed Funding II Inc., as           o    Effects sale of
                                        depositor, and the servicer, as           receivables to the trust
                                        servicer                             o    Contains representations and
                                                                                  warranties of depositor
                                                                             o    Contains servicing
                                                                                  obligations of servicer
                                                                             o    Provides for compensation to servicer
                                                                             o    Provides for issuance
                                                                                  of certificates and
                                                                                  payments to certificateholders
                                                                             o    Directs how cash flow
                                                                                  will be applied to expenses
                                                                                  of the trust and payments
                                                                                  to certificateholders
                                                                             o    Establishes rights and
                                                                                  duties of trustee
                                                                             o    Establishes rights of
                                                                                  certificateholders

         Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

         A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

                          PAYMENTS ON THE SECURITIES

         The prospectus supplement will describe

          o the timing, amount and priority of payments of principal and interest on each class of the securities,

          o their interest rates or the formula for determining their interest rates,

          o the method of determining the amount of their principal payments,

          o the priority of the application of the trust's available funds to its expenses and payments on its securities, and

          o the allocation of losses on the receivables among the classes of securities.

         The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to

          o principal payments with disproportionate, nominal or no interest payments or

          o interest payments with disproportionate, nominal or no principal payments or

          o residual cash flow remaining after all other classes have been paid.

         A class of securities may be intended to have a single payment of principal on a single due date. The related trust may issue additional securities in order to finance such single payment of principal.

         Interest rates may be fixed or floating. In this regard, a trust may have an interest rate swap. If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust.

         Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of that class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A trust may have a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

         A trust may have a revolving period. During a revolving period, principal payments may not be made on the securities. Instead, a portion or all of the available principal collections will be used by the trust to purchase additional receivables. You will find a description of the characteristics of a trust's revolving period, if any, including the timing and duration of any revolving period, in the related prospectus supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

         Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement. Some other characteristics of the securities are also described below.

Fixed Rate Securities

         Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

         Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or
(ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the prospectus supplement.

         The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal Funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

         A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

          o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period. In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

          o a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

         Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the trust. All determinations of interest by a calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

         The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller or its affiliates, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC's nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, that nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class.

         If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of that class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of certificates, for distribution to certificateholders of that class of certificates in accordance with DTC's procedures with respect thereto.

         Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, those securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

         The prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as Book-Entry Securities.

         You may hold your securities through DTC in the U.S., Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

o borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

         The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward payments on the securities to its participants, which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the indenture trustee or the trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit payments on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

         DTC will advise the related administrator or servicer of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the related securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that its actions are taken on behalf of participants whose holdings include those undivided interests.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Clearstream) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG.

         Following the merger, the Board of Directors of CI renamed the companies in the group "Clearstream". With effect from January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". Consequently, there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in a number of currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

         The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in a number of currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

         With respect to any class of notes and any class of certificates issued in book-entry form, those notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

          (1) the indenture trustee or trustee, as applicable, of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the indenture trustee or trustee, as the case may be, is unable to locate a qualified successor, or

          (2) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to the securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of the related trust advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes or certificates is no longer in the best interest of the holders of those securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue the securities as Definitive Securities to those securityholders.

         Distributions of principal of, and interest on, those Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for those securities in the related prospectus supplement. Those distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

         On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered to the securityholders on the payment date. With respect to securities of each trust, each statement to be delivered to securityholders will include, to the extent applicable to those securityholders, the following information (and any other information so specified in the prospectus supplement) with respect to that payment date or the related Collection Period, as applicable:

          (1) the amount of the distribution allocable to principal of each class of securities;

          (2) the amount of the distribution allocable to interest on or with respect to each class of securities;

          (3) the interest rate or pass through rate for the next period for any class of securities of that trust with variable or adjustable rates;

          (4) the aggregate principal balance of the receivables as of the close of business on the last day of the preceding Collection Period;

          (5)  any overcollateralization amount or credit enhancement amount;

          (6) the aggregate outstanding principal amount for each class of securities, each after giving effect to all payments reported under clause (1) above on that date;

          (7) the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

          (8) the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

          (9) previously due and unpaid interest payments (plus interest accrued on that unpaid interest), if any, on each class of securities, and the change in those amounts from the preceding statement;

          (10) previously due and unpaid principal payments (plus interest accrued on that unpaid principal), if any, on each class of securities, and the change in those amounts from the preceding statement;

          (11) the aggregate amount to be paid in respect of receivables, if any, repurchased in that Collection Period;

          (12) the balance of any reserve account, if any, on that date, after giving effect to changes therein on that date;

          (13) the amount of Advances, if any, to be remitted by the servicer on that date;

          (14) for each such date during any Funding Period, the amount remaining in the pre-funding account; and

          (15) for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of the trust.

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

         Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of those securities.

         Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of the securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences."

         In addition, the filing with the SEC of periodic reports with respect to any trust will cease following the reporting period for that trust required by Rule 15d-1 under the Securities Exchange Act of 1934.


                                 THE INDENTURE

         With respect to each trust that issues notes, one or more classes of notes of the trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes that you are purchasing This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

         Events of Default. With respect to the notes issued by a trust, "Events of Default" under the related indenture will consist of:

          o a default by the trust for five days, or any other period specified in the prospectus supplement, in the payment of any interest on any notes (or, if so specified in the related prospectus supplement, on the most senior class of notes issued by the trust) issued by the trust;

          o a default in the payment of the principal of or any installment of the principal of any note issued by the trust when the same becomes due and payable;

          o a default in the observance or performance of any covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere as an Event of Default which default materially and adversely affects the noteholders and which default continues for a period of 30 days (or such other period specified in the prospectus supplement) after notice thereof is given to the trust by the applicable indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

          o any other events set forth in the related prospectus supplement.

         Unless otherwise specified in the prospectus supplement, the "Controlling Class" of notes of a trust will be its Class A Notes as long as they are outstanding. Unless otherwise specified in the prospectus supplement, when they have been paid in full, the next most senior class of the trust's notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

         The amount of principal due and payable to holders of a class of notes under the related indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for that class of notes.

         Rights upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class may declare the principal of those notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding at any time before the indenture trustee obtains a judgment or decree for the payment of money by the trust, if each of the following occur:

     o the issuer has paid or deposited with the indenture trustee enough money to pay:

          -- all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

          -- all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel;

     o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived; and

     o if any other requirement for the rescission of that declaration is specified in the related indenture, that other requirement has been satisfied.

         If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to apply collections on those receivables as if there had been no declaration of acceleration. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

               o the Event of Default arises from a failure to pay principal or interest;

               o the holders of 100% of the notes issued by that trust consent to the sale (excluding notes held by the seller, the servicer, any backup servicer or their affiliates);

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


               o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the trust at the date of the sale; or

               o the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the trust as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Controlling Class of the trust.

         Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

         Unless otherwise specified in the related prospectus supplement, no holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless --

               o that holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

               o the holders of not less than 25% in principal amount of the Controlling Class of the trust have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

               o that holder or those holders have offered the indenture trustee reasonable indemnity;

               o the indenture trustee has for 60 days after that notice, request and offer of indemnity failed to institute the proceeding; and

               o no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the outstanding amount of the Controlling Class.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

         Each trust will be subject to covenants under the indenture. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

               o Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

                    -- the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

                    -- the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

                    -- no event that is, or with notice or lapse of time or both would become, an Event of Default under the indenture shall have occurred and be continuing immediately after the merger or consolidation,

                    -- the trust has been advised that the rating of the notes and the certificates of the trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation,

                    -- the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

                    -- any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

                    -- if any other condition to the merger or consolidation of the trust with another entity is specified in the related indenture, that condition has been satisfied.

               o Other negative covenants. Each trust will agree, among other things, not to:

                    -- except as expressly permitted by the applicable principal documents specified in the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

                    -- claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust or its property,

                    --   dissolve or liquidate in whole or in part,

                    -- permit the lien of the related indenture to be amended, hypothecated, subordinated, terminated or discharged,

                    -- permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes of the related trust under the related indenture except as may be expressly permitted thereby, or

                    -- permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics' or certain other liens and except as may be created by the terms of the related indenture.

         No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of Advances, if applicable, made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or pooling and servicing agreement, as applicable, or other documents relating to the trust.

         Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in that capacity and any action taken by it that materially affects the related notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the notes outstanding under the indenture upon the delivery to the related indenture trustee for cancellation of all outstanding notes or, with certain limitations, upon deposit with that indenture trustee of funds sufficient for the payment in full of all outstanding notes.

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

         Modification of Indenture. Any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust but with prior notice to each Rating Agency rating the notes of the related trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision that may be inconsistent with this prospectus, your prospectus supplement or any other provision or making any other provision with respect to matters arising under the related indenture that will not be inconsistent with other provisions of the indenture provided that the action will not materially adversely affect the interests of the noteholders.

         The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust but with prior notice to each Rating Agency rating the notes of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of those noteholders (except as provided below) provided that:

               o that action will not materially adversely affect the interest of any noteholder

                    --   as evidenced by an opinion of counsel, or

                    -- if so provided in the related indenture, with respect to each Rating Agency, either (i) as evidenced by a letter from the Rating Agency rating the notes of the related trust, to the effect that such action will not cause the then current rating assigned to any class of those notes to be withdrawn or reduced or
                         (ii) the Rating Agency has received notice of such action and, within the period acceptable to such Rating Agency, has not informed the related trust that such action will cause the then current rating assigned to any class of those notes to be withdrawn or reduced; and

               o an opinion of counsel as to certain tax matters is delivered.

         The trust and the applicable indenture trustee may also enter into supplemental indentures, with the consent of the holders of a majority of the outstanding notes of the related trust and with notice to each Rating Agency rating the notes of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of those noteholders (except as provided below).

         Without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), however, no supplemental indenture will:

               o change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

               o impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

               o reduce the percentage of the outstanding amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default under the indenture and their consequences as provided for in the indenture;

               o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on those notes, the depositor, the seller or an affiliate of any of them;

               o reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the related trust;

               o modify the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend the indenture or any of the other principal documents specified in the Indenture;

               o affect the calculation of the amount of interest or principal payable on any note on any payment date (including the calculation of any of the individual components of the calculation);

               o affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

               o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any the collateral or deprive the holder of any the note of the security afforded by the lien of the indenture.

The Indenture Trustee

         The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust, on behalf of the trust, will be obligated to appoint a successor trustee. The administrator of a trust, on behalf of the trust, will be obligated to remove an indenture trustee if the indenture trustee ceases to be eligible to continue as such under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, a majority of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In that event, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for the trust.


                    DESCRIPTION OF THE RECEIVABLES TRANSFER
                           AND SERVICING AGREEMENTS

         The following summary describes certain terms of the documents pursuant to which the seller sells receivables to the depositor, the depositor transfers those receivables to a trust and the servicer services the receivables on behalf of the trust. A trust may have more than one servicer, each of which will be responsible for the servicing duties allocated to it as specified in the related prospectus supplement. If a trust has more than one servicer, references in this prospectus to a servicer will include each related servicer unless otherwise specified. Any such servicer may be a party to a separate sale and servicing agreement or, if so specified in the related prospectus supplement, a separate servicing agreement to which the trust is a party or of which the trust is a beneficiary. The document that provides for the sale of receivables by the seller to the depositor is the receivables purchase agreement. In the case of a trust that is not a grantor trust, the document pursuant to which the depositor transfers the receivables to the trust and the servicer services those receivables for the trust is the sale and servicing agreement. For a grantor trust, the document pursuant to which the depositor transfers the receivables to the trust and the servicer services those receivables for the trust is the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities that you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

         If so specified in the related prospectus supplement, a servicer may engage one or more subservicers to perform all or some of its servicing obligations pursuant to a subservicing agreement.

Sale and Assignment of Receivables

         Sale and Assignment by the Originator. If the seller is not also the originator of the receivables for a trust, the seller will have acquired those receivables from the originator (directly or indirectly), without recourse, pursuant to a purchase agreement on or prior to the related closing date. In such a case, the seller is expected to be an affiliate of the depositor. If the seller is also the originator of the related receivables, then references in this prospectus to the originator are references to that seller and, consequently, there is no transfer of the related receivables from an originator to that seller. There may be more than one originator for the receivables of a trust.

         Sale and Assignment by the Seller. On or prior to the closing date specified in the prospectus supplement for a trust, the seller specified in that prospectus supplement will sell and assign to the depositor under a receivables purchase agreement, without recourse, the seller's entire interest in the receivables, including its security interests in the related financed vehicles.

         Sale and Assignment by the Depositor. On or prior to the closing date referenced in the immediately preceding paragraph, the depositor will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the depositor's entire interest in the receivables, including its security interests in the related financed vehicles. Each of those receivables will be identified in a schedule to the related sale and servicing agreement or a pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with that sale and assignment, execute and deliver the related notes and/or certificates. Unless otherwise provided in the related prospectus supplement, the net proceeds received from the sale of the certificates and the notes of a given trust will be applied to the purchase of the related receivables from the seller and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the pre-funding account.

         Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the originator to the seller, by the seller to the depositor and by the depositor to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

         Representations and Warranties. Generally, in each purchase agreement between the originator and the seller (if the originator and the seller are not the same person) or the depositor, as applicable, pursuant to which the originator sells the receivables to the seller or the depositor, as applicable, the originator will represent and warrant to the seller or the depositor, as applicable, among other things, that --

               o the information provided in the schedule of receivables to the related sale and servicing agreement or pooling and servicing agreement is correct in all material respects;

               o the obligor on each receivable is required to maintain physical damage insurance covering the related financed vehicle in accordance with the originator's normal requirements;

               o as of the applicable closing date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

               o as of the applicable closing date or the applicable Subsequent Transfer Date, if any, each receivable is or will be secured by a first perfected security interest in favor of the originator in the related financed vehicle;

               o each receivable, at the time it was originated, complied and, as of the closing date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

               o any other representations and warranties that may be set forth in the related prospectus supplement.

         The seller may assign its rights under its purchase agreement with the originator to the depositor or may make its own representations and warranties to the depositor. If the seller is dissolved after its sale of the receivables to the depositor, the depositor will still have the benefit of the originator's representations and warranties, if any, assigned by the seller. The depositor will in turn either (i) assign to the trustee, and/or grant to the trustee, its rights under the purchase agreement between the originator and the seller and its rights under the receivables purchase agreement between the seller and the depositor or (ii) will agree to exercise on behalf of a trust its rights with respect to such representations and warranties.

         A seller that is not also the originator will only represent and warrant to the depositor that it is transferring the related receivables to the depositor free and clear of any lien or security interest created by or under the seller. The depositor will only represent and warrant to a trust that it is transferring the related receivables to the trust free of any lien or security interest created by or under the depositor.

         The related prospectus supplement may specify that certain representations and warranties will speak only as of the date of purchase from the originator and will not be updated to speak as of the date of issuance of the related securities. In any such case, investors will bear the risk of such non-updated representations and warranties being incorrect as of the date of the initial issuance of their securities.

         Originator must repurchase the receivables relating to a breach of representation or warranty. Unless otherwise specified in the related prospectus supplement, as of the last day of the second (or, if the originator elects, the first) month following the discovery by or notice to the originator of a breach of any representation or warranty of the originator that materially and adversely affects the interests of the related trust in any receivable, the depositor, unless the breach has been cured, will purchase that receivable from the trust and (i) the related seller will be obligated to simultaneously repurchase that receivable from the depositor and (ii) the related originator will be obligated to simultaneously repurchase that receivable from the seller. Unless otherwise specified in the prospectus supplement, the repurchase price will equal the "Purchase Amount", which is the amount required to pay such receivable in full. Alternatively, if so specified in the related prospectus supplement, the originator, the related seller or the depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described above, to instead substitute a comparable receivable for the receivable that they are otherwise required to repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the related prospectus supplement. The repurchase obligation (or, if applicable, the substitution alternative) will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach. The depositor's obligation to make such purchase or substitution is contingent upon the related seller's performance of its corresponding obligation to purchase such receivable from (or, if applicable, provide a substitute receivable to) the depositor, which obligation is in turn contingent upon the related originator's performance of its corresponding obligation to purchase such receivable from (or, if applicable, provide a substitute receivable to) the seller.

         Notwithstanding the preceding paragraph, instead of providing that the depositor and, in turn, the seller is obligated to repurchase a receivable because of a breach of representation or warranty, the receivables purchase agreement may provide that the depositor will not assign the representations and warranties of the originator in respect of the receivables to the trust, but will enforce the depositor's rights with respect to such representations and warranties and pay any amounts received from such exercise to the trust. Alternatively, a trustee may enforce directly the originator's representations and warranties assigned to it.

         Servicing of the receivables. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by the related trust. As described in the related prospectus supplement, a servicer may engage one or more subservicers to perform all or some of its servicing obligations. A subservicer responsible for servicing receivables may be referred to as a "receivables servicer" and a subservicer responsible for the servicer's data administration obligations may be referred to as a "data administrator." As custodian on behalf of a trust, a servicer (or a subservicer on its behalf) may maintain possession of the installment sale contracts and loan agreements and any other documents relating to those receivables or that portion of those receivables for which it has custodial responsibility. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the originator to the seller, by the seller to the depositor and by the depositor to the trust will be filed, and the depositor's, the seller's and the originator's accounting records and computer systems will be marked to reflect those sales and assignments. Because those receivables will remain in the servicer's possession, as applicable, and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of those receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the Receivables -- Security Interests in the Financed Vehicles."

Accounts

         For each trust, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a note distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of the holders of those notes, into which amounts released from the collection account and any other accounts of the trust for payment to those noteholders will be deposited and from which all distributions to those noteholders will be made. The servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

         If so provided in the related prospectus supplement, the servicer will establish for each trust an additional payahead account in the name of the related indenture trustee (or, in the case of each trust that does not issue notes, the related trustee), into which, to the extent required by the sale and servicing agreement, early payments by or on behalf of obligors with respect to precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account will initially be maintained with the applicable indenture trustee or, in the case of each trust that does not issue notes, the applicable trustee.

         Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

         For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Rating Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and that will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the trust. Net investment earnings on funds deposited in the trust accounts will be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

         The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the Rating Agencies.

Servicing Procedures

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it (or its subservicer) follows with respect to Motor Vehicle Loans that it (or its subservicer) services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

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

         Consistent with its (or its subservicer's) normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. However, no such arrangement will modify the original due dates or the number of the scheduled payments or extend the final payment date of any receivable beyond the final scheduled maturity date, as that term is defined with respect to the pool of receivables in the related prospectus supplement. Some of those arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase a receivable if, among other things, it extends the date for final payment by the obligor of that receivable beyond a date identified in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments of that receivable. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its (or its subservicer's) normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

         The servicer may from time to time perform any portion of its servicing obligations under the applicable sale and servicing agreement or pooling and servicing agreement through subservicing agreements with third party subservicers acceptable to the Rating Agencies. Each sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that, notwithstanding the use of subservicers, the servicer will remain liable for its servicing duties and obligations as if the servicer serviced the receivables directly.

Collections

         With respect to securities of each trust, unless otherwise indicated in the prospectus supplement, so long as the servicer specified in the prospectus supplement is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the receivables for which it has primary servicing responsibility received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date. However, if those conditions are not met, the servicer will be required to deposit those amounts into the related collection account not later than the second business day after receipt. Notwithstanding the foregoing, a prospectus supplement may specify different requirements for the deposit of collections by the servicer. The servicer, seller, or originator, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the collection account maintained by the servicer on or prior to the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit those funds, you might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

         Collections on a receivable made during a Collection Period that are not late fees, prepayment charges, or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to that receivable and then to the scheduled payment. To the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances and the scheduled payment on that Precomputed Receivable, the collections will be applied to prepay the Precomputed Receivable in full. If the collections are insufficient to prepay the Precomputed Receivable in full, they generally will be treated as Payaheads until such later Collection Period as those Payaheads may be transferred to the collection account and applied either to the scheduled payment or to prepay the Precomputed Receivable in full.

         If a trust has more than one servicer, one of those servicers may be responsible for aggregating all of the collections and determining the payments to be made out of those collections.

Advances

         Precomputed Receivables. If so provided in the related prospectus supplement, to the extent the collections on a Precomputed Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on that Precomputed Receivable not previously applied, if any, with respect to that Precomputed Receivable will be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make a Precomputed Advance. The servicer will be obligated to make a Precomputed Advance in respect of a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Precomputed Advances in the related collection account on or prior to the business day preceding the applicable payment date. The servicer will be entitled to recoup its Precomputed Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; alternatively, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Precomputed Advances from collections from other receivables of the applicable trust.

         Simple Interest Receivables. If so provided in the related prospectus supplement, on or before the business day prior to each applicable payment date, the servicer will deposit into the related collection account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to that amount will be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes liquidated, the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) will be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Servicing Compensation and Expenses

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage

(specified in the prospectus supplement) of the aggregate principal balance of the receivables as of the first day of that Collection Period. The servicer will be paid the servicing fee for each Collection Period, together with any portion of the servicing fee that remains unpaid from prior payment dates, on the payment date related to that Collection Period. The servicing fee will be paid out of the available funds for the related Collection Period prior to any distributions on the related payment date to securityholders.

         Unless otherwise specified in the related prospectus supplement, either the servicer will be responsible for the compensation of any subservicer engaged by it or the fee of the subservicer will be paid out of available funds for the related Collection Period prior to any distributions to the security-holders.

         With respect to any trust, the servicer may collect and retain, to the extent specified in the related prospectus supplement, (i) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related receivables serviced by it and (ii) all or a portion of the net investment income from reinvestment of collections on the receivables serviced by it. In addition, the servicer will be entitled to reimbursement from that trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

         The fees paid to the servicer are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and disposition of defaults and policing the collateral. The fees also will compensate the servicer for administering the related pool of receivables, including making Advances, accounting for collections and furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions and generating federal income tax information for the trust and for the related noteholders and certificateholders. The fees also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related pool of receivables.

Distributions

         With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of the trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of the trust will be set forth in the related prospectus supplement.

         With respect to each trust, on each payment date, collections on the related receivables will be transferred from the collection account to the note distribution account, if any, and the certificate distribution account for distribution to noteholders, if any, and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve

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

account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in that prospectus supplement, distributions in respect of principal of a class of securities of a given trust will be subordinate to distributions in respect of interest on that class, and distributions in respect of one or more classes of certificates of that trust may be subordinate to payments in respect of notes, if any, of such trust or other classes of certificates of that trust.

         Allocation of Collections on Receivables. On or prior to the business day before each payment date, the servicer will determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit and Payment Enhancement

The related prospectus supplement will specify the credit enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

     o    subordination of one or more classes of securities;

     o    a reserve account;

     o "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

     o collateralization greater than the principal amount of securities issued;

     o    letters of credit;

     o    liquidity facilities;

     o    surety bonds;

     o    guaranteed investment contracts;

     o    guaranteed rate agreements;

     o swaps or other interest rate, currency or credit protection agreements;

     o    repurchase obligations;

     o    yield supplement arrangements;

     o    demand notes or lines of credit; o cash deposits;

     o arrangements that discount the principal balance of certain receivables; or

     o other agreements with respect to third party payments or other support.

         Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust.

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

         Any form of credit or payment enhancement may be limited and may only apply to certain classes of securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due thereon and (2) decrease the likelihood that those securityholders will experience losses. The various types of credit or payment enhancement that a trust may have are listed above. The credit or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers the securities of more than one trust, securityholders of any such series will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other series.

         Reserve Account. If so provided in the related prospectus supplement, the depositor will establish for the securities of the related trust, or a class of those securities, a reserve account that will be maintained with the related trustee or indenture trustee, as applicable. The reserve account will be funded by an initial deposit by the depositor--or another person if so specified in the related prospectus supplement--on the closing date in the amount set forth in the related prospectus supplement. In addition, if the related trust series has a Funding Period, the reserve account will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor, as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

Net Deposits

         As an administrative convenience and for so long as certain conditions are satisfied (see "Collections" above), the servicer will be permitted to make the deposit of collections, aggregate Advances and payments of Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to that Collection Period. The servicer may cause to be made a single net transfer from the collection account to the related payahead account, if any, or vice versa. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

Statements to Trustees and Trusts

         Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be


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

provided to securityholders of that trust described under "Certain Information Regarding the Securities -- Reports to Securityholders."

Evidence as to Compliance

         Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer (or, in the alternative, any of its subservicers), or an attestation report as to the servicer's (or, in the alternative, any subservicer's) assessment of compliance, during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing or the subservicing, as applicable, of the applicable receivables and certain other matters.

         Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of the accountants' statement or report referred to above, by the servicer of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under that agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give each trustee and indenture trustee, if any, notice of certain servicer defaults under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

         Copies of those statements, reports and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

         Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon a determination that the servicer's performance of those duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicer's servicing obligations and duties under that sale and servicing agreement or pooling and servicing agreement.

         Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under that sale and servicing agreement or pooling and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under that sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and

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

servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

         Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under that sale and servicing agreement or pooling and servicing agreement.

Events of Servicing Termination

         "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement in respect of a servicer for a trust will consist of:

               o any failure by the servicer to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for five business days (or such other number of business days specified in the related prospectus supplement) after written notice from the trustee or indenture trustee is received by the servicer or after discovery by an officer of the servicer;

               o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in that sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 60 days after the giving of written notice of that failure
                    (A) to the servicer or the depositor, as the case may be, by the trustee or the indenture trustee or (B) to the servicer and the trustee or the indenture trustee by holders of notes or certificates of the trust, as applicable, of not less than 25% in principal amount of the outstanding notes (or, if the trust has issued notes and its notes are no longer outstanding, 25% by aggregate certificate balance or percentage interest, as applicable, of the certificates);

               o the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and

               o such other events, if any, set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

         As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than 25% of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than 25% of the certificate balance or percentage interests, as applicable) may terminate all the rights and obligations of the servicer under that sale and servicing agreement or pooling and servicing agreement. Notwithstanding the foregoing, a prospectus supplement may specify different requirements as to which securityholders may terminate the rights and obligations of a servicer. If a trust has more than one servicer, only the servicer to which the Event of Servicing Termination relates may be terminated. Upon such termination, the related indenture trustee or trustee or a successor servicer appointed by that indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the terminated servicer under that sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements.

         If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than that appointment has occurred, that receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, or is unwilling so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables and which satisfies certain other conditions specified in the sale and servicing agreement or pooling and servicing agreement, as applicable. Such indenture trustee or trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under that sale and servicing agreement or pooling and servicing agreement.

Waiver of Past Events of Servicing Termination

         The holders of not less than a majority of the Controlling Class or the class of notes specified in the prospectus supplement (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing agreement or pooling and servicing agreement. No such waiver will impair those noteholders' or certificateholders' rights with respect to subsequent defaults.

Amendment

         The parties to each of the Receivables Transfer and Servicing Agreements may amend any of those agreements, without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements, including correcting or supplementing any provision that may be inconsistent with this prospectus or your prospectus supplement, or modify the rights of those securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel to that effect or (ii) notification by

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

each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by that Rating Agency together with an officer's certificate of the servicer to that effect. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the depositor, the related trustee and any related indenture trustee with the consent of the holders of any notes of the related trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of that trust evidencing not less than a majority of the certificate balance of the certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of those Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.

Limitations on Commencement of Voluntary Bankruptcy Proceeding by Trustee

         Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders of such trust and the delivery to such trustee by each such certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

Payment of Notes

         Upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the related series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement.

Termination

         With respect to each trust, the obligations of the servicer, the seller, the originator, the depositor, the related trustee and the related indenture trustee, if any, under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders, if any, and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

         In order to avoid excessive administrative expense, the servicer or another person specified in the related prospectus supplement will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the

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cut-off date, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of that Collection Period, after giving effect to the receipt of any monies collected on the receivable. If a trust has more than one servicer, the related prospectus supplement will specify how this repurchase option may be exercised.

         If the repurchase option described in the preceding paragraph is not exercised, then if and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids in an auction format for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the applicable trustee receives satisfactory bids as described in the related prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

         As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of the trust.

         Alternatively, a prospectus supplement may provide for the purchase of a trust's notes or certificates when their outstanding principal balance reaches a specified level.

List of Certificateholders

         With respect to the certificates of any trust, three or more holders of the certificates of that trust or one or more holders of the certificates evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

Administration Agreement

         If so specified in the related prospectus supplement, a person named as administrator in the related prospectus supplement will enter into an administration agreement with each trust that issues notes and the related indenture trustee. To the extent provided in the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the related indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related to the performance of that agreement, the administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related prospectus supplement.

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           SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

General

         The transfer of the receivables to a trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. Each of the depositor, the servicer and the seller will take such action as is required to perfect the rights of the trustee in the receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the receivables for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and takes possession of the receivables, that purchaser would acquire an interest in the receivables superior to the interest of the trust.

Security Interest in the Receivables

         The Receivables will be treated by each trust as "tangible chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust's ownership interest in its receivables, the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware and any other States deemed advisable by the depositor to give notice of the trust's ownership of its receivables and their proceeds. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will be obligated to maintain the perfection of each trust's ownership interest, and any related indenture trustee's security interest, in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of that purchaser's business has priority over a security interest in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if that purchaser acts in good faith without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale.

Security Interests in the Financed Vehicles

         The receivables consist of retail installment sales contracts, retail installment loans, purchase money notes or other notes made pursuant to contracts with obligors for the purchase of automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles. As such, the receivables constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

         Unless otherwise specified in the related prospectus supplement, the seller will be obligated to have taken all actions necessary under the laws of the state in which the financed

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

vehicle is located to perfect its security interest in the financed vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on that vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related financed vehicles under the UCC. Because the seller will continue to service the receivables, the obligors on the receivables will not be notified of the sales from the seller to the depositor or from the depositor to the trust, and no action will be taken to record the transfer of the security interest from the seller to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

         Pursuant to each receivables purchase agreement, the seller will assign to the depositor its interests in the financed vehicles securing the receivables assigned by the seller to the depositor and, with respect to each trust, pursuant to the related sale and servicing agreement or pooling and servicing agreement, the depositor will assign its interests in the financed vehicles securing the related receivables to that trust. However, because of the administrative burden and expense, none of the seller, the depositor, the servicer or the related trustee will amend any certificate of title to identify either the depositor or the applicable trust as the new secured party on such certificate of title relating to a financed vehicle nor will any such entity execute and file any transfer instrument. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller's rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee nor the trustee may have a perfected security interest in the financed vehicle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed vehicles and the transfer to the trust of the depositor's security interest in the financed vehicles will be filed. In addition, the servicer or the custodian will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trustee pursuant to the sale and servicing agreement or pooling and servicing agreement, as applicable.

         In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement, as applicable, are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the financed vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the trust. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. In the receivables purchase agreement, the seller will represent and warrant to the depositor, who will in turn assign its rights under that representation and warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that all action necessary for the seller to obtain a perfected security interest in each financed vehicle has been

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taken. If there are any financed vehicles as to which the seller failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such financed vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the seller's representations and warranties under the receivables purchase agreement and the depositor's representations and warranties under the sale and servicing agreement or pooling and servicing agreement, as applicable. Accordingly, unless the breach was cured, the seller would be required to repurchase the related receivable from the trust.

         Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The originator will represent and warrant in the receivables purchase agreement, that, as of the closing date for its sale to the seller or the depositor, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustees or securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after that closing date would not give rise to the originator's repurchase obligation.

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Enforcement of Security Interests in Vehicles

         The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust's receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

         The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

         Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

         The depositor and the seller will take steps in structuring the transactions contemplated hereby so that the transfer of the receivables from the seller to the depositor constitutes a sale,

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

rather than a pledge of the receivables to secure indebtedness of the seller. However, if the seller or the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by the seller was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distribution to the securityholders.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

         The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

         Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement or the pooling and serving agreement, as applicable, and would create an obligation of the seller to repurchase such receivable unless the breach were cured.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.


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         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

         Under each receivables purchase agreement, the related originator will warrant that each receivable complies with all requirements of law in all material respects. The right to enforce that warranty will be assigned to the applicable trust or enforced by the depositor on behalf of the trust. Accordingly, if an obligor has a claim against that trust for violation of any law and that claim materially and adversely affects that trust's interest in a receivable, such violation would constitute a breach of the warranties of the originator under that receivables purchase agreement and would create an obligation of the originator to repurchase the receivable unless the breach is cured.

                  Servicemembers Civil Relief Act

         Under the Servicemembers Civil Relief Act, as amended (the "Relief Act"), a borrower who enters military service after the origination of such obligor's receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition to adjusting the rate of interest, the lender must forgive any such interest in excess of 6%. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such person is called to active duty), Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the United States-led invasion and occupation of Iraq has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor's period of active duty status and, under certain circumstances, during an additional three month period thereafter. Thus, in the event the Relief Act or similar legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from similar legislation or regulations may result in delays in payments or losses on your securities.

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Other Matters

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, special federal tax counsel to the trust ("Federal Tax Counsel"). The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, final, temporary and proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or differing interpretations. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. No ruling on any of the issues discussed below will be sought from the IRS. As a result, the IRS may disagree with all or a part of the discussion below.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors that are the subject of special treatment under the federal income tax laws. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, or persons holding notes or certificates as part of a straddle or conversion transaction. This summary relates to investors that will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Unless otherwise indicated, this summary only addresses the federal income tax consequences to holders of the securities that are U.S. Persons. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

         If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A securityholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.


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         The federal income tax consequences to holders of securities will vary depending on whether:

          (1)  the securities of a series are classified as indebtedness;

          (2) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

          (3) the trust relating to a particular series of certificates is treated as a partnership or grantor trust.

         Federal Tax Counsel will deliver an opinion with respect to each related trust that, for U.S. federal income tax purposes:

o    securities issued by such trust as notes will be treated as indebtedness;
     and

o the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

         As specified in the related prospectus supplement, (i) the trust will be structured to be classified for federal income tax purposes as a partnership, and the trust and investor, by its purchase, will agree to treat the trust as a partnership, with the certificates evidencing partnership interests, for federal income tax purposes, or (ii) the trust will be structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the trust and investor, by its purchase, will agree to treat the trust as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets, for federal income tax purposes.

         The prospectus supplement for each series of securities will specify how the securities will be treated for U.S. federal income tax purposes.

Trusts Issuing Notes and Certificates Owned by Multiple Holders

         Tax Characterization of the Trust

         A trust structured as an owner trust will typically issue one or more classes of notes, intended to be treated as debt for federal income tax purposes, and certificates, representing equity interests in the trust. The characterization of the trust for federal income tax purposes depends in part upon whether the trust is structured as a grantor trust or as a partnership, and also whether the equity interests in the trust are owned by a single holder or by multiple holders.

         If the related prospectus supplement so specifies, the trust will be structured to be classified for federal income tax purposes as a partnership, and the trust and investor, by its purchase will agree, to treat the trust as a partnership, with the certificates evidencing partnership interests, for federal income tax purposes. In such case, Federal Tax Counsel will render an opinion that the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with and on counsel's


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conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. It is also assumed that the owner or owners of certificates issued by the trust will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the trust is, for federal income tax purposes, treated as a partnership.

         Alternatively, if the related prospectus supplement so specifies, the trust will be structured to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and the trust and investor, by its purchase, will agree to treat the trust as a grantor trust, with the certificateholders as owners of pro rata undivided interests in the trust's assets, for federal income tax purposes. In such case, Federal Tax Counsel will render an opinion that the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with and that the certificateholders and the trust will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the trust is, for federal income tax purposes, treated as a grantor trust.

         If a trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, and may possibly be reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust.

         Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree, by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will render an opinion that the notes will be treated as debt for U.S. federal income tax purposes at the time those notes are issued.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust or interests in the trust's assets. If so treated, the trust might be treated as grantor trust or as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). It is more likely, in the view of Federal Tax Counsel, that the trust would be treated as a publicly traded partnership that would not be taxable as a corporation than a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership or as interests in a grantor trust could have adverse tax consequences to certain holders. For example, if the notes were treated as partnership interests, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. income tax and U.S. income tax return filing and withholding requirements, and individual holders might be


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subject to certain limitations on their ability to deduct their share of trust expenses. The discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to such notes will be provided in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered issued with greater than de minimis OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's ordinary method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note.

         A purchaser that buys a note in the secondary market for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code. Generally, if an investor acquires a note in a secondary market transaction for a purchase price which is less than the adjusted issue price of such note, the investor must include in income the accrued portion of the difference, or the market discount, when an investor sells or otherwise disposes of the note, provided that the market discount exceeds a specified de minimis amount. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income. The amount of market discount which accrues annually is calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using a constant yield method. An investor may elect to include market discount in income currently as it accrues rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of. This election would apply to all of the investor's debt investments acquired with market discount in or after the taxable year in which the notes are acquired and not just to the notes issued by the trust. An investor is generally required to defer deductions for interest paid by the investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder that elects to include market discount in gross income as it accrues is exempt from this rule.

         Generally, if an investor purchases a note for a price that exceeds the principal amount, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue (using a constant yield method over the remaining term to maturity of the note) a portion of the premium each year as a deduction to offset interest income on the corresponding note.

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

The deduction cannot be used as a deduction to the extent it exceeds taxable note interest. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes issued by the trust.

         The holder of a note may elect to include in gross income all interest that accrues on a note (including qualified stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest) using the constant-yield method. This election, if made, may not be revoked without the consent of the IRS.

         A holder of a note that has a fixed maturity date of not more than one year from its issue date (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of any bond premium previously amortized and principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note generally will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

         Foreign Persons. A Foreign Person holding a note on its own behalf (a "Foreign Investor") that is an individual or a corporation generally will be exempt from federal income taxes and withholding on payments of principal, premium, interest or OID on a note, unless such Foreign
Investor is a direct or indirect 10% or greater shareholder of the depositor, a controlled foreign corporation related to the depositor or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation (or other document) that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Person and (iii) provides the beneficial owner's name and address. Certain securities clearing organizations and other entities that are not beneficial owners may be able to provide the signed statement to the Withholding Agent instead of the beneficial owner. However, in such case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN (or a substitute form). Generally, an IRS Form W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new IRS Form W-8BEN.

         A Foreign Investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

         Any gain realized on the sale, redemption, retirement, or other taxable disposition of a note by a Foreign Investor will be exempt from federal income and withholding tax so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor; and (ii) in the case of a Foreign Investor that is an individual, the Foreign Investor is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a Foreign Investor is effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, such noteholder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "dividend equivalent amount" within the meaning of the Code for the year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or Foreign Person that provides certification as to its status as a Foreign Person) will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Grantor Trust. If the prospectus supplement so specifies, then the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a grantor trust for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the certificateholders as owners of an undivided interest in the trust's assets, and the notes being debt of the related trust. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to the transactions contemplated in this prospectus.

         If the trust will be treated as a grantor trust, the tax consequences to the trust and to the certificateholders that will be treated as owners of undivided interests in the trust's assets are described below under the heading "Grantor Trusts."

         Treatment of the Trust as a Partnership. If the prospectus supplement specifies that the certificates will be treated as partnership interests in the trust, then the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller in its capacity as recipient of distributions from any reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller is not clear because there is no authority on transactions closely comparable to the transactions contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that principal and interest are distributed on the certificates, that a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. If these conditions are not satisfied with respect to any given series of certificates, additional federal income tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust's deductions will consist primarily of interest

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

accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (in this case, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

         (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass-through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

         (ii) any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (iii) any prepayment premiums payable to the certificateholders for such month; and

         (iv) any other amounts of income payable to the certificateholders for such month.

         Such allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See "Allocations Between Transferors and Transferees" below.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual certificateholder's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. Unless otherwise indicated in the applicable prospectus supplement, the applicable seller will represent that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted tax basis in the certificates immediately before the distribution.

         Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed the assets of the trust to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The trust's taxable year would also terminate as a result of a constructive termination and, if the certificateholder was on a different taxable year than the trust, the termination could result in the bunching of more than twelve months of the trust's income or loss in the certificateholder's income tax return for the year in which the trust was deemed to terminate.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's adjusted tax basis in the certificates sold. A certificateholder's adjusted tax basis in a certificate will generally equal the holder's cost for the certificate increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the adjusted tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate adjusted tax basis to the certificates sold (rather than maintaining a separate adjusted tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

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


         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the U.S. for purposes of federal withholding taxes with respect to Foreign Persons holding certificates ("Foreign Certificateholders") because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the U.S. for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Certificateholders that are taxable as corporations and 38.6% for all other Foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each Foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each Foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships may be subject to increased certification requirements. A Foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Foreign Certificateholders will be subject to U.S. federal income tax and withholding tax at the applicable rate, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Certificateholder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Trusts Issuing Notes and in Which all Certificates are Retained by the Seller or an Affiliate of the Seller

         Tax Characterization of the Trust

         Federal Tax Counsel will render an opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller or an affiliate thereof will not be characterized as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that any notes issued by the trust will be debt.

         Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat any notes as debt for federal income tax purposes. Assuming such characterization of the notes is correct, the federal income tax consequences to noteholders described above under the heading "Trusts Issuing Certificates Owned by Multiple Holders -- Tax Consequences to Holders of the Notes" would apply to the noteholders.

         Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust or undivided ownership interests in the trust's assets. If so treated, the trust might be treated as a grantor trust or a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). It is more likely, in the view of Federal Tax Counsel, that the trust would be treated as a publicly traded partnership that would not be taxable as a corporation than a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests.

Nonetheless, treatment of notes as equity interests in such a partnership or grantor trust could have adverse tax consequences to certain holders of such notes. For example, if the notes were treated as partnership interests, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In the event one or more classes of notes were treated as interests in a partnership or grantor trust, the consequences governing the certificates as equity interests in a partnership described above under "Trusts Issuing Certificates Owned by Multiple Holders -- Tax Consequences to Holders of the Certificates" would apply to the holders of such notes.

Trusts Issuing Certificates and No Notes

         Tax Characterization of the Trust as a Grantor Trust

         If the prospectus supplement so specifies, the depositor will have structured the trust to be classified for federal income tax purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code, and Federal Tax Counsel will deliver an opinion that, assuming compliance with the agreements and with applicable law, that for federal income tax purposes, the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation, and the certificates will be treated as representing ownership interests in the related trust's assets. The certificates issued by a trust that is treated as a grantor trust are referred to in this section as "Grantor Trust Certificates" and the owners of Grantor Trust Certificates are referred to as "Grantor Trust Certificateholders".

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, Grantor Trust Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "stripped bond" rules of the Code discussed below.

         Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under the Section 1286 Treasury Regulations, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount on Stripped Bonds". The OID on a Grantor Trust Certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than "qualified stated interest", if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

         Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to OID (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those receivables treated as stripped bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

         With respect to stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder's undivided interest over such holder's adjusted tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278 of the Code.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder that acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The tax basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under
Section 171 of the Code. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations -- the Amortizable Bond Premium Regulations -- dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the Grantor Trust Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium". The election to accrue interest, discount and premium based on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Disposition of Grantor Trust Certificates. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted tax basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 of the Code and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c) (1) of the Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Foreign Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued on or before July 18, 1984, interest or OID paid by the Withholding Agent to (i) an owner that is not a U.S. Person or
(ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalty of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to receivables with respect to which the obligor is not a natural person.

         Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person that was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified federal taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                        CERTAIN STATE TAX CONSEQUENCES

         The activities of servicing and collecting the receivables will be undertaken by the servicer. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of notes and certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

                                     * * *

         The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's or certificateholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.


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


                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other benefit plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws that impose similar requirements. We refer to these plans subject to ERISA, Section 4975, or any Similar Law as "Plans". A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example:

          o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

          o PTCE 95-60, which exempts certain transactions involving insurance company general accounts;

          o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

          o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; or

          o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include Plan assets.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.

         Pursuant to DOL's Plan Assets Regulation, in general, when a Plan acquires an equity interest in an entity such as the trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by Benefit Plan Investors is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For this purpose, the Plan Assets Regulation specifically identifies beneficial interests in a trust as equity interests. While the Department of Labor has provided little guidance with respect to whether an instrument is treated as indebtedness under applicable local law or has substantial equity features, the preamble to the proposed Plan Assets Regulation indicated that, while the question whether a plan's interest is an equity interest is an inherently factual one, an instrument will not fail to be a debt instrument merely because it has certain equity features, such as additional variable interest and conversion rights, that are incidental to the primary fixed obligation.

         A "publicly-offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other, and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year in which the offering occurred. Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% percent or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors. In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded. "Benefit Plan Investors" include Plans, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a Plan's investment in the entity. The likely treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if 25% or more of any class of certificates are acquired by Benefit Plan Investors. In such event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust.

         If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer or the master servicer, as the case may be, and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA in the case of a fiduciary, and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code in the case of any parties in interest, with respect to transactions involving the issuer's assets. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed above. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

         As a result, except in the case of certificates with respect to which the Exemption is available (as described below) and certificates which are "publicly-offered securities" or in which there will be no significant investment by Benefit Plan Investors, certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives:

          o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

          o an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under the prohibited transaction provisions of ERISA or the Code or any similar federal, state or local law, or subject any trustee or the seller to any obligation in addition to those undertaken in the trust agreement or the pooling and servicing agreement, as applicable.

         Transfers of certificates which would be eligible for coverage under the Exemption described below if they satisfied the rating requirements of the Exemption may also be registered if the transferee is an "insurance company general account" that represents that its acquisition and holding of the certificates are eligible for exemption under Parts I and III of PTCE 95-60.

         Unless otherwise specified in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and satisfies the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or a similar exemption (or, in the case of a Plan subject to a Similar Law, will not result in a violation of Similar Law). Moreover,, the notes may not be purchased with the assets of a Plan if the depositor, the seller, the servicer, an underwriter, the indenture trustee, the owner trustee or any of their affiliates

          o has investment or administrative discretion with respect to those Plan assets;

          o has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that such advice

               - will serve as a primary basis for investment decisions with respect to those Plan assets and

               - will be based on the particular investment needs for that Plan; or

          o unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 applies, is an employer maintaining or contributing to that Plan.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

         A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates Issued by Trusts

         The DOL has granted to Bear, Stearns & Co. Inc. an Exemption from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment loans such as the receivables. The Exemption will apply to the acquisition, holding and resale of the certificates by a Plan, provided that certain conditions (some of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

          (1) The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings;

          (3) The trustee is not an affiliate of any other member of the Restricted Group (other than an underwriter);

          (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the applicable agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding account meets certain requirements.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain an interest rate swap, provided the swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

         The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements,

          (i) in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of each class of certificates in which plans invest and at least 50% of the interests in the issuer in the aggregate are acquired by persons independent of the Restricted Group,

          (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust,

          (iii) the Plan's investment in certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition, and

          (iv) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.



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


         This relief is not available to Plans sponsored by any member of the Restricted Group with respect to the related series.

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended), the effect of the Plan Assets Regulation and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

         The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under Section 401(c), the DOL issued general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Generally, the general account regulations do not exempt the assets of insurance company general accounts attributable to policies issued after December 31, 1998 from treatment as "plan assets." The general account regulations should not, however, adversely affect the applicability of PTCE 95-60. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.

                             PLAN OF DISTRIBUTION

         The depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the trust specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

         Each prospectus supplement will either --

               o set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or


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


               o specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

         After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

         The depositor will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or from the seller.

         Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

         To the extent set forth in the related prospectus supplement, securities of a trust may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

         The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.


                                LEGAL OPINIONS

         Certain legal matters relating to the securities of any trust will be passed upon for the trust and the depositor by Sidley Austin Brown & Wood LLP, New York, New York, and for the underwriter of such securities by Sidley Austin Brown & Wood LLP. Material federal income tax matters will be passed upon for each trust by Sidley Austin Brown & Wood LLP.



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




                     GLOSSARY OF TERMS FOR THE PROSPECTUS

         Set forth below is a list of the defined terms used in this prospectus, which are also used in the prospectus supplement.

         "acquirer" has the meaning given in the definition of "originator".

         "Advances" means a Precomputed Advance or a Simple Interest Advance.

         "administrator" means the person named administrator in the related prospectus supplement, in such person's capacity as administrator of the trust under an administration agreement.

         "Amortizable Bond Premium Regulations" means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

         "Benefit Plan Investor" means any:


               o "employee benefit plans" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, including without limitation governmental plans, foreign pension plans and church plans;

               o "plans" described in Section 4975(e) (1) of the Code, including individual retirement accounts and Keogh plans; and

               o entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation insurance company general accounts.

         "Book-Entry Securities" means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

         "certificate balance" means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

         "Clearstream" means Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg.

         "closing date" means that date specified as such in the prospectus supplement on which the trust issues its securities.

         "Code" means the Internal Revenue Code of 1986, as amended.


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


         "Collection Period" means with respect to securities of each trust, unless otherwise specified in the prospectus supplement, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

         "Controlling Class" means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

         "cut-off date" means the date specified as such in the applicable prospectus supplement.

         "daily portion" is computed as specified under "Material Federal Income Tax Consequences--Grantor Trusts--Original Issue Discount on Stripped Bonds."

         "defaulted receivable" means a receivable upon which there is deemed to have been a default in payment by the related obligor, as determined according to criteria established by the related servicer.

         "Definitive Certificates" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

         "Definitive Notes" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

         "Definitive Securities" means collectively, the Definitive Notes and the Definitive Certificates.

         "DOL" means the United States Department of Labor.

         "DTC" means The Depository Trust Company and any successor depository selected by the trust.

         "Eligible Deposit Account" means either --

               o    a segregated account with an Eligible Institution; or

               o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" means--

               o the corporate trust department of the indenture trustee or the related trustee, as applicable; or

               o a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "Events of Default" under the related indenture will consist of the events specified under "The Indenture" in this prospectus.

         "Events of Servicing Termination" under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination" in this prospectus.

         "Exemption" means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under "Employee Benefit Plan Considerations".

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Federal Tax Counsel" means Sidley Austin Brown & Wood LLP.

         "Foreign Person" means any entity or individual other than a U.S.
Person.

         "Funding Period" the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

         "Grantor Trust Certificateholders" means owners of certificates issued by a trust that is treated as a grantor trust for federal income tax purposes.

         "Grantor Trust Certificates" means certificates issued by a trust that is treated as a grantor trust for federal income tax purposes.

         "indenture" means the indenture by and between the trust, as issuer of the notes, and the indenture trustee, identified in the prospectus supplement.

         "interest period" means, with respect to any payment date, the related interest accrual period for securities that bear interest at a variable or adjustable rate per annum.

         "IO" means interest-only.

         "IRS" means the Internal Revenue Service.

         "Liquidation Proceeds" means all proceeds of the liquidation of a defaulted receivable, net of expenses incurred by the related servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such liquidated receivable.

         "Motor Vehicle Loans" means retail installment sales contracts, retail installment loans, purchase money notes or other notes secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles.

         "Obligations" means, with respect to the Exemption, mortgage loans or other secured receivables.

         "OID" means original issue discount.

         "OID regulations" means those Treasury regulations relating to OID.

         "originator" means, with respect to any trust, the originator specified in the related prospectus supplement, as originator of the related receivables. As used in this prospectus or a prospectus supplement, an originator includes an entity that acquires a retail installment sale contract and the related receivable from the dealer and an entity that contracts with the obligor directly in making a purchase money loan. An originator that acquires a retail installment sale contract and related receivable from a dealer may also be referred to as an acquirer. A seller in respect of receivables may, but need not, be the originator of those receivables.

         "Payaheads" means early payments by or on behalf of obligors on Precomputed Receivables that do not constitute scheduled payments, full prepayments, or certain partial prepayments that result in a reduction of the obligor's periodic payment below the scheduled payment as of the applicable cut-off date.

         "payment date" means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

         "Permitted Investments" means:

               o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

               o demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

               o commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

               o investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

               o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

               o any other investment acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

         "Plan Assets Regulation" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

         "pooling and servicing agreement" means the pooling and servicing agreement among the depositor, the seller identified in the prospectus supplement, the servicer identified in the prospectus supplement, and the trustee identified in the prospectus supplement.

         "Precomputed Advance" means an advance on a Precomputed Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

         "Precomputed Receivable" means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

         "Pre-Funded Amount" means the amount on deposit in the pre-funding account on the applicable closing date.

         "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

         "Purchase Amount" means, unless otherwise specified in the prospectus supplement, a price at which the originator, the seller, the depositor or the servicer must purchase a receivable from a trust, equal to the amount required to pay such receivable in full.

         "Rating Agency" means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

         "receivables purchase agreement" means the receivables purchase agreement by and between the seller identified in the prospectus supplement and the depositor, as purchaser.

         "Receivables Transfer and Servicing Agreements" means, collectively,
(i) each receivables purchase agreement under which the depositor will purchase the receivables from the seller, each sale and servicing agreement under which the trust will purchase receivables from the depositor and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the administrator will undertake certain administrative duties or, (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

         "Record Date" means the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

         "Restricted Group" means, with respect to the Exemption, the originator, the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, any provider of credit support to the trust, any counterparty to an eligible swap agreement in the trust, and any affiliate of such parties.

         "sale and servicing agreement" means the sale and servicing agreement by and among the seller identified in the prospectus supplement, the depositor, the servicer identified in the prospectus supplement and the related trust.

         "SEC" means the Securities and Exchange Commission.

          "Section 1286 Treasury Regulations" means Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

         "seller" means, with respect to any trust, the seller specified in the related prospectus supplement, as seller of the related receivables to the depositor. A seller may, but need not, be the originator of the related receivables.

         "Senior Certificates" means the nonsubordinated certificates issued by a trust.

         "servicer" means, with respect to any trust, the servicer specified in the related prospectus supplement, acting in its capacity as servicer of the related receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

         "Similar Law" means a federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

         "Simple Interest Advance" means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

         "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under a Precomputed Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         "Short-Term Note" means a note that has a fixed maturity date of not more than one year from the issue date of such note.

         "Subsequent Receivables" means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

         "Subsequent Transfer Date" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

         "trustee" means the trustee of the trust identified in the related prospectus supplement.

         "trust agreement" means the trust agreement by and between the trustee and the depositor, as depositor, identified in the related prospectus supplement.

         "UCC" means the Uniform Commercial Code as in effect in any relevant jurisdiction.

         "U.S. Person" means an individual or entity that for federal income tax purposes is (i) a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, and (4) certain trusts.

         "Withholding Agent" means the last U.S. payor, qualified intermediary, U.S. branch of a foreign person or withholding foreign partnership in the chain of payment prior to payment to a Foreign Person which itself is not a Withholding Agent.

                                                                       ANNEX I


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the

Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     1. borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.


Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption of non-U.S. Persons (Form W-8BEN). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Person with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form W-8BEN is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the beneficial owner of Notes or such owner's agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or Form W-8ECI filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or certain estates or trusts.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

         Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

 SEC registration fee..........................   $117.70
 Legal fees and expenses.......................   To be completed by amendment
 Accounting fees and expenses..................   To be completed by amendment
 Blue sky fees and expenses....................   To be completed by amendment
 Rating agency fees............................   To be completed by amendment
 Trustee's fees and expenses...................   To be completed by amendment
 Indenture Trustee's fees and expenses.........   To be completed by amendment
 Printing......................................   To be completed by amendment
 Miscellaneous.................................   To be completed by amendment
 Total.........................................   To be completed by amendment

         * All amounts are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of Securities registered hereby.

Item 15.  Indemnification of Directors and Officers.

         Bear Stearns Asset Backed Funding II Inc. (the "Registrant") has undertaken in its articles of incorporation and by-laws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities.

Item 16.  Exhibits.

       1.1  Form of Underwriting Agreement for Owner Trusts*
       1.2  Form of Underwriting Agreement for Grantor Trusts*
       3.1  Certificate of Incorporation of the Registrant*
       3.2  Bylaws of the Registrant*
       4.1 Form of Amended and Restated Trust Agreement (including form of Certificates)*
       4.2  Form of Pooling and Servicing Agreement
            (including form of Certificates)*
       4.3  Form of Indenture (including forms of Notes)*
       5.1  Opinion of Sidley Austin Brown & Wood LLP with respect to legality*
       5.2  Opinion of Richards, Layton & Finger, P.A. with respect to legality*
       8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to certain tax matters*
      10.1  Form of Administration Agreement*
      10.2  Form of Receivables Purchase Agreement*
      10.3  Form of Receivables Servicing Agreement*
      10.4  Form of Sale and Servicing Agreement*
      10.5  Form of Receivables Purchase Agreement*
      23.1  Consent of Sidley Austin Brown & Wood LLP (included in Exhibits
            5.1 and 8.1)*
      23.2  Consent of Richards, Layton & Finger, P.A. (included in
            Exhibit 5.2)*
      24.1  Power of Attorney (included on Page II-4 of original filing)
      25.1  Form of T-1 Statement of Eligibility under the Trust
            Indenture Act of 1939 of JPMorgan Chase Bank, National Association*
---------
* To be filed by amendment.

Item 17. Undertakings.

(a)      As to Rule 415:

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      As to documents subsequently filed that are incorporated by reference:

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      As to indemnification:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)      As to qualification of trust indentures:

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f) As to incorporation by reference of subsequent Securities Exchange Act of 1934 documents by third parties:

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)      As to the provision of certain information through an Internet Website:

         The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe
(i) that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on August 5, 2005.

                            Bear Stearns Asset Backed Funding II Inc.

                            By:       /s/ Brant Brooks
                                -------------------------------------
                                Name:         Brant Brooks
                                Title:        Senior Vice President



         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brant Brooks, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



             Signature                                      Title                                Date
             ---------                                      -----                                ----

    /s/ Patricia A. Jehle             President and Director                             August 5, 2005
    --------------------              (Principal Executive Officer)
      Patricia A. Jehle


    /s/ Thomas F. Marano              Executive Vice President and Director              August 5, 2005
    --------------------

      Thomas F. Marano
    --------------------

    /s/ Jeffrey M. Farber             Secretary and Controller                           August 5, 2005
    --------------------              (Principal Financial Officer and Principal
      Jeffrey M. Farber               Accounting Officer)



                                 EXHIBIT INDEX



  1.1  Form of Underwriting Agreement for Owner Trusts*
  1.2  Form of Underwriting Agreement for Grantor Trusts*
  3.1  Certificate of Incorporation of the Registrant*
  3.2  Bylaws of the Registrant*
  4.1 Form of Amended and Restated Trust Agreement (including form of Certificates)*
  4.2  Form of Pooling and Servicing Agreement (including form of Certificates)*
  4.3  Form of Indenture (including forms of Notes)*
  5.1  Opinion of Sidley Austin Brown & Wood LLP with respect to legality*
  5.2  Opinion of Richards, Layton & Finger, P.A. with respect to legality*
  8.1  Opinion of Sidley Austin Brown & Wood LLP with respect to certain tax matters*
 10.1  Form of Administration Agreement*
 10.2  Form of Receivables Purchase Agreement*
 10.3  Form of Receivables Servicing Agreement*
 10.4  Form of Sale and Servicing Agreement*
 10.5  Form of Receivables Purchase Agreement*
 23.1  Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1 and 8.1)*
 23.2  Consent of Richards, Layton & Finger, P.A. (included in
       Exhibit 5.2)*
 24.1  Power of Attorney (included on Page II-4 of original
       filing)
 25.1  Form of T-1 Statement of Eligibility under the Trust
       Indenture Act of 1939 of JPMorgan Chase Bank, National Association*
---------
* To be filed by amendment.